Exhibit 10.1

Published Deal CUSIP: 20678UAA0
Published First Out Revolving Credit Facility CUSIP: 20678UAB8
Published Second Out Extended Revolving Credit Facility CUSIP: 20678UAC6
Published Second Out Non-Extended Revolving Credit Facility CUSIP: 20678UAD4
Published PLOC Credit Commitments CUSIP: 20678UAE2

CREDIT AGREEMENT

Dated as of October 23, 2026,

among

CONDUENT GOVERNMENT HOLDINGS I, LLC,
as Holdings,

CONDUENT GOVERNMENT HOLDINGS II, LLC,
as the Borrower,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent and an L/C Issuer,

and

THE LENDERS, AND L/C ISSUERS, PARTY HERETO FROM TIME TO TIME,

TABLE OF CONTENTS
Page
ARTICLE 1
Definitions and Accounting Terms
Section 1.01.    Defined Terms    1
Section 1.02.    Other Interpretive Provisions    61
Section 1.03.    Accounting Terms    62
Section 1.04.    Rounding    62
Section 1.05.    References to Agreements, Laws, Etc    62
Section 1.06.    Times of Day    63
Section 1.07.    Timing of Payment or Performance    63
Section 1.08.    [Reserved]    63
Section 1.09.    Additional Approved Currencies    63
Section 1.10.    Interest Rates    63
ARTICLE 2
The Commitments and Credit Extensions
Section 2.01.    The Loans    64
Section 2.02.    Borrowings, Conversions and Continuations of Loans    65
Section 2.03.    Letters of Credit    67
Section 2.04.    [Reserved]    75
Section 2.05.    Prepayments    75
Section 2.06.    Termination or Reduction of Commitments    80
Section 2.07.    Repayment of Loans    81
Section 2.08.    Interest    81
Section 2.09.    Fees    82
Section 2.10.    Computation of Interest and Fees    83
Section 2.11.    Evidence of Indebtedness    83
Section 2.12.    Payments Generally    84
Section 2.13.    Sharing of Payments    85
Section 2.14.    Incremental Credit Extensions    86
Section 2.15.    [Reserved]    89
Section 2.16.    [Reserved]    89
Section 2.17.    Defaulting Lenders    89
Section 2.18.    Intercompany Credit Agreement    90
Section 2.19.    Intended Tax Treatment    91
ARTICLE 3
Taxes, Increased Costs Protection and Illegality
Section 3.01.    Taxes    91
Section 3.02.    Illegality    94
Section 3.03.    Inability to Determine Rates    94
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Section 3.04.    Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans    97
Section 3.05.    Funding Losses    98
Section 3.06.    Matters Applicable to All Requests for Compensation    99
Section 3.07.    Replacement of Lenders under Certain Circumstances    99
Section 3.08.    Survival    101
ARTICLE 4
Conditions Precedent to Credit Extensions
Section 4.01.    Conditions to Initial Credit Extension    101
Section 4.02.    Conditions to All Credit Extensions    104
ARTICLE 5
Representations and Warranties
Section 5.01.    Existence, Qualification and Power; Compliance with Laws    105
Section 5.02.    Authorization; No Contravention    105
Section 5.03.    Governmental Authorization; Other Consents    105
Section 5.04.    Execution, Delivery and Enforceability    105
Section 5.05.    Financial Statements; No Material Adverse Effect    105
Section 5.06.    Litigation    106
Section 5.07.    Ownership of Property; Liens; Real Property    106
Section 5.08.    Environmental Matters    106
Section 5.09.    Taxes    107
Section 5.10.    ERISA Compliance    107
Section 5.11.    Subsidiaries; Equity Interests    108
Section 5.12.    Margin Regulations; Investment Company Act    108
Section 5.13.    Disclosure    108
Section 5.14.    Labor Matters    108
Section 5.15.    Intellectual Property; Licenses, Etc    108
Section 5.16.    Solvency    109
Section 5.17.    Subordination of Junior Financing    109
Section 5.18.    OFAC; USA PATRIOT Act; FCPA    109
Section 5.19.    Security Documents    109
Section 5.20.    Use of Proceeds    110
Section 5.21.    Insurance    110
Section 5.22.    Outbound Investment Rules    110
ARTICLE 6
Affirmative Covenants
Section 6.01.    Financial Statements    111
Section 6.02.    Certificates; Other Information    113
Section 6.03.    Notices    114
Section 6.04.    Payment of Taxes    115
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Page
Section 6.05.    Preservation of Existence, Etc    115
Section 6.06.    Maintenance of Properties    115
Section 6.07.    Maintenance of Insurance    115
Section 6.08.    Compliance with Laws    116
Section 6.09.    Books and Records    116
Section 6.10.    Inspection Rights    116
Section 6.11.    Additional Collateral; Additional Guarantors    117
Section 6.12.    Compliance with Environmental Laws    118
Section 6.13.    Further Assurances    118
Section 6.14.    Newco Cash Sweep    119
Section 6.15.    Maintenance of Ratings    119
Section 6.16.    Post-Closing Covenants.    119
Section 6.17.    Perfection Certificate    119
Section 6.18.    Use of Proceeds    119
Section 6.19.    Newco Account and Control Agreements    119
Section 6.20.    Compliance with OFAC; USA PATRIOT Act; FCPA, etc    120
Section 6.21.    Monthly Lender Calls    121
Section 6.22.    Available Factoring Condition    121
Section 6.23.    Government Contracts    121
ARTICLE 7
Negative Covenants
Section 7.01.    Liens    121
Section 7.02.    Investments    126
Section 7.03.    Indebtedness    130
Section 7.04.    Fundamental Changes    133
Section 7.05.    Dispositions    135
Section 7.06.    Restricted Payments    137
Section 7.07.    Transactions with Affiliates    141
Section 7.08.    Burdensome Agreements    142
Section 7.09.    Financial Covenants    143
Section 7.10.    Prepayments, Etc. of Indebtedness    143
Section 7.11.    Holdings Covenant    143
Section 7.12.    Outbound Investment Rules    144
Section 7.13.    [Reserved]    144
Section 7.14.    Material Agreement Amendments.    144
Section 7.15.    Liability Management Transactions    145
Section 7.16.    Change in Nature of Business    145
Section 7.17.    Accounting Changes    145
Section 7.18.    Cash Management    145
ARTICLE 8
Events of Default and Remedies
Section 8.01.    Events of Default    146
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Page
Section 8.02.    Remedies Upon Event of Default    148
Section 8.03.    Exclusion of Immaterial Subsidiaries    149
Section 8.04.    Application of Funds; Intercreditor Provisions    149
Section 8.05.    Right to Cure    157
ARTICLE 9
Administrative Agent and Other Agents
Section 9.01.    Appointment and Authorization of Agents    158
Section 9.02.    Delegation of Duties    159
Section 9.03.    Liability of Agents    160
Section 9.04.    Reliance by Agents    160
Section 9.05.    Notice of Default    160
Section 9.06.    Credit Decision; Disclosure of Information by Agents    161
Section 9.07.    Indemnification of Agents.    161
Section 9.08.    Agents in Their Individual Capacities    162
Section 9.09.    Successor Agents    162
Section 9.10.    Administrative Agent May File Proofs of Claim; Credit Bidding    163
Section 9.11.    Collateral and Guaranty Matters    164
Section 9.12.    Other Agents; Arrangers and Managers    166
Section 9.13.    Withholding Tax Indemnity    166
Section 9.14.    Appointment of Supplemental Agents    166
Section 9.15.    Certain ERISA Matters    167
Section 9.16.    Recovery of Erroneous Payments    168
ARTICLE 10
Miscellaneous
Section 10.01.    Amendments, Etc    168
Section 10.02.    Notices and Other Communications; Facsimile Copies    172
Section 10.03.    No Waiver; Cumulative Remedies    173
Section 10.04.    Attorney Costs and Expenses    173
Section 10.05.    Indemnification by the Borrower    174
Section 10.06.    Payments Set Aside    175
Section 10.07.    Successors and Assigns    175
Section 10.08.    Confidentiality    180
Section 10.09.    Setoff    181
Section 10.10.    Interest Rate Limitation    181
Section 10.11.    Counterparts    181
Section 10.12.    Integration; Termination    182
Section 10.13.    Survival of Representations and Warranties    182
Section 10.14.    Severability    182
Section 10.15.    GOVERNING LAW    182
Section 10.16.    WAIVER OF RIGHT TO TRIAL BY JURY    183
Section 10.17.    Binding Effect    183
Section 10.18.    USA PATRIOT Act    183
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Page
Section 10.19.    No Advisory or Fiduciary Responsibility    183
Section 10.20.    Electronic Execution    184
Section 10.21.    [Reserved]    185
Section 10.22.    Judgment Currency    185
Section 10.23.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    185
Section 10.24.    Cashless Rollovers    186
Section 10.25.    Acknowledgement Regarding Any Supported QFCs    186
ARTICLE 11
Guaranty
Section 11.01.    The Guaranty    187
Section 11.02.    Obligations Unconditional    187
Section 11.03.    Reinstatement    188
Section 11.04.    Subrogation; Subordination    188
Section 11.05.    Remedies    188
Section 11.06.    Instrument for the Payment of Money    188
Section 11.07.    Continuing Guaranty    188
Section 11.08.    General Limitation on Guarantee Obligations    189
Section 11.09.    Information    189
Section 11.10.    Release of Guarantors    189
Section 11.11.    Right of Contribution    189
Section 11.12.    Cross-Guaranty    189
Section 11.13.    Cashless Roll    190

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SCHEDULES
1.01A    Commitments
1.01B    Secured Bilateral Letter of Credit Facilities
1.01C    Excluded Subsidiaries
1.01D    Existing Letters of Credit
1.01E    [Reserved]
1.01F    [Reserved]
1.01G    Newco Consolidated EBITDA
5.05    Certain Liabilities
5.06    Litigation
5.09    Taxes
5.11    Subsidiaries and Other Equity Investments
6.16    Post-Closing Covenant
7.01(b)    Existing Liens
7.02(f)    Existing Investments
7.03(b)    Existing Indebtedness
7.07    Transactions with Affiliates
7.08    Certain Contractual Obligations
10.02    Administrative Agent’s Office
10.02(a)    Notice Information
EXHIBITS
Form of
A    Committed Loan Notice
B    Letter of Credit Issuance Request
C    Notice
D-1    [Reserved]
D-2    [Reserved]
D-3    Revolving Credit Note
D-4    [Reserved]
E-1    Compliance Certificate
E-2    Solvency Certificate
F    Assignment and Assumption
G    Security Agreement
H    Perfection Certificate
I    Global Newco Intercompany Note
J    Junior Lien Intercreditor Agreement
K    Administrative Questionnaire
L    [Reserved]
M    United States Tax Compliance Certificate

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

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CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of October 23, 2026 among Conduent Government Holdings II, LLC, a Delaware limited liability company (the “Borrower”), Conduent Government Holdings I, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors (such term and any other capitalized terms used but not defined in this introductory paragraph and the Preliminary Statements below are defined in Section 1.01 below) party hereto from time to time, Bank of America, N.A., as Administrative Agent, Collateral Agent and an L/C Issuer, and each of the entities from time to time party hereto as Lenders.
PRELIMINARY STATEMENTS
On the Closing Date, the Borrower requested that the applicable Lenders extend credit to the Borrower in the form of (i) the First Out Revolving Credit Facility in an initial aggregate principal amount of $75,000,000, (ii) the Second Out Extended Revolving Credit Facility in an aggregate principal amount of $186,666,666.68, (iii) the Second Out Non-Extended Revolving Credit Facility in an aggregate principal amount of $170,000,000 and (iv) the PLOC Credit Commitments in an aggregate principal amount of $15,000,000.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE 1
Definitions and Accounting Terms
Section 1.01.    Defined Terms. As used in this Agreement (including in the Preliminary Statements hereto), the following terms shall have the meanings set forth below:
“Accounting Change” means any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
“Additional Lender” has the meaning set forth in Section 2.14(c).
“Adjusted EBITDA” means, with respect to any specified Person for any period, the EBITDA of such Person; provided that, to the extent included therein any non-recurring or unusual charges, expenses, gains or losses shall be added back to the extent deducted (and not added back) in determining EBITDA for such period; provided, further, that the aggregate amount added-back pursuant to this proviso for any period of four fiscal quarters shall not exceed 25% of Adjusted EBITDA for such period (calculated prior to giving effect to this proviso).
“Administrative Agent” means Bank of America, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit K or such other form as may be supplied from time to time by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, each of Existing Credit Agreement Holdings and each Subsidiary of Existing Credit Agreement Holdings shall constitute an “Affiliate” of the Existing Credit Agreement Borrower, the Borrower, and their respective Subsidiaries.
“Agent Fee Letter” means that certain Agency Fee Letter, dated October 23, 2026, among the Borrower and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.
“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“Applicable Financial Covenants” has the meaning set forth in Section 8.05(a).
“Applicable Law” has the meaning set forth in Section 3.01(h).
“Applicable Rate” means:
(a)    with respect to the First Out Revolving Credit Loans, a percentage per annum equal to: (A) for Eurocurrency Rate Loans and Term SOFR Loans, 4.00% and (B) for Base Rate Loans, 3.00%;
(b)    with respect to the Second Out Revolving Credit Loans and Performance L/C Loans:
    (i)    until August 26, 2028, a percentage per annum equal to: (A) for Eurocurrency Rate Loans, Term SOFR Loans and Letter of Credit fees, 3.00% and (B) for Base Rate Loans, 2.00%; and
    (ii)    at any time upon or after August 26, 2028, a percentage per annum equal to: (A) for Eurocurrency Rate Loans, Term SOFR Loans and Letter of Credit fees, 4.00% and (B) for Base Rate Loans, 3.00%.
“Applicable Time” means, with respect to any Borrowings and payments in any Approved Foreign Currency, the local time in the place of settlement for such Approved Foreign Currency as shall be reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. In advance of the initial borrowing of a Revolving Credit Loan or issuance of a Letter of Credit, in each case, in any Approved Foreign Currency, the Administrative Agent or the applicable L/C Issuer, as applicable, shall provide the Borrower and Revolving Credit Lenders with written notice of the Applicable Time for any borrowings and payments in such Approved Foreign Currency. In the event no such notice is delivered by the Administrative Agent, the Borrower and any Revolving Credit Lender shall be required to make any borrowings and payments in accordance with the times specified herein for borrowings and payments in Dollars.
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuer (if applicable) and (ii) the Second Out Revolving Credit Lenders.

“Approved Counterparty” means each Approved Lender Counterparty and each Approved Non-Lender Counterparty.
“Approved Currency” means each of (i) Dollars, (ii) euros, (iii) Australian dollars (solely with respect to Letters of Credit if agreed to by the relevant L/C Issuer), (iv) Indian Rupees (solely with respect to Letters of Credit if agreed to by the relevant L/C Issuer) and (v) any other currency that is approved in accordance with Section 1.09.
“Approved Foreign Currency” means any Approved Currency other than Dollars.
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Approved Lender Counterparty” means any Agent, any Lender or any Affiliate of an Agent or a Lender (a) at the time it entered into a Swap Contract or provided services under Treasury Services Obligations, as applicable, in its capacity as a party thereto and/or (b) that as of the Closing Date has entered into any Swap Contract or provided services under Treasury Services Obligations in effect as of the Closing Date, as applicable, in its capacity as a party thereto, and in the case of (a) or (b) notwithstanding whether such Approved Lender Counterparty may thereafter cease to be an Agent, Lender or an Affiliate of an Agent or a Lender.
“Approved Non-Lender Counterparty” means any Person (other than an Approved Lender Counterparty) designated by the Borrower as an “Approved Non-Lender Counterparty” in a written notice to the Administrative Agent (a “Secured Party Designation Notice”), so long as such Person has delivered to the Administrative Agent a joinder or acknowledgment, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Person (i) appoints the Administrative Agent and the Collateral Agent as its agents under the Loan Documents and agrees to be bound by Article 9, Section 8.04, Section 6.11 of the Security Agreement and each Intercreditor Agreement then in effect as a Secured Party, and (ii) agrees that it shall have no right to direct the exercise of remedies or to vote under the Loan Documents; provided that, for the avoidance of doubt, no Approved Lender Counterparty shall be an Approved Non-Lender Counterparty.
“Assignees” has the meaning set forth in Section 10.07(b).
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F hereto.
“Assignment Taxes” has the meaning set forth in Section 3.01(b).
“Attorney Costs” means and includes the reasonable and documented out-of-pocket fees, disbursements and other charges of any law firm or other external legal counsel.
“Attributable Indebtedness” means, on any date, in respect of any Financing Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Financial Statements” means the audited consolidated financial statements of Existing Credit Agreement Holdings and its Consolidated Subsidiaries as of December 31, 2025 and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year ended on December 31, 2025.
“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).
“Available Factoring Condition” means that the Existing Credit Agreement Borrower or any Group Subsidiary shall have entered into, and there shall be in full force and effect, one or more Qualified Securitization Facilities or other receivables financing or factoring programs with an aggregate facility amount of not less than $100,000,000, on terms customary for facilities of such type (as reasonably determined by the Existing Credit

Agreement Borrower), the effectiveness of which is not subject to any unsatisfied conditions precedent. It being understood and agreed that the facility pursuant to the MUFG Factoring Program shall not satisfy the Available Factoring Condition unless the date in clause (k) of Exhibit D of the MUFG Factoring Program shall have been extended beyond December 31, 2026.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Plan” shall have the meaning provided for in Section 8.04(b).
“Bankruptcy Proceeding” shall mean any voluntary or involuntary case or proceeding commenced under any Debtor Relief Law now or hereafter in effect.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR for an Interest Period of one (1) month plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, with respect to the Revolving Credit Commitments, the Base Rate will be deemed to be 1.00% if the Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 1.00%.
“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.
“Benchmark” means, initially, Term SOFR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(c) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement would be less than, in the case of the Revolving Credit Commitments, 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.
Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“Benefits Services” means electronic benefits transfer, payment processing, claims payment, disbursement and related services provided in connection with federal, state or local government benefit or assistance programs, including, without limitation, the Supplemental Nutrition Assistance Program, the Women, Infants, and Children program, the Temporary Assistance for Needy Families program, and the Medicare and Medicaid programs.
“Bilateral Letter of Credit Facility” means any letter of credit facility of the Existing Credit Agreement Borrower or any Subsidiary thereof entered into with (i) the Agent or a Lender or (ii) an Affiliate of the Agent or a Lender, in each case, other than pursuant to this Agreement.
“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.
“Borrower” has the meaning set forth in the introductory paragraph hereto.
“Borrower Materials” has the meaning set forth in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing of a particular Class, as the context may require.
“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or the state where the Administrative Agent’s Office is located, (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan (other than any Eurocurrency Rate Loan denominated in euros), any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a day on which dealings in deposits in the applicable Approved Foreign Currency are conducted by and between banks in the applicable interbank market, and (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in euros, any fundings, disbursements, settlements and payments in euros in respect of any such Eurocurrency Rate Loan, or any other dealings in euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day described in clause (a) above that is also a TARGET Day.
“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Financing Leases) by the Borrower and the Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Existing Credit Agreement Borrower and the Subsidiaries.
“Captive Insurance Subsidiary” means (i) any Subsidiary of the Borrower operating for the purpose of (a) insuring the businesses, operations or properties owned or operated by the Borrower or any of its Subsidiaries, including their future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants, and related benefits and/or (b) conducting any activities or business incidental thereto (it being understood and agreed that activities which are relevant or appropriate to qualify as an insurance company for U.S. federal or state tax purposes shall be considered “activities or business incidental thereto”) or (ii) any Subsidiary of any such insurance subsidiary operating for the same purpose described in clause (i) above.
“Cash Collateral” has the meaning set forth in the definition of “Cash Collateralize.”
“Cash Collateral Account” means a blocked account at a commercial bank specified by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.
“Cash Collateralize” means to pledge and deposit with, or deliver to, the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) in an amount equal to 105% (or, with respect to any Tolling Letters of Credit, 100% for any USD-denominated Tolling Letter of Credit and 105% for any non-USD denominated Tolling Letter of Credit) of the Outstanding Amount thereof pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders).
“Cash Equivalents” means, with respect to any Person, any of the following types of Investments, to the extent owned by such Person:
(1)    Dollars;
(2)    (a) cash in such other currencies held by such Person or any Subsidiary from time to time in the ordinary course of business or consistent with industry practice, (b) Canadian Dollars or (c) euros, pounds sterling, yen or any national currency of any participating member state of the Economic and Monetary Union (EMU);

(3)    securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
(4)    certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $100,000,000 (or the foreign currency equivalent as of the date of determination);
(5)    repurchase obligations for underlying securities of the types described in clauses (3) and (4) above and clause (7) below entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;
(6)    commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s, at least A-2 by S&P or F2 by Fitch (or, if at any time Moody’s, S&P or Fitch shall not be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency) and in each case maturing within 24 months after the date of creation thereof;
(7)    marketable short-term money market and similar funds having a rating of at least P-2, A-2 or F2 from Moody’s, S&P or Fitch respectively (or, if at any time Moody’s, S&P or Fitch shall not be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency);
(8)    readily marketable direct obligations issued by, or unconditionally guaranteed by, any state, commonwealth or territory of the United States or any political subdivision, public instrumentality or taxing authority thereof with maturities of 24 months or less from the date of acquisition;
(9)    readily marketable direct obligations issued by, or unconditionally guaranteed by, any foreign government or any political subdivision, public instrumentality or taxing authority thereof, in each case (other than in the case of such obligations issued or guaranteed by any participating member state of the Economic and Monetary Union (EMU)) having an investment grade rating from Moody’s, S&P or Fitch (or, if at any time Moody’s, S&P or Fitch shall not be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency) with maturities of 24 months or less from the date of acquisition;
(10)    Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P, A2 (or the equivalent thereof) or better by Moody’s or A (or the equivalent thereof) or better by Fitch (or, if at any time Moody’s, S&P or Fitch shall not be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency);
(11)    securities with maturities of 24 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;
(12)    Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P, “A2” or higher from Moody’s or “A” or higher from Fitch with maturities of 24 months or less from the date of acquisition; and
(13)    investment funds investing at least 90% of their assets in currencies, instruments or securities of the types described in clauses (1) through (12) above.

In the case of Investments by the Borrower or any Foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.
In addition, in the case of Investments by any Captive Insurance Subsidiary, Cash Equivalents shall also include (a) such Investments with average maturities of 12 months or less from the date of acquisition in issuers rated BBB- (or the equivalent thereof) or better by S&P, Baa3 (or the equivalent thereof) or better by Moody’s or the equivalent ratings by Fitch, in each case at the time of such Investment and (b) any Investment with a maturity of more than 12 months that would otherwise constitute Cash Equivalents of the kind described in any of clauses (1) through (13) of this definition or clause (a) above, if the maturity of such Investment was 12 months or less; provided that the effective maturity of such Investment does not exceed 15 years.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.
For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes regardless of the treatment of such items under GAAP.
“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property to replace or repair such equipment, fixed assets or Real Property.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as subsequently amended, and the regulations promulgated thereunder.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“Change of Control” shall be deemed to occur if:
(a)    any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than (i) any combination of the Permitted Holders or (ii) any “group” including any Permitted Holders (provided that Permitted Holders beneficially own more than 50% of all voting interests beneficially owned by such “group”), shall have acquired beneficial ownership of more than 40%, on a fully diluted basis, of the voting interest in Existing Credit Agreement Holdings’ Equity Interests, in each case, other than in connection with any transaction or series of transactions in which Existing Credit Agreement Holdings shall become the wholly owned Subsidiary of a Holding Company or for which the sole purpose is to collapse a holding company structure;
(b)    a “change of control” (or similar event) shall occur under the Intercompany Credit Agreement, the Senior Secured Notes, the Existing Credit Agreement or any Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount in excess of the Threshold Amount;
(c)    (i) Existing Credit Agreement Holdings shall cease, directly or indirectly, to own 100% of the Equity Interests of Holdings or (ii) Holdings shall cease to own directly 100% of the Equity Interests of the Borrower, or
(d)    a sale of all or substantially all assets of Holdings and its Subsidiaries.

Notwithstanding the preceding or any provision of Section 13d-3 or 13d-5 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Equity Interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Equity Interests of Existing Credit Agreement Holdings owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) [reserved] and (iv) a transfer of assets between or among the Borrower and its Subsidiaries shall not itself constitute a Change of Control.
“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are First Out Revolving Credit Commitments, Second Out Extended Revolving Credit Commitments, Second Out Non-Extended Revolving Credit Commitments, PLOC Credit Commitments, or Incremental Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are First Out Revolving Credit Loans, Second Out Extended Revolving Credit Loans, Second Out Non-Extended Revolving Credit Loans, Performance L/C Loans or Incremental Term Loans. Incremental Term Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. There shall be no more than an aggregate of four Classes of revolving credit facilities and eight Classes of term loan facilities under this Agreement at any time outstanding under this Agreement. For the avoidance of doubt, the Second Out Extended Revolving Credit Commitments and the Second Out Non-Extended Revolving Credit Commitments shall constitute separate Classes under this Agreement but may be treated as a single facility by the Administrative Agent.
“Closing Date” means October 23, 2026, the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.
“Closing Fees” means those fees required to be paid on the Closing Date pursuant to the Fee Letter.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all the “Collateral” or “Pledged Assets” (or similar term) as defined in any other Collateral Document, (iii) Mortgaged Property and (iv) any other assets pledged or in which a Lien is granted, in each case, pursuant to any Collateral Document. For the avoidance of doubt, the “Collateral” shall include all the rights, title and interest of the Intercompany Credit Agreement Lender in, to and under the Intercompany Credit Agreement Documents and the obligations owing to it thereunder, including its rights as a secured party thereunder.
“Collateral Agent” means Bank of America, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)    the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a) or from time to time pursuant to Section 6.11, Section 6.13, Section 6.16, Section 6.19 or the Security Agreement, subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party thereto;

(b)    the Obligations shall have been guaranteed by Holdings, the Borrower (other than with respect to its own Obligations) and each Subsidiary of the Borrower (other than the Excluded Subsidiaries) pursuant to the Guaranty;
(c)    the Obligations and the Guaranty shall have been secured pursuant to the Security Agreement by a first-priority perfected security interest in (i) all the Equity Interests of the Borrower and (ii) all Equity Interests of each Subsidiary (except, with respect to an Excluded Subsidiary, to the extent such Equity Interests constitute Excluded Assets) directly owned by any Loan Party, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction) (and the Collateral Agent shall have received certificates, documents or title or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);
(d)    all Pledged Debt (including the Intercompany Credit Agreement Notes and the Global Newco Intercompany Note) owing to Holdings, the Borrower or any other Subsidiary Guarantor, that is evidenced by a promissory note shall have been delivered to the Collateral Agent pursuant to the Security Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;
(e)    the Obligations and the Guaranty shall have been secured by a perfected security interest in substantially all now owned or at any time hereafter acquired tangible and intangible assets of the Borrower and Subsidiary Guarantor (including Equity Interests, intercompany debt, accounts, inventory, equipment, investment property, contract rights, IP Rights, other general intangibles, Material Real Property (which in the case of Material Real Property shall include Mortgages on such Material Real Property), Deposit Accounts, Securities Accounts and Commodity Accounts (which shall be perfected by Control Agreements in accordance with the terms hereof (except to the extent constituting Excluded Accounts)) and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction), in each case with the priority required by this Agreement or by the Collateral Documents;
(f)    subject to limitations and exceptions of this Agreement and the Collateral Documents, to the extent a security interest in and Mortgages on any Material Real Property are required pursuant to clause (e) above or under Section 6.11, 6.13 or 6.16 (each, a “Mortgaged Property”), the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property, together with evidence such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto, in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien (subject only to Liens described in clause (ii) below) on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that if a mortgage tax or similar charge will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 100% of the fair market value of the property covered by such Mortgage (as reasonably determined by the Borrower in good faith) at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (ii) a fully paid American Land Title Association Lender’s policy of title insurance (or a marked-up title insurance commitments having the effect of a policy of title insurance) on such Mortgaged Property naming the Collateral Agent as the insured for its benefit and that of the Secured Parties and their respective successors and assigns (each, a “Mortgage Policy,” and collectively, the “Mortgage Policies”) issued by a nationally recognized title insurance company reasonably acceptable to the Collateral Agent in form and substance and in an amount reasonably acceptable to the Collateral Agent (not to exceed 100% of the fair market value of the property covered thereby), insuring such Mortgage to be a valid subsisting first priority Lien on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 7.01 or Liens otherwise consented to by the Collateral Agent, each of which shall (A) to the extent reasonably necessary, include such coinsurance and reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be reasonably acceptable to the Collateral Agent, (B) contain a “tie-in” or “cluster” endorsement, if available, and applicable, under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), and (C) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including but not limited to endorsements on matters relating to usury, first loss, zoning, contiguity, doing business, public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit and so-called comprehensive coverage over covenants and restrictions), to the extent such endorsements are available in the applicable jurisdiction at commercially reasonable rates; provided, however, that in lieu of a zoning endorsement the Collateral Agent shall accept a zoning report from a nationally recognized zoning report provider, (iii) an opinion from local counsel in each jurisdiction (A) where such Mortgaged Property is located regarding the enforceability and perfection of such Mortgage and any related fixture filings and (B) where the applicable Loan Party granting the Mortgage on such Mortgaged Property is organized, regarding the due authorization, execution and delivery of such Mortgage, and in each case, such other matters as may be in form and substance reasonably satisfactory to the Collateral Agent, (iv) a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance), duly executed and acknowledged by the applicable Loan Party if required by Flood Insurance Laws (as defined below), together with evidence of flood insurance, to the extent required under Section 6.07(c) hereof and (v) a new ALTA or such existing surveys together with no change affidavits sufficient for the title company to remove all standard survey exceptions from such Mortgage Policy and issue the endorsements required in clause (ii) above;
(g)    except as otherwise contemplated by this Agreement or any Collateral Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office, required by the Collateral Documents, applicable Law or reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered, or recorded or delivered to the Collateral Agent for filing, registration or recording; and
(h)    after the Closing Date, each Subsidiary of the Borrower that is not then a Guarantor and not an Excluded Subsidiary shall become a Guarantor and signatory to this Agreement pursuant to a joinder agreement in accordance with Section 6.11 or 6.13 and a party to the Collateral Documents in accordance with Section 6.11 and Section 6.19; provided that notwithstanding the foregoing provisions, any Subsidiary of the Borrower that Guarantees, or is otherwise an obligor of, any Specified Indebtedness (other than Specified Indebtedness of a Foreign Subsidiary with respect to which no Loan Party and no Domestic Subsidiary is a guarantor or other obligor and which is not incurred in connection with, and does not effect, a Liability Management Transaction) shall be a Guarantor hereunder for so long as it Guarantees, or is otherwise an obligor of, such Specified Indebtedness.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(A)    the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance or taking other actions with respect to the following (collectively, the “Excluded Assets”): (i) any fee-owned interest in Real Property (other than Material Real Properties) and all leasehold interests in Real Property; (ii) motor vehicles and other assets subject to certificates of title (except to the extent the perfection of the security interest therein may be accomplished by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in motor vehicles or other assets subject to certificates of title, other than the filing of a Uniform Commercial Code financing statement)), letter of credit rights (except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral may be accomplished by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement)) and commercial tort claims with a value of less than $10,000,000; (iii) pledges and security interests prohibited by applicable law, rule, regulation or contractual obligation (with respect to any such contractual restriction to the extent permitted under this Agreement and binding on such assets on the Closing Date or on the date of the acquisition thereof or entered into in connection with the incurrence of indebtedness of the type contemplated by clause (u) of Section 7.01 but not entered into in contemplation thereof (other than in connection with the incurrence of indebtedness of the type contemplated by clause (u) of Section 7.01)) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable provisions of the Uniform Commercial Code of any applicable jurisdiction or any other applicable law) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received); (iv) Equity Interests in any Person other than wholly owned Subsidiaries to the extent the pledge thereof is not permitted by the terms of such Person’s organizational documents, joint venture agreements or shareholder agreements or similar contractual obligation; (v) any property or assets to the extent a security interest therein would result in material adverse tax consequences, to Holdings, the Borrower, any direct or indirect parent entity of Holdings or any of the Borrower’s direct or indirect Subsidiaries, as determined in good faith by the Borrower in consultation with the Administrative Agent; (vi) any lease, license, contract, agreement or other general intangible or any property subject to a purchase money security interest, Financing Lease Obligation, factoring or similar arrangement, in each case permitted under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract, agreement or other general intangible, Financing Lease Obligations or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party, Existing Credit Agreement Holdings or any Subsidiary thereof) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable Law notwithstanding such prohibition; (vii) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby; (viii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorization are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable Law; (ix) “intent-to-use” trademark applications prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto; (x) assets (including Securitization Assets) that have been Disposed of in connection with, or are subject to Liens securing, any Qualified Securitization Facilities permitted hereunder; (xi) Excluded Accounts set forth in clauses (i) and (ii) of such definition; (xii) any equipment or other asset subject to Liens permitted hereunder securing acquired debt permitted hereunder (limited to the acquired assets), sale and leaseback transactions, capital lease obligations, financing lease obligation or similar arrangement or other purchase money debt, if the contract or other agreement providing for such debt, sale and leaseback transaction or capital lease or financing lease obligation prohibits or requires the consent of any Person (other than the Borrower or any Guarantor, Existing Credit Agreement Holdings or any Subsidiary thereof) as a condition to the creation of any other security interest on such equipment or asset and, in each case, such indebtedness and prohibition or requirement is permitted under this Agreement; (xiii) any property or assets owned by any Subsidiary which is not a Loan Party to the extent such Subsidiary is permitted hereunder to own such property or assets, (xiv) [reserved], (xv) to the extent pledges and security interests therein are prohibited or restricted by applicable Law, Equity Interests in any Subsidiaries that are a broker-dealer, state chartered trust company, national trust company or thrift limited to trust powers, (xvi) Margin Stock and (xvii) voting Equity Interests in any Foreign Subsidiary that is a CFC or any FSHCO, in each case, representing more than 65% of the voting power of all outstanding Equity Interests of such CFC or FSHCO; provided, that,

(A) Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (i) through (xvii) (except to the extent such Proceeds, substitutions or replacements constitute Excluded Assets referred to in clauses (i) through (xvii)) or (y) are with respect to any Non-Collateral Account) or (B) if and when any property, asset or rights therein cease to be an Excluded Asset, a Lien on and security interest in such property, asset or rights therein shall automatically be deemed granted under the applicable Collateral Document immediately upon such cessation; provided further, that, notwithstanding the foregoing, (A) in no event shall Excluded Assets include (w) the Newco Account or any cash or other amounts therein, (x) any Intercompany Credit Agreement Collateral, (y) any assets, property or rights therein that secure, or purport to secure, any Specified Indebtedness (other than Specified Indebtedness of a Foreign Subsidiary with respect to which no Loan Party and no Domestic Subsidiary is a guarantor or other obligor and which is not incurred in connection with, and does not effect, a Liability Management Transaction) or (z) any Government Accounts or proceeds thereof that do not satisfy the Government Accounts Release Conditions) and (B) for the avoidance of doubt, no Government Contracts or Government Accounts (or any proceeds thereof or receivables thereon) shall constitute Excluded Assets solely as a result of the Federal Assignment of Claims Act (or any successor statute) or any similar state or federal law or regulation with respect to any other Governmental Authority, it being understood that (x) unless requested by an Agent upon the occurrence and during the continuance of an Event of Default that results in the acceleration of the Obligations, no Loan Party shall be required to take any action under any such law (including notice to any Governmental Authority) to create or perfect any Lien thereon (it being understood that following any such request, the Loan Parties shall use commercially reasonable efforts to deliver such notices, it being understood that no Loan Party shall be required to obtain any consent of any Governmental Authority) and (y) any grant of a Lien thereon shall be effective only to the extent not prohibited or rendered void by any such law (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law, and other than with respect to the proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable Law notwithstanding such prohibition or rendering);
(B)    subject to clause (E) below, (i) [reserved]; (ii) subject to clause (D) below, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S., including any IP Rights registered in any non-U.S. jurisdiction, or to perfect such security interests (it being understood that, subject to clause (D) below, there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (iii) no landlord, mortgagee or bailee waivers shall be required, (iv) no notice shall be required to be sent to insurers, account debtors or other contractual third parties when no Event of Default has occurred and is continuing and (v) except to the extent that perfection and priority may be achieved by the filing of a financing statement under the Uniform Commercial Code with respect to the Borrower or a Guarantor or the delivery of certificates or instruments, together with instruments of transfer and stock powers thereto, required under the Loan Documents, the Loan Documents shall not contain any requirements as to perfection or priority with respect to any assets or property described in clause (ii) of this clause (B);
(C)    the Collateral Agent in its discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) where it reasonably determines, in consultation with the Borrower, that the creation or perfection of security interests and Mortgages on, or obtaining of title insurance or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents; provided that, Section 4.01 shall be satisfied on or prior to the Closing Date (subject to Section 6.16);
(D)    in the event that a Foreign Subsidiary becomes a Guarantor such Loan Party shall grant a perfected lien on substantially all of its assets (and the Loan Party that holds the Equity Interests in such Foreign Subsidiary shall pledge such Equity Interests) pursuant to arrangements reasonably agreed between the Administrative Agent and the Borrower, pursuant to documentation and subject to customary limitations in such jurisdiction as may be reasonably agreed between the Administrative Agent and the Borrower, and nothing in the definition of “Excluded Assets” or other limitation in this Agreement shall in any way limit or restrict the pledge of assets and property by any such Foreign Subsidiary that is a Guarantor or the pledge of the Equity Interests of such Foreign Subsidiary by any other Loan Party that holds such Equity Interests; and
(E)    Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations (if any) set forth in this Agreement and the Collateral Documents; provided, that, notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, in the event that any perfection steps or other similar actions are taken with respect to any Collateral under or in connection with any Specified Indebtedness (other than Specified Indebtedness of a Foreign Subsidiary with respect to which no Loan Party and no Domestic Subsidiary is a guarantor or other obligor and which is not incurred in connection with, and does not effect, a Liability Management Transaction), unless otherwise agreed by the Administrative Agent, such perfection steps or other similar actions shall concurrently be taken in favor of the Secured Parties.
“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, each of the Mortgages, Control Agreements with the Loan Parties, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.01, Section 6.11, Section 6.13, Section 6.16 or, with respect to the Loan Parties, Section 6.19 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.
“Commitment” means a Revolving Credit Commitment, PLOC Credit Commitment, Incremental Revolving Credit Commitment, or Incremental Term Commitment, as the context may require.
“Commitment Fee Rate” means with respect to the undrawn Revolving Credit Commitments, a percentage per annum equal to 0.50%.
“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans or Term SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Committed Third Out Buy-Out Notice” shall have the meaning provided for in Section 8.04(j)(i).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit E-1.
“Conforming Changes” means with respect to the use, administration of or any conventions associated with any proposed Successor Rate for an Approved Foreign Currency, any conforming changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day,” timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Approved Foreign Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Approved Foreign Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary) in connection with the administration of this Agreement and any other Loan Document.
“Consolidated EBITDA” means, with respect to any specified Person for any period, the Adjusted EBITDA of such Person for such period plus, without duplication, the following, in each case (and to the extent applicable and other than clause (1) below) to the extent deducted (and not added back) in determining Adjusted EBITDA for such period:
(1)    the amount of (x) pro forma “run rate” cost savings, operating expense reductions and synergies related to the Transactions that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months after the Closing Date (including from any actions taken in whole or in part prior to the Closing Date), net of the amount of actual benefits realized during such period from such actions and (y) pro forma “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, investments, dispositions, divestitures, restructurings, operating improvements, cost savings initiatives and other similar transactions or initiatives that are reasonably identifiable and factually supportable and certified to the Administrative Agent in writing and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in each case, including any steps or actions taken in whole or in part prior to the Closing Date or the applicable consummation date of such transaction, initiative or event) or are expected to be taken (in the good faith determination of the Borrower) within 18 months after any such transaction, initiative or event is consummated, net of the amount of actual benefits realized during such period from such actions, in each case, calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized on the first day of the applicable period for the entirety of such period; provided that no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (1) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided that the aggregate amount added back pursuant to this clause (1) and pursuant to clause (a) of the definition of “Pro Forma Adjustment” for any Test Period shall not exceed 25% of Consolidated EBITDA for such period (calculated prior to giving effect to this clause (1) and clause (a) of the definition of “Pro Forma Adjustment”); plus
(2)    any expenses or charges related to streamlining and restructuring activities (including related payroll, relocation and contract termination charges or expenses), facilities-exiting or facilities closure, idling or repurposing activities, business optimization activities, asset write-downs or write-offs, reductions in force, furloughs, severance, retention bonuses and professional fees related to any of the foregoing, in each case, within 18 months after any such transaction; provided that the aggregate amount added back pursuant to this clause (2) for any Test Period shall not exceed 25% of Consolidated EBITDA for such period (calculated prior to giving effect to this clause (2)).
Notwithstanding the foregoing, for any Test Period ending on or after June 30, 2028, the aggregate amount added back pursuant to clauses (1) and (2) above and clause (a) of the definition of “Pro Forma Adjustment” (i) in respect of any fiscal quarter ending on or prior to March 31, 2028, shall not exceed 50% of Consolidated EBITDA for such fiscal quarter and (ii) in respect of any fiscal quarter ending after March 31, 2028, shall not exceed 30% of Consolidated EBITDA for such Test Period (in each case calculated after giving effect to such add-backs); provided that, for the avoidance of doubt, any Test Period that includes one or more fiscal quarters ending on or prior to

March 31, 2028 and one or more fiscal quarters ending after March 31, 2028 shall be subject to the limitation in clause (i) with respect to each such earlier fiscal quarter and the limitation in clause (ii) with respect to each such later fiscal quarter.
“Consolidated First Lien Net Debt” means Consolidated Total Net Debt minus the sum (without duplication) of (i) the portion of Indebtedness of the Existing Credit Agreement Borrower or any Subsidiary included in Consolidated Total Net Debt that is not secured by a Lien on any Collateral hereunder or Collateral under and as defined in the Existing Credit Agreement Documents, (ii) the portion of Indebtedness of the Existing Credit Agreement Borrower or any of its Subsidiaries included in Consolidated Total Net Debt that is secured by Liens on the Collateral, all of which Liens are expressly subordinated or junior to the Liens securing the Obligations and (iii) the portion of Indebtedness of the Existing Credit Agreement Borrower or any Subsidiary included in Consolidated Total Net Debt that is secured by Liens on the Collateral under and as defined in the Existing Credit Agreement Documents, all of which Liens are expressly subordinated or junior to the Liens securing the Obligations under and as defined in the Existing Credit Agreement Documents.
“Consolidated First Lien Net Leverage Ratio” means, with respect to any four-quarter period, the ratio of (a) Consolidated First Lien Net Debt of the Existing Credit Agreement Borrower and its Subsidiaries as of the last day of such period to (b) Consolidated EBITDA of the Existing Credit Agreement Borrower and its Subsidiaries for such period.
“Consolidated Fixed Charge Coverage Ratio” means, with respect to any four-quarter period, the ratio of (a) Consolidated EBITDA of the Existing Credit Agreement Borrower and its Subsidiaries for such period to (b) Fixed Charges of the Existing Credit Agreement Borrower and its Subsidiaries for such period.
“Consolidated Interest Expense” means, for any Person in any period, the sum, without duplication, of:
(1)    consolidated interest expense of such Person and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of OID resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Swap Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Financing Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Swap Obligations with respect to Indebtedness, and excluding (o) annual agency or similar fees paid to the administrative agents, collateral agents and other agents under this Agreement or other credit facilities, (p) any additional interest with respect to failure to comply with any registration rights agreement with respect to any securities, (q) costs associated with obtaining Swap Obligations, (r) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (s) penalties and interest relating to taxes, (t) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (u) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest, (v) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Closing Date, (w) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility, (x) any accretion of accrued interest on discounted liabilities and any prepayment, make-whole or breakage premium, cost or penalty, (y) interest expense attributable to a parent entity resulting from push-down accounting, and (z) any lease, rental or other expense in connection with a Non-Financing Lease Obligation); plus
(2)    consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued; less

(3)    interest income of such Person and its Subsidiaries for such period.
For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower or to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP).
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends; provided that, to the extent included therein,
(1)    all extraordinary gains and losses and all gains and losses realized in connection with any sale or other disposition of assets outside of the ordinary course of business, the disposition of securities or the early extinguishment or repurchase of Indebtedness or Swap Obligations, together with any related provision for taxes on any such gain, will be excluded;
(2)    the net income (or loss) of any Person that is accounted for by the equity method of accounting will be excluded, except to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;
(3)    [reserved];
(4)    the cumulative effect of a change in accounting principles will be excluded;
(5)    any unrealized gains, losses, expenses or charges resulting from hedging, option, warrant or other derivative transactions (including, without limitation, with respect to Swap Obligations) will be excluded;
(6)    any (a) non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or postemployment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, Preferred Stock or other rights and (c) impairments, write-offs or write-downs of goodwill or other assets will be excluded;
(7)    any gain or loss for such period from currency transaction gains or losses or net gains or losses related to currency remeasurements of Indebtedness will be excluded;
(8)    any unrealized net after-tax income (loss) from Swap Obligations or cash management Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” or from other derivative instruments will be excluded;
(9)    any non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt — Debt with Conversion Options — Recognition” will be excluded;
(10)    any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles — Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets,” Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity — Overall — Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” shall be excluded;
(11)    any charges resulting from amortization of actuarial gains and losses under Accounting Standards Codification Topic 715 “Compensation — Retirement Benefits” will be excluded;

(12)    any deferred financing costs and original issue discounts amortized or written off, any premiums and prepayment penalties, breakage costs, other related fees, expenses or reserves paid or recorded in connection with any acquisition, disposition, financing, refinancing or repayment, including the expensing of bridge, commitment and other financing costs, and any fees, expenses, charges or change in control payments related to such transactions (including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred before, on or after the effective date of such transactions and costs and expenses after the effective date of such transactions related to the employment or transition of terminated employees) will be excluded;
(13)    any non-cash costs related to the termination of any employee benefit plan will be excluded;
(14)    non-cash charges for deferred tax asset valuation allowances shall be excluded; and
(15)    if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with Section 7.06(i) shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period.
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received or due from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted herein.
“Consolidated Subsidiaries” means Subsidiaries that would be consolidated with Existing Credit Agreement Holdings in accordance with GAAP.
“Consolidated Total Net Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Existing Credit Agreement Borrower and the Group Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions), consisting of Indebtedness for borrowed money, purchase money indebtedness, Attributable Indebtedness and debt obligations evidenced by promissory notes, bonds, debentures, loan agreements or similar instruments, minus the aggregate amount of all unrestricted cash and Cash Equivalents of the Existing Credit Agreement Holdings and the Group Subsidiaries as of such date, not to exceed $300,000,000 (with any cash used to cash collateralize letters of credit being deemed unrestricted cash solely for purposes of this definition); provided that Consolidated Total Net Debt shall not include (i) Indebtedness in respect of issued and undrawn letters of credit (including Letters of Credit), (ii) obligations under Swap Contracts or in respect of Non-Financing Lease Obligations, (iii) Qualified Securitization Facilities or (iv) obligations under the Intercompany Credit Agreement.
“Consolidated Total Net Leverage Ratio” means, with respect to any four-quarter period, the ratio of (a) Consolidated Total Net Debt as of the last day of such period to (b) Consolidated EBITDA of the Existing Credit Agreement Borrower and the Group Subsidiaries for such period.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning set forth in the definition of “Affiliate.”

“Control Agreement” means, with respect to any Deposit Account, Securities Account or Commodities Account, a control agreement in form and substance reasonably satisfactory to the Administrative Agent to be executed by each institution maintaining such Deposit Account, Securities Account or Commodities Account for any Loan Party, in each case as required by and in accordance with the terms of this Agreement or any other Loan Document (or any similar agreements, documentation or requirement necessary, including notice to and acknowledgement from the relevant institution maintaining a Deposit Account, Securities Account or Commodities Account, as determined by the Administrative Agent in its sole discretion), to perfect the security interest of the Collateral Agent and/or to effect “control” (as defined in the UCC) over the relevant Deposit Account, Securities Account or Commodities Account.
“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in Existing Credit Agreement Holdings and/or other companies.
“Controlling” has the meaning set forth in the definition of “Affiliate.”
“Covered Party” has the meaning set forth in Section 10.25(a).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Cure Expiration Date” has the meaning set forth in Section 8.05(a).
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means with respect to any overdue amount (except overdue principal other than overdue principal on a Base Rate Loan), an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Revolving Credit Loans that are Base Rate Loans plus (c) 2.0% per annum; provided that with respect to the overdue principal, in respect of a Eurocurrency Rate Loan or Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan, plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”
“Designated Equity Contribution” has the meaning set forth in Section 8.05(a).
“DIP Financing” shall have the meaning provided for in Section 8.04(d).
“DIP Financing Liens” shall have the meaning provided for in Section 8.04(d).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale leaseback and any sale or issuance of Equity Interests in a Subsidiary) of any property by any Person (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disposition Letter of Credit” shall have the meaning provided for in Section 2.03(g).
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Existing Credit Agreement Borrower (or any direct or indirect parent thereof), the Existing Credit Agreement Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Existing Credit Agreement Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Disqualified Lenders” means (i) those Persons identified by the Borrower (or one of its Affiliates) to the Administrative Agent in writing on or prior to the Closing Date, (ii) competitors of the Borrower identified by the Borrower to the Administrative Agent in writing (x) prior to the Closing Date and (y) thereafter (including after the Closing Date) from time to time, (iii) any Person (other than a Bona Fide Debt Fund) that holds itself out, or whose publicly disclosed investment strategy is, to acquire distressed or defaulted debt for the purpose of obtaining control of, or exercising creditor remedies against, the obligors thereof (i.e. a “loan-to-own” strategy); provided that no Lender on the Closing Date, nor its Affiliates or Approved Funds, is a Disqualified Lender under this clause (iii); provided that no Person that is a Lender on the Closing Date, nor any of its Affiliates or Approved Funds, shall constitute a Disqualified Lender pursuant to this clause (iii) and (iv) any Affiliate of any Person described in clause (i), (ii) or (iii) that is identified by the Borrower to the Administrative Agent in writing from time to time or reasonably identifiable solely by name as an Affiliate of such Person, other than an Affiliate of such Person that is a Bona Fide Debt Fund; provided that no updates to the list of Disqualified Lenders shall be deemed to retroactively disqualify any parties that have previously validly acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. The list of Disqualified Lenders shall be made available to any Lender upon request to the Administrative Agent, subject to customary confidentiality requirements.
“Distressed Person” has the meaning set forth in the definition of “Lender-Related Distress Event.”
“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division.  A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Denominated Letter of Credit” means any Letter of Credit incurred in Dollars.
“Dollar Denominated Loan” means any Loan incurred in Dollars.
“Dollar Equivalent” means, with respect to an amount of an Approved Currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of Dollars with such Approved Currency.
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“Drop-Down Contribution Document” means the contribution agreement, dated as of October 23, 2026, by and among Conduent BPO Services, LLC, Conduent Business Services, LLC, and the Borrower and Holdings.
“Drop-Down Subsidiaries” means Conduent Public Health Solutions, Inc., Conduent State Healthcare, LLC, Conduent Heritage, LLC, Conduent Care & Quality Solutions Inc., Conduent Federal Healthcare LLC, and Conduent EDI Solutions, Inc.
“Drop-Down Transaction” means the contribution of the Equity Interests of each Drop-Down Subsidiary ultimately to the Borrower pursuant to the Drop-Down Contribution Document.
“EBITDA” means with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period in each case plus, without duplication, the following, in each case to the extent deducted (and not added back) in determining Consolidated Net Income for such period:
(1)    provision for taxes based on income or profits of such Person and its Subsidiaries for such period; plus
(2)    Consolidated Interest Expense of such Person and its Subsidiaries for such period; plus
(3)    depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

(4)    the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness; plus
(5)    any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP; plus
(6)    any fees and expenses, including deferred amortization and deferred financing costs, paid in connection with the Transactions; minus
(7)    non-cash gains increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning set forth in Section 10.20.
“Electronic Record” has the meaning set forth in Section 10.20.
“Electronic Signature” has the meaning set forth in Section 10.20.
“Eligible Assignee” has the meaning set forth in Section 10.07(a).
“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any applicable Law relating to pollution, protection of the Environment and natural resources, Hazardous Materials, or the protection of human health and safety as it relates to exposure to Hazardous Materials, including any applicable provisions of CERCLA.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of or relating to the Loan Parties or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of, or liability under or relating to, any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials, including, in each case of (a) through (d), any such liability which any Loan Party has retained or assumed pursuant to any written contract, agreement or other consensual arrangement.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.
“ERISA Event” means (a) a Reportable Event; (b) a withdrawal by a Loan Party, any Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan or the receipt by a Loan Party, any Subsidiary or any ERISA Affiliate of any notice that a Multiemployer Plan is insolvent, within the meaning of Title IV of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (d) the filing by the PBGC of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) appointment of a trustee to administer any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (g) any Foreign Benefit Event; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Subsidiary or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR” has the meaning set forth in the definition of “Eurocurrency Rate.”
“EURIBOR Rate” has the meaning set forth in the definition of “Eurocurrency Rate.”
“euro” means the single currency of participating member states of the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
“Eurocurrency Rate” means, (i) [reserved], (ii) [reserved], (iii) [reserved] and (iv) with respect to any Eurocurrency Rate Loans denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “EURIBOR Rate”) at or about 11:00 a.m. (Brussels, Belgium time) on the Rate Determination Date with a term equivalent to such Interest Period. Notwithstanding the foregoing, solely with respect to the Revolving Credit Commitments, the Eurocurrency Rate in respect of any applicable Interest Period will be deemed to be zero if the Eurocurrency Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than zero.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.
“Eurocurrency Rate Revolving Loan” means a Revolving Credit Loan bearing interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Revolving Loans may be denominated in any Approved Foreign Currency.

“Event of Default” has the meaning set forth in Section 8.01.
“Excess Cash Balance” has the meaning set forth in Section 2.05(b)(iii)(A).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Account” shall mean, with respect to the Loan Parties, (i) any segregated accounts or funds or property held or received on behalf of unaffiliated third parties (other than the Borrower or any Guarantor, Existing Credit Agreement Holdings or any Subsidiary thereof, or any Secured Party), (ii) any accounts used solely as (x) payroll, healthcare and other employee wage and benefit accounts, tax accounts (including, without limitation, sales, payroll or withholding tax accounts) and tax benefit accounts or (y) escrow, fiduciary, trust or “for benefit of” accounts for unaffiliated third parties (other than the Borrower or any Guarantor, Existing Credit Agreement Holdings or any Subsidiary thereof, or any Secured Party) and, in each case under this clause (ii), any funds or property held in such accounts, (iii) any segregated account designated at any time as solely a collections, restricted or similar account in respect of, and that solely holds amounts permitted hereunder in connection with, any Qualified Securitization Facility, MUFG Factoring Program or other receivables financing or factoring program permitted hereunder, (iv) any zero balance Deposit Account that sweeps all amounts within one (1) Business Day of being deposited therein into another Deposit Account that is (A) subject to a Control Agreement, (B) an Excluded Account under clause (i), (ii) or (iii) above or (C) the Newco Account, (v) any account that, together with all other accounts excluded under this clause (v), does not have an average daily balance measured over the most recently ended calendar month in excess of $1,000,000 per account or $5,000,000 in the aggregate for all such accounts (it being understood that if such aggregate amount is exceeded, the Borrower may designate which accounts shall cease to be Excluded Accounts under this clause (v) to the extent necessary to comply with such limit, and the Loan Parties shall have sixty (60) days thereafter (or such longer period as the Administrative Agent may reasonable agree) to deliver Control Agreements in respect thereof), (vi) any segregated account that is a cash collateral account subject to a Lien permitted by Section 7.01(e), (l), (q), (s), (w), (bb), (ll), (nn) or (pp) (other than any Lien securing the Obligations) (including any account that holds solely cash collateral for letters of credit permitted under this Agreement that does not secure Obligations) and (vii) accounts that are not located in the United States and not formed or acquired in contemplation of avoiding the obligations to enter into Control Agreements pursuant to the terms of this Agreement and not formed or acquired in connection with, and that do not effect, a Liability Management Transaction. For the avoidance of doubt, the Newco Account shall not constitute an Excluded Account.
“Excluded Assets” has the meaning set forth in clause (A) of the definition of “Collateral and Guarantee Requirement.”
“Excluded Contribution” means net cash proceeds received by the Existing Credit Agreement Borrower and contributed to the Borrower after the Closing Date from:
(1)    contributions to its common equity capital; and
(2)    the sale (other than to any Subsidiary of the Existing Credit Agreement Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Equity Interests (other than Disqualified Equity Interests and Preferred Stock) of the Existing Credit Agreement Borrower (or any direct or indirect parent of the Existing Credit Agreement Borrower to the extent contributed as common Equity Interests to the Existing Credit Agreement Borrower),
in each case to the extent designated as Excluded Contributions by the Borrower and not otherwise applied under this Agreement.
“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of Holdings, the Borrower or any other Subsidiary Guarantor; provided, that any Subsidiary that is a Subsidiary Guarantor shall not be released as a Loan Party and become an Excluded Subsidiary as a result of a transfer of such Subsidiary

Guarantor’s equity interests if such transfers was made to any Affiliate of the Borrower, or in connection with a transaction other than pursuant to a bona fide business operations purpose and not with a primary purpose of causing such entity to become an Excluded Subsidiary, or in connection with any Liability Management Transaction; provided, further, that any such release shall be deemed to be an Investment by a Loan Party in non-Loan Party Subsidiary in the amount of the fair market value of the retained portion of the equity interest of such Subsidiary, (b) any Subsidiary that does not account for total assets or revenues in excess of 2.5% of Total Assets or aggregate revenues of the Borrower and its Subsidiaries on a consolidated basis, individually, or 5% of Total Assets or aggregate revenues of the Borrower and its Subsidiaries on a consolidated basis in the aggregate together with all other Subsidiaries excluded via this clause (b), (c) any Securitization Subsidiary, (d) any Subsidiary that is prohibited by applicable Law (whether on the Closing Date or thereafter) or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) or other third party (other than a Loan Party, Existing Credit Agreement Holdings or any Subsidiary thereof) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (e) any other Subsidiary with respect to which the Administrative Agent and the Borrower mutually agree that the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any direct or indirect Foreign Subsidiary that is a CFC, (g) any Subsidiary with respect to which the provision of a guarantee by it would result in material adverse tax consequences to the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries, in each case, as reasonably determined by the Borrower in consultation with the Administrative Agent; provided that without limiting the other exceptions herein this clause (g) shall not apply to exclude any Domestic Subsidiary of the Borrower existing as of the Closing Date unless such material adverse tax consequences result from a change in law since the Closing Date, (h) any not-for-profit Subsidiaries, (i) [reserved], (j) any direct or indirect Subsidiary (x) that is a direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary that is a CFC or (y) that owns no material assets other than capital stock of (i) one or more Foreign Subsidiaries that are CFCs or (ii) other Subsidiaries described in this clause (j)(y) (any Subsidiary described in this clause (j)(y), a “FSHCO”), (k) [reserved] and (l) any Captive Insurance Subsidiaries and (m) any Subsidiaries that are a broker-dealer, state chartered trust company, national trust company or thrift limited to trust powers (collectively, the “Regulated Subsidiaries”) or any Subsidiary providing transfer agent services or similar services to such Regulated Subsidiaries; provided that for the avoidance of doubt (i) at the option of the Borrower, any Excluded Subsidiary may issue a Guaranty and become a Guarantor as described in clause (iv) of the definition of “Guarantors” and (ii) no Person that becomes a Guarantor pursuant to clause (iv) of the definition of “Guarantors” shall cease to constitute an Excluded Subsidiary, or be released from its obligations under the Guaranty, solely on the basis that, prior to becoming a Guarantor, such Person constituted an Excluded Subsidiary or on any other basis that was applicable on the date such Person became a Guarantor; provided, further, that, notwithstanding the foregoing, in no event shall Excluded Subsidiary include (x) Holdings or the Borrower, (y) any Drop-Down Subsidiary or (z) any Subsidiary that is a guarantor or other obligor of any Specified Indebtedness.
“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 11.12 and any other applicable agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and the Approved Counterparty applicable to such Swap Obligations. If a Swap

Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Existing Credit Agreement” means the Credit Agreement, dated as of October 15, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) among Existing Credit Agreement Holdings, the Existing Credit Agreement Borrower, Affiliated Computer Services International B.V., Conduent State & Local Solutions, Inc., the Guarantors party thereto, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent and collateral agent.
“Existing Credit Agreement Agent” means the “Administrative Agent” under and as defined in the Existing Credit Agreement.
“Existing Credit Agreement Amendment No. 5” means that certain Amendment No. 5 to Credit Agreement, Consent and Waiver and Amendment No. 1 to Security Agreement and Amendment No. 1 to Holdings Pledge Agreement, dated as of October 23, 2026 between the Existing Credit Agreement Borrower, Affiliated Computer Services International B.V., Conduent State & Local Solutions, Inc., the Guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.
“Existing Credit Agreement Borrower” means Conduent Business Services, LLC, as “Borrower” under and as defined in the Existing Credit Agreement.
“Existing Credit Agreement Documents” means the “Loan Documents” under and as defined in the Existing Credit Agreement.
“Existing Credit Agreement Extended Commitments” means any “Extended Revolving Credit Commitments” under and as defined in the Existing Credit Agreement.
“Existing Credit Agreement Holdings” means Conduent Incorporated, as “Holdings” under and as defined in the Existing Credit Agreement.
“Existing Credit Agreement Intercreditor Agreement” means the “Closing Date Intercreditor Agreement” under and as defined in the Existing Credit Agreement.
“Existing Credit Agreement Non-Extended Commitments” means any “Non-Extended Revolving Credit Commitments” under and as defined in the Existing Credit Agreement.
“Existing Credit Agreement Performance L/C Commitments” means any “Performance L/C Commitments” under and as defined in the Existing Credit Agreement.
“Existing Letters of Credit” means those letters of credit in existence on the Closing Date listed on Schedule 1.01D.
“Facility” means a given Class of Incremental Term Loans, each Revolving Credit Facility, PLOC Credit Commitments or a given Class of Incremental Revolving Credit Commitments.
“FATCA” means Sections 1471 through 1474 of the Code as of the Closing Date (or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or other published administrative guidance promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreements implementing the foregoing, and any laws, fiscal or regulatory legislation, or official administrative guidance, in each case, adopted by a non-U.S. jurisdiction to implement the foregoing.

“Federal Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 41 U.S.C. Section 6305, 31 U.S.C. Section 3737, 31 U.S.C. Section 3727) and Federal Acquisition Regulation Subpart 32.8 (including Federal Acquisition Regulation 52.232-23) (and any successor statutes), in each case, including all amendments thereto and regulations promulgated thereunder.
“Federal Funds Effective Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means that certain Lender Fee Letter, dated as of October 23, 2026, by and among the Borrower, Holdings and the Lenders party thereto.
“Financing Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Financing Lease; provided that any obligations of the Existing Credit Agreement Borrower or its Subsidiaries either existing on the Closing Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Existing Credit Agreement Borrower and its Subsidiaries as financing or capital lease obligations and (ii) that are subsequently recharacterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement (including, without limitation, the calculation of Consolidated Net Income and Consolidated EBITDA) not be treated as financing or capital lease obligations, Financing Lease Obligations or Indebtedness.
“Financing Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as a financing or capital leases (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect on January 1, 2015; provided that for all purposes hereunder the amount of obligations under any Financing Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP as in effect on January 1, 2015.
“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
“First Out Facility” means, collectively, the (i) First Out Revolving Credit Facility and (ii) an Incremental Facility incurred pursuant to clause (a) of the Incremental Cap.
“First Out Lender” means any Lender to which First Out Obligations are owing.
“First Out Obligations” means the Obligations with respect to, or arising from, (i) the First Out Revolving Credit Loans and (ii) an Incremental Facility incurred pursuant to clause (a) of the Incremental Cap, including any fees, expenses and indemnities owing to the First Out Lenders in their capacities as such.
“First Out Revolving Credit Commitment” means, as to each First Out Revolving Credit Lender, its obligation to make First Out Revolving Credit Loans to the Borrower pursuant to Section 2.01(c) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate First Out Revolving Credit Commitments of all First Out Revolving Credit Lenders shall be $75,000,000 on the Closing Date.
“First Out Revolving Credit Facility” means the revolving credit facility with respect to the First Out Revolving Credit Commitments.
“First Out Revolving Credit Lender” means, at any time, any Lender that has a Commitment in respect of First Out Revolving Credit Loans at such time, or, if such Commitments have terminated, Revolving Credit Exposure in respect of First Out Revolving Credit Loans.

“First Out Revolving Credit Loans” means any Revolving Credit Loan made pursuant to Section 2.01(c) pursuant to the First Out Revolving Credit Commitment.
“First Out Secured Lender” means any Lender to which Secured First Out Obligations are owing (or to whose Affiliates Secured First Out Obligations are owing).
“Fixed Charges” means, with respect to the Existing Credit Agreement Borrower and its Subsidiaries for any period, the sum of, without duplication:
(1)    Consolidated Interest Expense of the Existing Credit Agreement Borrower and its Subsidiaries for such period;
(2)    all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and
(3)    all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from any applicable Governmental Authority or (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments.
“Foreign Currency Denominated Letter of Credit” means any Letter of Credit denominated in an Approved Foreign Currency, other than, with respect to each L/C Issuer, those Approved Foreign Currencies not authorized to be issued by such L/C Issuer as notified to the Administrative Agent and the Borrower from time to time.
“Foreign Currency Denominated Loan” means any Loan incurred in any Approved Foreign Currency.
“Foreign Pension Plan” means any benefit plan established, maintained or contributed to by a Loan Party or any Subsidiary for the benefit of employees of a Loan Party or any Subsidiary employed and residing outside the United States (other than any plan maintained exclusively by a Governmental Authority.)
“Foreign Subsidiary” means any direct or indirect Subsidiary of the Existing Credit Agreement Borrower that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“FSHCO” has the meaning set forth in the definition of “Excluded Subsidiary.”

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“GAAP” means at the election of the Borrower (such election to be made no more than one time during the term of this Agreement), (a) the accounting standards and interpretations adopted by the International Accounting Standard Board, as in effect from time to time (“IFRS”) if the Existing Credit Agreement Borrower’s financial statements are at such time prepared in accordance with IFRS or (b) generally accepted accounting principles in the United States of America, as in effect from time to time (“U.S. GAAP”) if the Existing Credit Agreement Borrower’s financial statements are at such time prepared in accordance with U.S. GAAP; provided, however, that (i) all references to codified accounting standards specifically named in this Agreement shall be deemed to include any successor, replacement, amendment or updated accounting standard under IFRS or U.S. GAAP, as applicable, (ii) neither IFRS nor U.S. GAAP shall include the policies, rules and regulations of the SEC, the American Institute of Certified Public Accountants, the International Accounting Standards Board or any other applicable regulatory or governing body applicable only to public companies, (iii) any calculation or determination in this Agreement that requires the application of GAAP across multiple quarters need not be calculated or determined using the same accounting standard for each constituent quarter. The Borrower will give notice of any such election made in accordance with this definition to the Administrative Agent. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.
“GAAP Accounting Changes” has the meaning specified in Section 1.03.
“Global Newco Intercompany Note” means a promissory note substantially in the form of Exhibit I among the Loan Parties, as payees, and Existing Credit Agreement Holdings and each Group Subsidiary that is an obligor in respect of Indebtedness owing to a Loan Party, as payors (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Global Newco Intercompany Subordination Agreement” means the subordination agreement, dated as of the Closing Date, among the Loan Parties, Existing Credit Agreement Holdings and each Group Subsidiary that is an obligee in respect of Indebtedness owing by a Loan Party, the Administrative Agent and the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time). For the avoidance of doubt, in no event shall the Global Newco Intercompany Subordination Agreement subordinate any Intercompany Credit Agreement Documents, any obligations thereunder or any Intercompany Credit Agreement Collateral.
“Global Remainco Intercompany Note” means that certain Global Remainco Intercompany Note among the Remainco Loan Parties on the one hand as payees thereunder, and Existing Credit Agreement Holdings and each Group Subsidiary that is an obligor in respect of Indebtedness owing to a Remainco Loan Party, on the other hand, as payors thereunder (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Global Remainco Intercompany Subordination Agreement” means the Global Remainco Intercompany Subordination Agreement, dated as of the Closing Date, among the Remainco Loan Parties, Existing Credit Agreement Holdings and each Group Subsidiary that is an obligee in respect of Indebtedness owing to a Remainco Loan Party, and the Intercompany Credit Agreement Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time). For the avoidance of doubt, in no event shall the Global Remainco Intercompany Subordination Agreement subordinate any Intercompany Credit Agreement Documents, any obligations thereunder or any Intercompany Credit Agreement Collateral.
“Government Accounts” means each account receivable or payable pursuant to a Government Contract.
“Governmental Authority” means any nation or government, any state or local or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank, self-regulatory organization or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Contract” means any client or customer contract, service agreement, or other contract, agreement, or arrangement pursuant to which a Newco Entity provides goods or services.
“Government Accounts Release Conditions” means, in connection with any Government Accounts Release Event, the conditions to such Government Accounts Release Event that: (i) such Government Accounts Release Event does not occur in connection with, and does not effect, a Liability Management Transaction and (ii) no Specified Event of Default has occurred and is continuing at the time of such Government Accounts Release Event; provided, that, with respect to any Government Accounts Release Event occurring in connection with any Qualified Securitization Facility, MUFG Factoring Program or other receivables financing or factoring program permitted to be secured under Section 7.01(ff), (x) such conditions shall be tested at the time the applicable Government Account is sold, contributed or pledged to the counterparty thereunder (including any Securitization Subsidiary) and (y) once so sold, contributed or pledged to the counterparty thereunder (including any Securitization Subsidiary) in compliance with such conditions, no subsequent failure of such conditions (including any Specified Event of Default occurring thereafter) and no other Default or Event of Default occurring thereafter shall require such Government Account (or proceeds thereof) so sold, contributed or pledged in accordance with such conditions to be repurchased, released or otherwise unwound or to cease to constitute Excluded Assets, and the Liens of the Collateral Agent thereon shall be automatically released (and the Collateral Agent shall promptly deliver such release documentation as the Borrower may reasonably request; provided further that no Event of Default occurring after such time shall require any Government Account (or proceeds thereof) previously sold, contributed or pledged thereunder to be repurchased, released, or otherwise unwound or to cease to constitute Excluded Assets. Notwithstanding the foregoing, the Government Accounts Release Conditions shall be deemed satisfied with respect to any Disposition by the Loan Parties of any Government Accounts to the Newco Account pursuant to the terms and provisions hereof.
“Government Accounts Release Events” means, as applicable, (i) any Disposition of any Government Account (or any Proceeds thereof) to any Person, (ii) any release of any Liens in favor of the Collateral Agent on any Government Accounts (or any Proceeds thereof) or (iii) any Government Account (or any Proceeds thereof) becoming, or remaining as, Excluded Assets on account of, or otherwise securing, any Qualified Securitization Facility, MUFG Factoring Program or other receivables financing or factoring programs.
“Granting Lender” has the meaning set forth in Section 10.07(i).
“Group Subsidiary” means any Subsidiary of Existing Credit Agreement Holdings.
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets not prohibited under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning set forth in Section 11.01.
“Guarantor Senior Debt” has the meaning set forth in Section 5.17.
“Guarantors” means, collectively, (i) Holdings, (ii) the Borrower (other than with respect to its own Obligations), (iii) the Subsidiaries of the Borrower on the Closing Date (other than any Excluded Subsidiary), and (iv) those Subsidiaries of the Borrower that issue a Guaranty of the Obligations after the Closing Date pursuant to Section 6.11 (including, without limitation, any Subsidiary that Guarantees any Specified Indebtedness) or any other Person (including any Excluded Subsidiary) organized under the laws of the United States, any state thereof or the District of Columbia or, to the extent reasonably acceptable to the Administrative Agent (and subject to clause (D) of the Collateral and Guarantee Requirement), any other jurisdiction that, at the option of the Borrower, issues a Guaranty of the Obligations after the Closing Date.
“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.
“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead, radon gas, pesticides, fungicides, fertilizers, or toxic mold, in each case that are regulated pursuant to, or which would give rise to liability under, applicable Environmental Law.
“Holding Company” means any Person so long as such Person directly or indirectly holds 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder or another Holding Company), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of such Person.
“Holdings” means Holdings, if it is the direct parent of the Borrower, or, if not, any Subsidiary of Holdings that directly owns 100% of the issued and outstanding Equity Interests in the Borrower and issues a Guaranty of the Obligations and agrees to assume the obligations of “Holdings” pursuant to this Agreement and the other Loan Documents pursuant to one or more instruments in form and substance reasonably satisfactory to the Administrative Agent.
“Honor Date” has the meaning set forth in Section 2.03(c)(i).
“IFRS” has the meaning set forth in the definition of “GAAP.”
“Immaterial Subsidiary” has the meaning set forth in Section 8.03.
“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), the estates of such individual and such other individuals above and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Impacted Loans” has the meaning set forth in Section 3.03(a).

“Incremental Amendment” has the meaning set forth in Section 2.14(f).
“Incremental Cap” means:
(a)    $50,000,000 in aggregate principal amount with respect to Incremental Facilities and Incremental Equivalent Debt which is pari passu in payment and Lien priority to the First Out Revolving Credit Facility, minus the aggregate principal amount of Incremental Facilities and Incremental Equivalent Debt previously incurred pursuant to this clause (a) (it being understood that such basket cannot be “refreshed”); and
(b)    an amount equal to $550,000,000 minus the aggregate principal amount of (i) the Outstanding Amount of Loans and unused Aggregate Commitments hereunder and (ii) Incremental Equivalent Debt incurred pursuant to clause (a) or (b).
No Indebtedness (including any Indebtedness incurred in exchange for, or to refinance, the Senior Secured Notes) may be incurred under clause (a) above in excess of $50,000,000 in the aggregate. All other Incremental Facilities and Incremental Equivalent Debt incurred under this definition (including pursuant to any Permitted Senior Secured Notes Exchange) shall constitute Third Out Obligations and shall be subordinated in right of repayment to the First Out Obligations and the Second Out Obligations as provided in Section 8.04.
“Incremental Commitments” has the meaning set forth in Section 2.14(a).
“Incremental Equivalent Debt” means the Indebtedness incurred under Section 7.03(q).
“Incremental Facility” has the meaning set forth in Section 2.14(a).
“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).
“Incremental Lenders” has the meaning set forth in Section 2.14(c).
“Incremental Loan Request” has the meaning set forth in Section 2.14(a).
“Incremental Loans” has the meaning set forth in Section 2.14(b).
“Incremental Revolving Credit Commitments” has the meaning set forth in Section 2.14(a).
“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c).
“Incremental Revolving Credit Loans” has the meaning set forth in Section 2.14(b).
“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).
“Incremental Term Facility” has the meaning set forth in Section 2.14(a).
“Incremental Term Lender” has the meaning set forth in Section 2.14(c).
“Incremental Term Loan” has the meaning set forth in Section 2.14(b).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property (including Financing Lease Obligations) or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation (x) until sixty (60) days after such obligation becomes due and payable or (y) otherwise not treated as a liability on the balance sheet and (iii) accruals for payroll and other liabilities accrued in the ordinary course);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;
(g)    all obligations of such Person in respect of Disqualified Equity Interests;
if and to the extent that any of the foregoing would constitute indebtedness or a liability in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of the Existing Credit Agreement Borrower appearing on the balance sheet of the Existing Credit Agreement Borrower solely by reason of push-down accounting under GAAP shall be excluded; and
(h)    to the extent not otherwise included above all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt, (B) in the case of the Existing Credit Agreement Borrower and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business, (C) exclude contingent obligations incurred in the ordinary course of business or consistent with industry practice, obligations under or in respect of Non-Financing Lease Obligations, Qualified Securitization Facilities, straight-line leases, operating leases or lease lease-back transactions, (D) exclude obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Closing Date or in the ordinary course of business or consistent with past practice and (E) exclude (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iv) accrued expenses and royalties, (v) in connection with the purchase by the Existing Credit Agreement Borrower or any Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner, (vi) any obligations in respect of workers’ compensation claims, retirement, post-employment or termination obligations (including pensions and retiree medical care), pension fund obligations or contributions or similar claims, or social security or wage taxes or contributions, (vii) any liability for taxes and (viii) asset retirement obligations and other pension and other post-

employment benefit related obligations (including pensions and retiree medical care). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness (not to exceed the maximum amount of such Indebtedness for which such Person could be liable) and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
“Indemnified Liabilities” has the meaning set forth in Section 10.05.
“Indemnified Taxes” means, with respect to any Agent or any Lender, all Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under this Agreement or any other Loan Document, other than (i) Taxes imposed on or measured by its net income, however denominated, and franchise (and similar) Taxes imposed in lieu of net income Taxes, by a jurisdiction (A) as a result of such Agent’s or Lender’s being organized in or having its principal office (or, in the case of any Lender, its applicable Lending Office) or permanent establishment in such jurisdiction (or any political subdivision thereof), or (B) as a result of any other connection between such Lender or Agent and such jurisdiction other than any connections arising from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under or enforcing, any Loan Document, (ii) Taxes attributable to the failure by such Agent or Lender to deliver the documentation required to be delivered pursuant to Section 3.01(d), (iii) any branch profits Taxes imposed by the United States, or any similar Tax, imposed by any jurisdiction described in clause (i) above, (iv) in the case of any Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07), any U.S. federal withholding Tax that is imposed pursuant to a law in effect on the date such Lender acquires an interest in the applicable Commitment (or, in the case of an applicable interest in a Loan not funded by such Lender pursuant to a prior Commitment, the date such Lender acquired such interest in such Loan), or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled immediately prior to the time of designation of a new Lending Office (or assignment) to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01 and (v) any withholding Taxes imposed under FATCA. For the avoidance of doubt, the term “Lender” for purposes of this definition shall include each L/C Issuer.
“Indemnitees” has the meaning set forth in Section 10.05.
“Information” has the meaning set forth in Section 10.08.
“Initial Compliance Certificate” has the meaning set forth in Section 6.02.
“Intellectual Property Security Agreements” has the meaning set forth in the Security Agreement.
“Intercompany Applicable Loan” means, (x) in connection with a Borrowing of a First Out Revolving Credit Loan, Second Out Extended Revolving Credit Loan, Second Out Non-Extended Revolving Credit Loan or PLOC Revolving Credit Loan, a First Out Revolving Credit Loan, Second Out Extended Revolving Credit Loan, or Second Out Non-Extended Revolving Credit Loan, or PLOC Revolving Credit Loan (each, as defined in the Intercompany Credit Agreement), (y) in connection with an Incremental Revolving Credit Loan or Incremental Term Loan incurred pursuant to clause (a) of the Incremental Cap, an Incremental Revolving Credit Loan or Incremental Term Loan respectively (each as defined in the Intercompany Credit Agreement) incurred pursuant to clause (a) of the Incremental Cap (as defined in the Intercompany Credit Agreement), and (z) in connection with an Incremental Revolving Credit Loan or Incremental Term Loan incurred as a Third Out Obligation, an Incremental Revolving Credit Loan or Incremental Term Loan respectively (each as defined in the Intercompany Credit Agreement) incurred as a Third Out Obligation (as defined in the Intercompany Credit Agreement).

“Intercompany Credit Agreement” means that certain Intercompany Credit Agreement, dated as of the date hereof, between Intercompany Credit Agreement Borrower, Intercompany Credit Agreement Lender and Intercompany Credit Agreement Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Intercompany Credit Agreement Agent” means Ankura Trust Company, LLC, as administrative agent and collateral agent under the Intercompany Credit Agreement, and any successor administrative agent and collateral agent thereunder.
“Intercompany Credit Agreement Agent-Related Person” means the Intercompany Credit Agreement Agent, together with its respective Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.
“Intercompany Credit Agreement Borrower” means Conduent Business Services, LLC, as borrower under the Intercompany Credit Agreement.
“Intercompany Credit Agreement Collateral” means all rights, title and interest of the Intercompany Credit Agreement Lender in, to and under the Intercompany Credit Agreement Documents and the obligations owing to it thereunder and in connection therewith, including its rights as a secured party in respect of the “Collateral” (as defined in the Intercompany Credit Agreement).
“Intercompany Credit Agreement Documents” means the Intercompany Credit Agreement and all security agreements, guarantees, pledge agreements, notes and other agreements or instruments executed in connection therewith, including all “Loan Documents” (as defined in the Intercompany Credit Agreement).
“Intercompany Credit Agreement Facilities” means the Facilities as defined in the Intercompany Credit Agreement.
“Intercompany Credit Agreement Lender” means the Borrower.
“Intercompany Credit Agreement Loan Parties” means the “Loan Parties” as defined in the Intercompany Credit Agreement.
“Intercompany Credit Agreement Notes” means the Notes issued by the Intercompany Borrower pursuant to the Intercompany Credit Agreement.
“Intercompany License Agreement” means any cost-sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, IP Rights transfer agreement or any related agreements, in each case where all the parties to such agreement are one or more of the Existing Credit Agreement Borrower and any Subsidiary thereof.
“Intercreditor Agreements” means the Pari Passu Intercreditor Agreement and the Junior Lien Intercreditor Agreement, collectively, in each case to the extent in effect.
“Interest Payment Date” means, (a) as to any Eurocurrency Rate or Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate or Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means, as to each Eurocurrency Rate Loan or Term SOFR Loan, the period commencing on the date such Eurocurrency Rate Loan or Term SOFR Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan or Term SOFR Loan and ending on the date one, three or six months thereafter or, to the extent agreed by each Lender of such Eurocurrency Rate Loan, twelve months or a shorter period thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
    (i)    any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to clause (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
    (ii)    any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
    (iii)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Existing Credit Agreement Borrower and its Subsidiaries, (i) intercompany advances arising from their cash management, tax, and accounting operations, in each case, in the ordinary course of business or consistent with past practice and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment but less all returns and distributions received on such Investment.
“IP Rights” has the meaning set forth in Section 5.15.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Junior Financing” has the meaning set forth in Section 7.10(a).
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J hereto (which agreement in such form or with immaterial changes thereto the Collateral Agent is authorized to enter into) between the Collateral Agent and one or more collateral agents or representatives for the holders of Indebtedness that is not prohibited under Section 7.03, and is intended to be, secured on a junior Lien basis to the Liens securing the Obligations (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“L/C Advance” means, with respect to each Second Out Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Second Out Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit pursuant to Section 2.03, as such commitment is set forth on Schedule 1.01A under the caption “L/C Commitments” or if an L/C Issuer has entered into an Assignment and Assumption, the amount set forth for such L/C Issuer as its L/C Commitment in the Register maintained by the Administrative Agent. The L/C Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrower, and notified to the Administrative Agent.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Disbursement” means any payment made by an L/C Issuer pursuant to a Letter of Credit.
“L/C Issuer” means each of (a) Bank of America, (b) Citibank, N.A., (c) Wells Fargo Bank, National Association, (d) Santander Bank, N.A., (e) Truist Bank, (f) KeyBank National Association, (g) The Bank of New York Mellon, (h) each other Person with an L/C Commitment set forth on Schedule 1.01A and (i) any other Revolving Credit Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(k), in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate and for all purposes of the Loan Documents. If there is more than one L/C Issuer at any given time, the term L/C Issuer shall refer to the relevant L/C Issuer(s). Notwithstanding anything herein to the contrary, only Bank of America, Citibank, N.A., Santander Bank, N.A., and up to three additional L/C Issuers designated by the Borrower and approved by such additional L/C Issuer (in each case, or their respective Affiliates) may issue Letters of Credit denominated in an Approved Foreign Currency; provided that no more than six (6) L/C Issuers (or their respective Affiliates), in the aggregate and without duplication of any such entity acting in both capacities, shall be permitted to issue Letters of Credit denominated in an Approved Foreign Currency.
“L/C Obligations” means, as at any date of determination, the aggregate principal amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.03(l). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP or Rule 36 of UCP 600, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental Term Loans or any Incremental Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Lender” means each PLOC Credit Lender, Term Lender, Revolving Credit Lender, and, as the context requires, including under Section 8.04, includes an L/C Issuer, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of revolving loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within two Business Days after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless subject to a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations, under the Revolving Credit Facility or under other agreements generally in which it commits to extend credit; (iv) a Lender has failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under the Revolving Credit Facility; or (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event or a Bail-In Action. Any determination by the Administrative Agent that a Lender Default has occurred under any one or more of clauses (i) through (v) above shall be conclusive and binding absent manifest error, and the applicable Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer, and each Lender.
“Lender Party” has the meaning set forth in Section 10.20.
“Lender Recipient Party” has the meaning set forth in Section 9.16.
“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit and may be issued in any Approved Currency.
“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the applicable Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Issuance Request” means a letter of credit request substantially in the form of Exhibit B or in any other form approved by the applicable L/C Issuer.
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate principal amount of the Second Out Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Second Out Revolving Credit Facility.

“Liability Management Transaction” means any of the following (including any transaction that has the effect of any of the following):
    (i)    any refinancing, retirement, exchange, extension, amendment, repurchase, replacement, or defeasance of any existing Indebtedness of the Borrower or any of its Affiliates (“LME Refinanced Debt”) with any other Indebtedness, equity or quasi-equity (or the proceeds of any other Indebtedness, equity or quasi-equity) that is/are contractually, structurally or temporally senior (or is/are more senior (a) in respect of Lien priority with respect to any Collateral, or (b) by means of additional or separate collateral or additional or separate guarantors, obligors or other credit support or through a “double dip” or “pari plus,” or similar structure) to the LME Refinanced Debt or any other existing Indebtedness of the Existing Credit Agreement Borrower and its Subsidiaries (including, for the avoidance of doubt, through any incurrence of Indebtedness, equity or quasi-equity by a Person that is not a Loan Party, whether or not such Person owns any assets or property), other than a Permitted Senior Secured Notes Exchange;
    (ii)    any transaction or series of related transactions involving any Investment, Restricted Payment, conveyance, sale, lease or other disposition or transfer of assets to an Affiliate or direct or indirect joint venture of Existing Credit Agreement Holdings that is not a Loan Party to (i) guarantee any existing debt or equity financing, or (ii) facilitate a new debt or equity financing (including any preferred equity financing) that has recourse (directly or indirectly, including through a secured receivable but excluding intercompany claims arising in the ordinary course of business and not incurred in contemplation of or in connection with such capital raise) to Holdings, the Borrower or any Guarantor or any of their assets (including, for the avoidance of doubt, such disposed or transferred assets); or
    (iii)    any transaction or series of related transactions involving the sale, conveyance, transfer or other disposition (including by way of exclusive license, Investment or Restricted Payment) of a material portion of the assets of Holdings, the Borrower and their respective Subsidiaries, taken as a whole, by any Loan Party to any Person that is not a Loan Party, other than in the ordinary course of business operations and not in connection with any financing, to the extent otherwise permitted hereunder.
Notwithstanding the foregoing, none of the following shall constitute a Liability Management Transaction (a) the Transactions; (b) the Intercompany Credit Agreement Facilities, any Intercompany Applicable Loan, any guarantee thereof or Lien securing the same, the Newco Account, the Newco Control Agreement and the Newco Cash Sweep; (c) any Permitted Senior Secured Notes Exchange, including the incurrence of any Indebtedness permitted under Section 7.03(q) in connection therewith; (d) any Permitted Refinancing (as defined in the Intercompany Credit Agreement on the date hereof) of the Senior Secured Notes or the obligations under the Existing Credit Agreement that is not secured by Liens senior to the Lien securing the obligations under the Intercompany Credit Agreement; and (e) any Qualified Securitization Facility or other receivables financing permitted hereunder. For the avoidance of doubt, no transaction described in clauses (a) through (e) above shall constitute a Liability Management Transaction.
“Lien” means any mortgage, pledge, hypothecation, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Financing Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien.
“Liquidity” means, as of the end of any fiscal quarter commencing with the fiscal quarter ending December 31, 2026, the sum of the (I) (x) unrestricted cash and Cash Equivalents held by Existing Credit Agreement Holdings and the Group Subsidiaries and (y) without duplication, all cash and Cash Equivalents held by Existing Credit Agreement Holdings and the North American Subsidiaries, plus (II) the aggregate unused Revolving Credit Commitments (other than PLOC Credit Commitments).

“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan, a Performance L/C Loan (including any Incremental Term Loan).
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Intercreditor Agreement to the extent then in effect, (v) each Letter of Credit Issuance Request and (vi) any Incremental Amendment.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Management Stockholders” means the persons listed as executive officers for purposes of Holdings’ filings with the SEC.
“Margin Stock” has the meaning set forth in Regulation U issued by the FRB.
“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”
“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party, or (c) material adverse effect on the rights and remedies available to the Lenders or any Agent under any Loan Document.
“Material Property” means assets, including (but not limited to) IP Rights, that are material to the business, operations, assets, financial condition or prospects of the Loan Parties either prior to or pro forma for any applicable transaction.
“Material Real Property” means any fee owned Real Property located in the United States that is owned by any Loan Party with a fair market value in excess of $10,000,000 (at the Closing Date or, with respect to fee owned Real Property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably estimated by the Borrower in good faith).
“Maturity Date” means (i) with respect to the Revolving Credit Commitments, the earlier of (x) May 31, 2029 and (y) the date on which any Facility is accelerated pursuant to Section 8.02 or otherwise become due and payable in full; and (ii) with respect to any Incremental Commitments, the final maturity date applicable thereto as specified in the applicable Incremental Amendment; provided, in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the next succeeding Business Day.
“Maximum Rate” has the meaning set forth in Section 10.10.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Policies” has the meaning set forth in clause (f) of the definition of “Collateral and Guarantee Requirement.”
“Mortgaged Property” has the meaning set forth in clause (f) of the definition of “Collateral and Guarantee Requirement.”
“Mortgages” means collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Collateral Agent with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, and any other mortgages executed and delivered pursuant to Section 6.11, 6.13 or 6.16, in each case, as the same may from time to time be amended, restated, supplemented, or otherwise modified.

“MUFG Factoring Program” means the facility under that certain Amended and Restated Uncommitted Receivables Purchase Agreement, dated as of October 23, 2026, by and among, Conduent Commercial Solutions, LLC, Conduent Business Services, LLC, Conduent HR Services, LLC, Conduent Patient Access Solutions, LLC, Conduent Human Resource Services, LLC, Conduent State Healthcare, LLC and Conduent State & Local Solutions, Inc, as sellers, Conduent Incorporated, Holdings and the Borrower, as performance guarantors, and MUFG Bank, Ltd. as purchaser.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 3(37) or Section 4001(a)(3) of ERISA, to which the Existing Credit Agreement Borrower, any Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six years, has made or been obligated to make contributions.
“Net Proceeds”
(a)    100% of the cash proceeds actually received by the Borrower or any of its Subsidiaries (or, with respect to the Tolling Sale, by the Borrower or any of its Affiliates) (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition (including, for the avoidance of doubt, any sale and lease-back transaction) or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, consultants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien (other than a Lien that rank pari passu with or is subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Subsidiary as a result thereof, (iv) any costs associated with unwinding any related Swap Obligations in connection with such transaction, (v) Taxes (including Tax distributions paid pursuant to Section 7.06(i)(iii)) paid or reasonably estimated to be payable, directly or indirectly as a result thereof (including taxes that are or would be imposed on the distribution or repatriation of any such Net Proceeds), and (vi) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of its Subsidiaries (or, with respect to the Tolling Sale, by the Borrower or any of its Affiliates) including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided, however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); and
(b)    means 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of its Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.
For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Subsidiary shall be disregarded.
“Newco Account” has the meaning provided in Section 6.19.
“Newco Cash Sweep” shall have the meaning set forth in Section 6.19.

“Newco Control Agreement” means a Control Agreement with respect to the Newco Account.
“Newco Adjusted EBITDA” means, with respect to the Borrower, for any period, the Newco EBITDA of the Borrower and its Subsidiaries; provided that, to the extent included therein any non-recurring or unusual charges, expenses, gains or losses shall be added-back to the extent deducted (and not added back) in determining Newco EBITDA for such period; provided, further, that the aggregate amount added-back pursuant to this proviso for any period of four fiscal quarters shall not exceed 25% of Newco Adjusted EBITDA for such period (calculated prior to giving effect to this proviso).
“Newco Consolidated EBITDA” means, with respect to the Borrower for any period, the Newco Adjusted EBITDA for such period plus, without duplication, the following, in each case (and to the extent applicable and other than clause (1) below) to the extent deducted (and not added back) in determining Newco Adjusted EBITDA for such period:
(1)    the amount of (x) pro forma “run rate” cost savings, operating expense reductions and synergies related to the Transactions that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months after the Closing Date (including from any actions taken in whole or in part prior to the Closing Date), net of the amount of actual benefits realized during such period from such actions and (y) pro forma “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, investments, dispositions, divestitures, restructurings, operating improvements, cost savings initiatives and other similar transactions or initiatives that are reasonably identifiable and factually supportable and certified to the Administrative Agent in writing and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in each case, including any steps or actions taken in whole or in part prior to the Closing Date or the applicable consummation date of such transaction, initiative or event) or are expected to be taken (in the good faith determination of the Borrower) within 18 months after any such transaction, initiative or event is consummated, net of the amount of actual benefits realized during such period from such actions, in each case, calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Newco Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized on the first day of the applicable period for the entirety of such period; provided that no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (1) to the extent duplicative of any expenses or charges otherwise added to Newco Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided that the aggregate amount added back pursuant to this clause (1) for any Test Period shall not exceed 25% of Newco Consolidated EBITDA for such period (calculated prior to giving effect to this clause (1)); plus
(2)    any expenses or charges related to streamlining and restructuring activities (including related payroll, relocation and contract termination charges or expenses), facilities-exiting or facilities closure, idling or repurposing activities, business optimization activities, asset write-downs or write-offs, reductions in force, furloughs, severance, retention bonuses and professional fees related to any of the foregoing, in each case, within 18 months after any such transaction; provided that the aggregate amount added back pursuant to this clause (2) for any Test Period shall not exceed 25% of Newco Consolidated EBITDA for such period (calculated prior to giving effect to this clause (2)).
Notwithstanding the foregoing, for any Test Period ending on or after June 30, 2028, the aggregate amount added back pursuant to clauses (1) and (2) above (i) in respect of any fiscal quarter ending on or prior to March 31, 2028, shall not exceed 50% of Newco Consolidated EBITDA for such fiscal quarter and (ii) in respect of any fiscal quarter ending after March 31, 2028, shall not exceed 30% of Newco Consolidated EBITDA for such Test Period (in each case calculated after giving effect to such add-backs); provided that, for the avoidance of doubt, any Test Period that includes one or more fiscal quarters ending on or prior to March 31, 2028 and one or more fiscal quarters ending after March 31, 2028 shall be subject to the limitation in clause (i) with respect to each such earlier fiscal quarter and the limitation in clause (ii) with respect to each such later fiscal quarter.
“Newco EBITDA” means, with respect to the Borrower for any period, without duplication, an amount equal to “EBITDA” as calculated in accordance with Schedule 1.01G of the Borrower and its Subsidiaries for such period, in each case plus, without duplication, the following, in each case to the extent deducted (and not added back) in determining “EBITDA” as set for on such Schedule 1.01G for such period:
(1)    provision for taxes based on income or profits of such Person and its Subsidiaries for such period; plus
(2)    Consolidated Interest Expense of such Person and its Subsidiaries for such period; plus
(3)    depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such “EBITDA”; plus
(4)     the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness; plus
(5)    any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP; plus
(6)    any fees and expenses, including deferred amortization and deferred financing costs, paid in connection with the Transactions; minus
(7)    non-cash gains increasing such “EBITDA” such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.
“Newco Entities” means, collectively, Holdings and its Subsidiaries.
“Non-Collateral Account” means, collectively, accounts described in clauses (i) or (ii)(y) of the definition of “Excluded Account,” including, without limitation, each of the accounts maintained at Wells Fargo Bank, National Association or one of its Affiliates in respect of Benefits Services provided by the Existing Credit Agreement Borrower or any of its Subsidiaries, and in each case, including any funds or property held in such accounts.
“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).
“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.
“North American Subsidiary” means any Group Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia, Canada or any province or territory thereof, or Mexico.
“Note” means a Revolving Credit Note.
“Notice” means a notice in substantially the same form of Exhibit C.
“Notice of Intent to Cure” has the meaning set forth in Section 8.05(a).
“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, or Letter of Credit whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and (y) obligations of the Existing Credit Agreement Borrower or any Subsidiary arising under any Secured Hedge Agreement, any Treasury Services Obligations or under any Bilateral Letter of Credit Facilities, in each case of the foregoing clauses (x) and (y), including interest, fees and other amounts that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding the foregoing, the obligations of the Existing Credit Agreement Borrower or any Subsidiary under any Secured Hedge Agreement, any Treasury Services Obligations or any Bilateral Letter of Credit Facilities shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. Notwithstanding the foregoing, Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OID” means original issue discount.
“Organizational Documents” means (a) with respect to any corporation or exempted company, the certificate or articles of incorporation and the bylaws or memorandum and articles of association (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, exempted limited partnership, joint venture, trust or other form of business entity, the partnership, exempted limited partnership, joint venture or other applicable agreement of formation, registration or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation, registration or organization with the applicable Governmental Authority in the jurisdiction of its formation, registration or organization and, if applicable, any certificate or articles of formation, registration or organization of such entity.
“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(i).
“Other Debt Representative” means, with respect to any series of Indebtedness permitted to be incurred hereunder on a pari passu or junior Lien basis to the Lien securing the Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such

Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Other ICA Agent” shall have the meaning provided for in Section 7.18(b).
“Other Taxes” has the meaning set forth in Section 3.01(b).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Outstanding Amount” means (a) with respect to the Performance L/C Loans, Term Loans and Revolving Credit Loans on any date, the aggregate outstanding Principal Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing), as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding Principal Amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Pari Passu Intercreditor Agreement” means an intercreditor agreement or agreement among lenders, in form and substance consistent with Section 8.04 and Section 6.19 of the Security Agreement and otherwise reasonably acceptable to the Borrower and the Collateral Agent (which agreement the Collateral Agent is authorized to enter into), between the Collateral Agent and one or more collateral agents or representatives for the holders of Incremental Equivalent Debt incurred under clause (a) or (b) of the definition of “Incremental Cap” (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Participant” has the meaning set forth in Section 10.07(f).
“Participant Register” has the meaning set forth in Section 10.07(f).
“payment in full,” “paid in full,” and other variations thereof means payment in full and shall include, with respect to the Obligations, the payment in full of all Loans and Cash Collateralization of all Letters of Credit.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six years.
“Perfection Certificate” means a certificate in the form of Exhibit H hereto or any other form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time.
“Perfection Certificate Supplement” means a supplement to the Perfection Certificate containing any information not included in the Perfection Certificate delivered to the Administrative Agent on the Closing Date (or in any previously delivered Perfection Certificate Supplement).
“Performance L/C Issuer” has the meaning assigned to such term in the Existing Credit Agreement.

“Performance L/C Loan” means an extension of credit under Section 2.01(d).
“Performance L/C Unreimbursed Amount” has the meaning assigned to such term in the Existing Credit Agreement.
“Permitted Acquisition” has the meaning set forth in Section 7.02(i).
“Permitted Holders” means each of (a) the Management Stockholders, (b) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of Existing Credit Agreement Holdings or any of its direct or indirect parent companies, acting in such capacity, (c) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) of which any of the foregoing, any Holding Company, Permitted Plan or any Person or group that becomes a Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided, that in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in clauses (a) and (b), collectively, have beneficial ownership of more than 50% of the total voting power of the issued and outstanding Equity Interests of Existing Credit Agreement Holdings or any of its direct or indirect parent companies held by such group, (d) any Holding Company and (e) any Permitted Plan.
“Permitted Intercompany Activities” means any transactions (A) between or among Holdings, the Borrower and its Subsidiaries that are entered into in the ordinary course of business of Holdings, the Borrower and its Subsidiaries and, in the good faith judgment of the Borrower are necessary or advisable in connection with the ownership or operation of the business of Holdings, the Borrower and its Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements, (ii) management, technology and licensing arrangements and (iii) customer loyalty and rewards programs or (B) between or among the Borrower, its Subsidiaries and any Captive Insurance Subsidiaries.
“Permitted Plan” means any employee benefits plan of the Existing Credit Agreement Borrower or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable and customary amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension, (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) at the time thereof, no Default shall have occurred and be continuing, (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to any portion of the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (e) such modification, refinancing, refunding, renewal, replacement or extension (1) does not have any obligor that is not an obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (2) is not secured by any asset that did not secure the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (f) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subordinated in lien priority to the Obligations on any portion of the Collateral or otherwise was subject to an intercreditor agreement, the holders of such modified, refinanced, refunded, renewed, replaced or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to an appropriate Intercreditor Agreement providing for terms at least as favorable to the Lenders as those applicable to the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (g) the terms and conditions of such modification, refinancing, refunding, renewal, replacement or extension, if not consistent with the terms of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, are not materially more restrictive (taken as a whole) on the Existing Credit Agreement Borrower and its Subsidiaries, or the Borrower and its Subsidiaries, unless otherwise agreed by the Administrative Agent in its reasonable discretion; provided further that the use of Permitted Refinancing shall not “refresh” any utilization of any “basket” pursuant to which the Indebtedness being refinanced was originally incurred.
“Permitted Senior Secured Notes Exchange” means an exchange of Senior Secured Notes for Incremental Loans and/or Incremental Equivalent Debt subject to the Incremental Cap.
“Person” means any natural person, corporation, exempted company, exempted limited partnership, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall, for purposes of Section 5.10, have the meaning provided for in Section 5.10 and shall otherwise mean any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, but excluding any Multiemployer Plan) sponsored, maintained or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning set forth in Section 6.02.
“Pledged Debt” has the meaning set forth in the Security Agreement.
“Pledged Equity” has the meaning set forth in the Security Agreement.
“PLOC Credit Commitment” means, as to each PLOC Credit Lender, its obligation to make Performance L/C Loans pursuant to Section 2.01(d) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “PLOC Credit Commitments” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate PLOC Credit Commitments of all PLOC Credit Lenders shall be $15,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“PLOC Credit Lender” means, at any time, any Lender that has a PLOC Credit Commitment in respect of Performance L/C Loans at such time, or, if such Commitments have terminated, outstanding Performance L/C Loans.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“primary obligor” has the meaning set forth in the definition of “Guarantee.”
“Principal Amount” means (i) the stated or principal amount of each Dollar Denominated Loan, Dollar Denominated Letter of Credit or L/C Obligation, as applicable, with respect thereto, as applicable, and (ii) the Dollar Equivalent of the stated or principal amount of each Foreign Currency Denominated Loan, Foreign Currency Denominated Letter of Credit or L/C Obligation with respect thereto, as applicable, as the context may require.
“Priority” with respect to any series of Indebtedness that is pari passu in lien priority with the Obligations, refers to whether such series is “first out,” “second out” or “third out” under this Agreement or any applicable pari passu intercreditor agreement.
“Private Side Information” has the meaning set forth in Section 6.02.
“Pro Forma Adjustment” means, for any four-quarter period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Consolidated EBITDA of a Person, the pro forma increase or decrease in such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable “run rate” cost savings, operating expense reductions and synergies and certified to the Administrative Agent in writing with supporting details and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken (in each case, including any steps or actions taken in whole or in part prior to the applicable consummation date of such transaction, initiative or event) or are expected to be taken (in the good faith determination of the Borrower) within 18 months after any such transaction; provided that the aggregate amount added back pursuant to this clause (a), when aggregated with the amount added back pursuant to clause (1) of the definition of “Consolidated EBITDA” for any Test Period shall not exceed 25% of Consolidated EBITDA for such period (calculated prior to giving effect to this clause (a) and clause (1) of the definition of “Consolidated EBITDA”) and for any Test Period ending on or after June 30, 2028, is subject to the last paragraph in the definition of “Consolidated EBITDA” or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of any Person, property, business or asset with the operations of such Person and its Subsidiaries; provided that (i) at the election of such Person, such Pro Forma Adjustment shall not be required to be determined for any such acquired operations of any Person, property, business or assets to the extent the aggregate consideration paid in connection with such acquisition was less than $25,000,000, and (ii) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such four-quarter period, or such additional costs will be accrued or incurred during the entirety of such four-quarter period; provided, further, that any such pro forma increase or decrease to such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such affiliated Consolidated EBITDA, as the case may be, for such four-quarter period.
“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder with respect to any Person, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of such Person or any division, product line, or facility used for operations of such Person or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or an Investment that is a Specified Transaction, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by such Person or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that (I) without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on such Person and its Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”; (II) that when calculating the Consolidated First Lien Net Leverage Ratio for purposes of (i) the definition of “Applicable Rate,” (ii) [reserved] and (iii) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with Section 7.09, the events that occurred subsequent to the end of the applicable four-quarter period shall not be given pro forma effect, (III) [reserved]; and (IV) in determining Pro Forma Compliance with the Consolidated First Lien Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio or any other incurrence test (other than in respect of Section 7.09), in connection with the incurrence (including by assumption or guarantee) of any Indebtedness, the incurrence or repayment of any Indebtedness in respect of the Revolving Credit Facility or any other revolving facility immediately prior to or in connection therewith included in the Consolidated First Lien Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio or such other incurrence test calculation immediately prior to, or simultaneously with, the event for which the Pro Forma Compliance determination of such ratio or other test is being made shall be disregarded; provided, further, that with respect to any incurrence of Indebtedness permitted by the provisions of this Agreement in reliance on the pro forma calculation of the Consolidated First Lien Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio or such other incurrence test calculation, any Indebtedness being incurred (or expected to be incurred) substantially simultaneously or contemporaneously with the incurrence of any such Indebtedness or any applicable transaction or action in reliance on any “basket” set forth in this Agreement (including any “baskets” measured as a percentage of Total Assets or Consolidated EBITDA), including under the Revolving Credit Facility shall be disregarded. In the event any fixed “baskets” are intended to be utilized together with any incurrence-based “baskets” in a single transaction or series of related transactions, (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of Indebtedness or any other applicable transaction or action to be incurred under any incurrence-based “baskets” shall first be calculated without giving effect to amounts being utilized pursuant to any fixed “baskets,” but giving full pro forma effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed “baskets,” any incurrence and repayments of Indebtedness) and all other permitted Pro Forma Adjustments (except that the incurrence of any Indebtedness under the Revolving Credit Facility or any other revolving facility immediately prior to or in connection therewith shall be disregarded), and (ii) thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurred under any fixed “baskets” shall be calculated.
“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the aggregate principal amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of any Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on Revolving Credit Exposure of such Revolving Credit Facility rather than the Commitments thereunder.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“PUBLIC” has the meaning set forth in Section 6.02.
“Public Investor” has the meaning set forth in Section 6.02.
“Public Lender” has the meaning set forth in Section 6.02.
“Public Side Information” has the meaning set forth in Section 6.02.
“QFC Credit Support” has the meaning set forth in Section 10.25.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into an agreement pursuant to the Commodity Exchange Act.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the board of directors or management of the Existing Credit Agreement Borrower shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to the Existing Credit Agreement Borrower and its Subsidiaries, and (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) or (b) constituting a receivables or payables financing or factoring facility; it being understood and agreed that the MUFG Factoring Program constitutes a

Qualified Securitization Facility; provided, that, notwithstanding anything to the contrary herein, the Disposition of Government Accounts to, and/or the granting of security over such Government Accounts as security for, such Securitization Facility or any similar securitization or factoring facility shall be subject to the Government Accounts Release Conditions.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).
“Rating Agencies” means Moody’s and S&P.
“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment thereon, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Refunding Capital Stock” has the meaning set forth in Section 7.06(u)(i).
“Register” has the meaning set forth in Section 10.07(d).
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the Environment.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Rate” means, with respect to any Loan denominated in Euros, the EURIBOR Rate.
“Remainco Entities” means the Existing Credit Agreement Borrower and its Subsidiaries other than the Newco Entities.
“Remainco Loan Parties” means the Loan Parties under and as defined in the Intercompany Credit Agreement.
“Reorganization Securities” means shall mean any notes, equity interests, or other securities (whether debt, equity, or otherwise) issued and distributed pursuant to the terms of a Plan on account of or in connection with any Obligations in a Bankruptcy Proceeding of any Loan Party, including, for the avoidance of doubt, debt or equity securities issued and/or cash distributed pursuant to a rights offering as part of a Bankruptcy Proceeding.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Issuance Request.
“Required Facility Lenders” means, as of any date of determination, with respect to any Facility, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations, under such Facility being deemed

“held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders.
“Required First Out Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Total Outstandings in connection with any First Out Obligations and (b) the aggregate unused Commitments in connection with any First Out Obligations; provided that the unused Commitments of, and the portion of the Total Outstandings with respect to any First Out Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required First Out Lenders.
“Required Lenders” means, as of any date of determination, Lenders constituting each of the following (for the avoidance of doubt, the consent of each such group of Lenders shall be required to constitute the Required Lenders): (v) at all times while any First Out Facilities and Second Out Facilities are outstanding, Lenders holding more than 50% of the sum of the Total Outstandings and aggregate unused Commitments in respect of First Out Facilities and Second Out Facilities; (w) at all times while the aggregate unused Commitments and Total Outstandings of any First Out Facilities are outstanding and exceed $50,000,000, Lenders holding more than 50% of the sum of the Total Outstandings and aggregate unused Commitments in respect of the First Out Facilities, (x) at all times while the aggregate (i) unused Commitments and Total Outstandings of any Second Out Extended Revolving Credit Facility and (ii) unused PLOC Credit Commitments and any Performance L/C Loans are outstanding and exceed $50,000,000, Lenders holding more than 50% of the sum of (i) Total Outstandings and aggregate unused Commitments with respect to the Second Out Extended Revolving Credit Facility and (ii) unused PLOC Credit Commitments and any Performance L/C Loans, (y) at all times when the aggregate unused Commitments and of any Second Out Non-Extended Revolving Credit Facility exceeds $50,000,000, Lenders holding more than 50% of the Total Outstandings and aggregate unused Commitments with respect to the Second Out Non-Extended Revolving Credit Facility, and (z) at any time the aggregate unused Commitments and Total Outstandings with respect to the Third Out Obligations exceeds $50,000,000, Lenders holding more than 50% of the Total Outstandings and aggregate unused Commitments in respect of the Third Out Obligations; provided that for purposes of this definition, (1) the unused Commitments of, and the portion of the Total Outstandings under any Facility held or deemed held by, any Defaulting Lender shall be excluded and (2) the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations, under each Facility shall be deemed “held” by such Lender.
“Required Revolving Credit Lenders” means, as of any date of determination, Lenders constituting each of the following (for the avoidance of doubt, the consent of each such group of Lenders shall be required to constitute the Required Revolving Credit Lenders): (v) at all times while any First Out Revolving Credit Facilities and Second Out Revolving Credit Facilities are outstanding, Lenders holding more than 50% of the sum of the Total Outstandings and aggregate unused Commitments and Total Outstandings in respect of First Out Revolving Credit Facilities and Second Out Revolving Credit Facilities; (w) at all times while the aggregate Commitments of any First Out Revolving Credit Facilities are outstanding and exceed $50,000,000, Lenders holding more than 50% of the sum of the Total Outstandings and aggregate unused Commitments in respect of the First Out Revolving Credit Facilities, (x) at all times while the aggregate Commitments and Total Outstandings of any Second Out Extended Revolving Credit Commitments are outstanding and exceed $50,000,000, Lenders holding more than 50% of the Total Outstandings and aggregate unused Commitments with respect to the Second Out Extended Revolving Credit Facility and (y) at all times when the aggregate of Second Out Non-Extended Revolving Credit Commitments exceeds $50,000,000, Lenders holding more than 50% of the Total Outstandings and aggregate unused Commitments with respect to the Second Out Non-Extended Revolving Credit Facility; provided that for purposes of this definition, (1) the unused Commitments of, and the portion of the Total Outstandings under any Revolving Credit Facility held or deemed held by, any Defaulting Lender shall be excluded and (2) the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations, under each Revolving Credit Facility shall be deemed “held” by such Lender.
“Required Second Out Lenders” means, as of any date of determination, Lenders constituting each of the following (for the avoidance of doubt, the consent of each such group of Lenders shall be required to constitute the

Required Second Out Lenders): (a) Lenders having more than 50% of the sum of the Total Outstandings and aggregate unused Commitments with respect to the Second Out Extended Revolving Credit Facility, the Second Out Non-Extended Revolving Credit Facility and the PLOC Credit Commitments, (b) at all times while any Second Out Extended Revolving Credit Commitments or PLOC Credit Commitments (or Total Outstandings thereunder) are outstanding and exceed $50,000,000, Lenders having more than 50% of the sum of the Total Outstandings and aggregate unused Commitments with respect to the Second Out Extended Revolving Credit Facility and the PLOC Credit Commitments and (c) at all times while any Second Out Non-Extended Revolving Credit Commitments (or Total Outstandings thereunder) are outstanding and exceed $50,000,000, Lenders having more than 50% of the sum of the Total Outstandings and aggregate unused Commitments with respect to the Second Out Non-Extended Revolving Credit Facility; provided that the unused Commitments of, and the portion of the Total Outstandings with respect to Second Out Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Second Out Lenders.
“Required Third Out Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Total Outstandings in connection with any Third Out Obligations (with the aggregate amount of each Lender’s risk participation under such Facility being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments in connection with any Third Out Obligations; provided that the unused Commitments of, and the portion of the Total Outstandings with respect to Third Out Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Third Out Lenders.
“Rescindable Amount” has the meaning set forth in Section 2.12(c)(i).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, the chief executive officer, director, president, vice president, chief financial officer, chief legal officer, treasurer, assistant treasurer, controller or assistant controller or other similar officer of such Person or designee of a Responsible Officer and in the case of a limited partnership or an exempted limited partnership, any officer or director of the general partner or ultimate general partner, as the case may be, and, with respect to any Loan Party, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and any officer or employee of the applicable Loan Party whose signature is included on an incumbency certificate or similar certificate reasonably satisfactory to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of Holdings or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings or its Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).
“Revaluation Date” means (a) with respect to any Loan denominated in an Approved Currency, each of the following: (i) each date of a Borrowing of such Loan, (ii) each date of a continuation of such Loan pursuant to the terms of this Agreement, (iii) the last day of each fiscal quarter of the Borrower and (iv) in the case of a Revolving Credit Loan, the date of any voluntary reduction of a Commitment in respect thereof pursuant to Section 2.06(a); (b) with respect to any Letter of Credit denominated in an Approved Currency, each of the following: (i) each date of issuance of such Letter of Credit, (ii) each date of any amendment of such Letter of Credit that would have the effect of increasing the face amount thereof and (iii) the last day of each fiscal quarter; (c) such additional dates as the Administrative Agent or the respective L/C Issuer shall determine, or the Required Facility Lenders with respect to the Second Out Revolving Credit Facility shall require, at any time when (i) an Event of Default has occurred and is continuing or (ii) to the extent that, and for so long as, the aggregate Revolving Credit Exposure of all Second Out Revolving Credit Lenders (for such purpose, using the Dollar Equivalent in effect for the most recent Revaluation Date) exceeds 90% of the aggregate principal amount of the Second Out Revolving Credit Commitments; and (d) the last day of each fiscal quarter.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same Approved Currency, and, in the case of Eurocurrency Rate Loans or Term SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders under Section 2.01(c) of this Agreement.
“Revolving Credit Commitment” means, the First Out Revolving Credit Commitments, the Second Out Extended Revolving Credit Commitments and the Second Out Non-Extended Revolving Credit Commitments.
“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the outstanding Principal Amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the amount of the L/C Obligations.
“Revolving Credit Facility” means, collectively, the First Out Revolving Credit Facility and each of the Second Out Revolving Credit Facilities.
“Revolving Credit Lender” means, at any time, any Lender that has a Commitment in respect of Revolving Credit Loans at such time, including Revolving Credit Commitment and Incremental Revolving Credit Commitments, or, if such Commitments have terminated, Revolving Credit Exposure.
“Revolving Credit Loans” means First Out Revolving Credit Loans, Second Out Extended Revolving Credit Loans, Second Out Non-Extended Revolving Credit Loans, or Incremental Revolving Credit Loans, as the context may require.
“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit D-3 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower.
“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and any successor thereto.
“Sale and Lease-Back Transaction” means any arrangement providing for the leasing (or similar arrangement) by the Borrower or any of its Subsidiaries of any Real Property or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Subsidiary to a third Person in contemplation of such leasing (or similar arrangement).
“Same Day Funds” means immediately available funds.
“Sanctions” means any international economic sanctions administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury or Hong Kong Monetary Authority.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(d)(ii).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Out Extended Revolving Credit Commitment” means, as to each Second Out Extended Revolving Credit Lender, its obligation to (a) make Second Out Extended Revolving Credit Loans to the Borrower

pursuant to Section 2.01(c) and (b) purchase participations in L/C Obligations in respect of Letters of Credit, in an aggregate Principal Amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Second Out Extended Revolving Credit Commitments” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14).
“Second Out Extended Revolving Credit Facility” means the revolving credit facility with respect to the Second Out Extended Revolving Credit Commitments.
“Second Out Extended Revolving Credit Lender” means, at any time, any Lender that has a Commitment in respect of Second Out Extended Revolving Credit Loans at such time, or, if such Commitments have terminated, Revolving Credit Exposure in respect of Second Out Extended Revolving Credit Loans.
“Second Out Extended Revolving Credit Loan” means any Revolving Credit Loan made pursuant to Section 2.01(c) pursuant to the Second Out Extended Revolving Credit Commitment.
“Second Out Facilities” means, collectively, the Second Out Revolving Credit Facilities and the PLOC Credit Commitments.
“Second Out Lender” means any Lender to which Second Out Obligations are owing.
“Second Out Non-Extended Revolving Credit Commitment” means, as to each Second Out Non-Extended Revolving Credit Lender, its obligation to (a) make Second Out Non-Extended Revolving Credit Loans to the Borrower pursuant to Section 2.01(c) and (b) purchase participations in L/C Obligations in respect of Letters of Credit at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Second Out Non-Extended Revolving Credit Commitments” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14).
“Second Out Non-Extended Revolving Credit Facility” means the revolving credit facility with respect to the Second Out Non-Extended Revolving Credit Commitments.
“Second Out Non-Extended Revolving Credit Lender” means, at any time, any Lender that has a Commitment in respect of Second Out Non-Extended Revolving Credit Loans at such time, or, if such Commitments have terminated, Revolving Credit Exposure in respect of Second Out Non-Extended Revolving Credit Loans.
“Second Out Non-Extended Revolving Credit Loan” means any Revolving Credit Loan made pursuant to Section 2.01(c) pursuant to the Second Out Non-Extended Revolving Credit Commitment.
“Second Out Obligations” means the Obligations with respect to, or arising from, the Second Out Revolving Credit Loans, the L/C Borrowings and the Performance L/C Loans, including any fees, expenses and indemnities owing to the Second Out Lenders in their capacities as such.
“Second Out Revolving Credit Commitments” means Second Out Extended Revolving Credit Commitments and the Second Out Non-Extended Revolving Credit Commitments.
“Second Out Revolving Credit Facility” means the Second Out Extended Revolving Credit Facility and the Second Out Non-Extended Revolving Credit Facility.
“Second Out Revolving Credit Lender” means, at any time, any Lender that has a Commitment in respect of Second Out Revolving Credit Loans at such time, or, if such Commitments have terminated, Revolving Credit Exposure in respect of Second Out Revolving Credit Loans.

“Second Out Revolving Credit Loans” means Second Out Extended Revolving Credit Loans and Second Out Non-Extended Revolving Credit Loans.
“Second Out Secured Lender” means any Lender to which Secured Second Out Obligations are owing (or to whose Affiliates Secured Second Out Obligations are owing).
“Secured Bilateral Letter of Credit Facility” means any Bilateral Letter of Credit Facility that is either set forth on Schedule 1.01B or otherwise designated as a “Secured Bilateral Letter of Credit Facility” in a written notice delivered by the Borrower to the Administrative Agent.
“Secured Bilateral Letter of Credit Facility Bank” means any holder of obligations owed pursuant to a Bilateral Letter of Credit Facility.
“Secured First Out Obligations” means (a) the First Out Obligations and (b) Obligations in connection with Treasury Services Obligations held by any Approved Counterparty.
“Secured First Out Parties” means the Secured Parties that hold Secured First Out Obligations.
“Secured Hedge Agreement” means any Swap Contract that is entered into by and between the Existing Credit Agreement Borrower or any Subsidiary and any Approved Counterparty (unless otherwise designated in writing by the Borrower and the applicable Approved Counterparty to the Administrative Agent as unsecured) (which notice may designate all Swap Contracts under a specified Master Agreement as unsecured).
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, any Approved Counterparty party to a Secured Hedge Agreement or Treasury Services Obligations, the Secured Bilateral Letter of Credit Facility Banks, the Supplemental Agents, each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02, the Indemnitees, and each other holder of any Obligations from time to time.
“Secured Second Out Obligations” means (a) the Second Out Obligations, (b) Obligations in connection with Secured Hedge Agreements held by any Approved Counterparty and (c) Obligations in connection with Bilateral Letter of Credit Facilities.
“Secured Second Out Parties” means the Secured Parties that hold Secured Second Out Obligations.
“Secured Third Out Obligations” means Third Out Obligations.
“Secured Third Out Parties” means the Secured Parties that hold Secured Third Out Obligations and, solely for purposes of Section 8.04 and any Pari Passu Intercreditor Agreement, the holders of Third Out Obligations described in clause (b) of the definition thereof and any Other Debt Representative acting on their behalf.
“Securities Act” means the Securities Act of 1933, as amended.
“Securitization Assets” means the accounts receivable (whether billed or unbilled) and other rights to payment, all collections, proceeds, chattel paper, instruments, payment intangibles, records, contract rights, guarantees, supporting obligations and lockbox and collection accounts related thereto, other assets customarily included in a Securitization Facility that are related to any of the foregoing and any other assets subject to a Qualified Securitization Facility and the proceeds thereof; provided, that in no event shall any Government Contract be considered a Securitization Asset.
“Securitization Facility” means any of one or more receivables, factoring or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Existing Credit Agreement Borrower or any of its Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Existing Credit Agreement Borrower or any of its Subsidiaries sells or grants a security interest in its accounts receivable, payables or Securitization Assets or assets related thereto to either (a) a Person that is not a Subsidiary or (b) a Securitization Subsidiary that in turn sells or grants a security interest in its accounts receivable, payable or Securitization Assets or assets related thereto to a Person that is not a Subsidiary.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.
“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.
“Security Agreement” means the Security Agreement substantially in the form of Exhibit G, dated as of the Closing Date, among Holdings, the Borrower, certain Subsidiaries of the Borrower and the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Security Agreement Supplement” has the meaning set forth in the Security Agreement.
“Senior Debt” has the meaning set forth in Section 5.17.
“Senior Indebtedness” has the meaning set forth in Section 5.17.
“Senior Secured Financing” has the meaning set forth in Section 5.17.
“Senior Secured Notes” means the senior secured notes due 2029 in an aggregate principal amount of $520,000,000 issued on October 15, 2021 pursuant to the Senior Secured Notes Indenture.
“Senior Secured Notes Indenture” means the indenture for the Senior Secured Notes, dated as of October 15, 2021 among Conduent Business Services, LLC, as issuer, Conduent State & Local Solutions, Inc., as co-issuer, the guarantors listed therein and the trustee referred to therein pursuant to which the Senior Secured Notes are issued, as such indenture may be amended or supplemented from time to time.
“Shared Services Agreement” shall mean that certain Shared Services Agreement, dated on or about the date hereof, by and among (a) Holdings and the Borrower, (b) Conduent Incorporated, and (c) solely for purposes of Section 10.13 thereunder, the other entities party thereto.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“SPC” has the meaning set forth in Section 10.07(i).
“Specified Equity Contribution” means any cash contribution to the common equity of Existing Credit Agreement Holdings and/or any purchase or investment in an Equity Interest of Existing Credit Agreement Holdings other than Disqualified Equity Interests.
“Specified Event of Default” means (i) any Event of Default under Section 8.01(a), (f) or (q), (ii) any Event of Default under Section 8.01(b) resulting from a breach of any provision in the Loan Documents restricting Indebtedness, Liens or Dispositions (or otherwise restricting any sale, contribution or pledge) in connection with a Qualified Securitization Facility, MUFG Factoring Program or other receivables financing or factoring program, (iii) any other Event of Default as a consequence of which any Obligations are accelerated pursuant to Section 8.02 or otherwise, (iv) any Event of Default under Section 8.01(e) or (l) as a consequence of which any obligations in connection with the Indebtedness described under Section 8.01(e) or (l) are accelerated and (v) any Specified Event of Default (as defined in the Intercompany Credit Agreement) pursuant to the Intercompany Credit Agreement.
“Specified Guarantor” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.12).
“Specified Indebtedness” means (x) Indebtedness for borrowed money (or any other similar Indebtedness) of the Borrower or any of its Subsidiaries with a principal amount in excess of the Threshold Amount and (y) any refinancing of any of the foregoing.
“Specified Representations” means those representations and warranties made in Sections 5.01(a) (in respect of the Borrower and the Guarantors only), 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.04, 5.12, 5.16, 5.18(a)(ii), 5.18(c), 5.19(a), and 5.20.
“Specified Transaction” means (a) any incurrence or repayment of Indebtedness (other than for working capital purposes unless such working capital Indebtedness was incurred or repaid as part of any Specified Transaction or event, including a transaction that otherwise constitutes a Specified Transaction), (b) any Disposition (or discontinued operations) that results in a Subsidiary ceasing to be a Subsidiary of the Existing Credit Agreement Borrower, (c) any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, (d) any Investment that results in a Person becoming a Subsidiary, (e) any Permitted Acquisition or (f) any Disposition (or discontinued operations) of a business unit, line of business or division of the Existing Credit Agreement Borrower and its Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise.
“Spot Rate” means, for any currency, the rate determined by the Administrative Agent or any applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuers may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuers if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided, further, that any L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Approved Currency.
“Subsidiary” of a Person means a corporation, exempted company, partnership, exempted limited partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise Controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower; provided that, no Person shall cease to be a “Subsidiary” of the Borrower in connection with any Liability Management Transaction; provided, further, that the “Subsidiaries” of the Borrower shall include any Person whose ownership structure is or was designed to circumvent the definition of “Subsidiary” in connection with a debt or equity financing.
“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.
“Successor Borrower” has the meaning set forth in Section 7.04(d).
“Successor Rate” has the meaning set forth in Section 3.03(d).
“Supermajority Facility Lenders” means, as of any date of determination, with respect to any Facility, Lenders having more than 75% of the sum of (a) the Total Outstandings under such Facility (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations, as applicable, under such Facility being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders.
“Supermajority Lenders” means, as of any date of determination, Lenders constituting each of the following (for the avoidance of doubt, the consent of each such group of Lenders shall be required to constitute the Supermajority Lenders): (v) at all times while any First Out Facilities and Second Out Facilities are outstanding, Lenders holding more than 75% of the sum of the Total Outstandings and aggregate unused Commitments in respect of First Out Facilities and Second Out Facilities; (w) at all times while any unused Commitments or Total Outstandings under the First Out Facilities are outstanding, Lenders holding more than 75% of the sum of the Total Outstandings and aggregate unused Commitments in respect of the First Out Facilities, (x) while any (i) Second Out Extended Revolving Credit Commitments or of any Second Out Extended Revolving Credit Facility or (ii) PLOC Credit Commitments or Performance L/C Loans are outstanding, Lenders holding more than 75% of the sum of (i) Total Outstandings and aggregate unused Commitments with respect to the Second Out Extended Revolving Credit Facility and (ii) unused PLOC Credit Commitments and any Performance L/C Loans, (y) while any Second Out Non-Extended Revolving Credit Commitments or Total Outstandings of any Second Out Non-Extended Revolving Credit Facility are outstanding, Lenders holding more than 75% of the Total Outstandings and aggregate unused Commitments with respect to the Second Out Non-Extended Revolving Credit Facility, and (z) at any time any Third Out Obligations (or Commitments in respect thereof) are outstanding, Lenders holding more than 75% of the Total Outstandings and aggregate unused Commitments in respect of the Third Out Obligations; provided that for purposes of this definition, (1) the unused Commitments of, and the portion of the Total Outstandings under any Facility held or deemed held by, any Defaulting Lender shall be excluded and (2) the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations, as applicable, under each Facility shall be deemed “held” by such Lender.
“Supplemental Agent” has the meaning set forth in Section 9.14(a) and “Supplemental Agents” shall have the corresponding meaning.
“Supported QFC” has the meaning set forth in Section 10.25.
“Swap” means, any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap Contract.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“TARGET Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system, which utilizes a single shared platform and which was launched on November 19, 2007, is open for the settlement of payments in euro.
“Tax Group” has the meaning set forth in Section 7.06(i)(iii).
“Taxes” has the meaning set forth in Section 3.01(a).
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of Term SOFR Loans, having the same Interest Period made by an Incremental Amendment or an Extension.
“Term Lender” means, at any time, any Lender holding any Term Loan.
“Term Loan Increase” has the meaning set forth in Section 2.14(a).
“Term Loans” means any Incremental Term Loan designated as a “Term Loan.”
“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than, in the case of the Revolving Credit Commitments, 0.00%, Term SOFR will be deemed to be 0.00% for purposes of this Agreement and the other Loan Documents.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR.”
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Test Period” means, for any date of determination under this Agreement, the latest four consecutive fiscal quarters for which financial statements have been delivered to the Administrative Agent or for which financial statements are required to be delivered pursuant to Section 6.01, as applicable.
“Third Out Lender” means any Lender to which Third Out Obligations are owing and, solely for purposes of Section 8.04 and any Pari Passu Intercreditor Agreement, any holder of Third Out Obligations described in clause (b) of the definition thereof.
“Third Out Obligations” means (a) Obligations with respect to, or arising from, any Loans or Commitments outstanding and issued under Section 2.14 that are subordinated to the First Out Obligations and Second Out Obligations and (b) Incremental Equivalent Debt incurred pursuant to clause (b) of the definition of “Incremental Cap” that is secured by the Collateral on a pari passu basis with the Obligations and subordinated in right of payment to the First Out Obligations and the Second Out Obligations pursuant to Section 8.04 and a Pari Passu Intercreditor Agreement.
“Threshold Amount” means $35,000,000.
“Tolling Business” means the “Purchased Assets” under and as defined in the Tolling Sale Agreement as in effect on the date hereof.
“Tolling Exposure Release Date” means the first date on which all Tolling Letters of Credit and all surety bonds issued in support of the Tolling Business have been (a) terminated, replaced or backstopped by the buyer under the Tolling Sale Agreement or (b) otherwise terminated or released, in each case such that neither the Borrower nor any of its Subsidiaries has any further reimbursement, indemnity or other obligation in respect thereof, it being understood that Cash Collateralization of any Tolling Letter of Credit by the Borrower or any of its Subsidiaries shall not, by itself, cause the Tolling Exposure Release Date to occur.
“Tolling Letters of Credit” means Letters of Credit issued primarily in support of, or for the benefit of, the business, assets or operations related to the Tolling Business.
“Tolling Sale” means the sale of the Tolling Business in accordance with the Tolling Sale Agreement.
“Tolling Sale Agreement” means that certain Asset Purchase Agreement, dated as of June 29, 2026, by and among Conduent Business Services, LLC, Conduent State & Local Solutions, Inc., and Conduent Public Sector UK Limited as the sellers and Quarterhill Inc., and Red Fox I.D., as the acquirors, as such agreement is in effect on the Closing Date.
“Tolling Sale Outside Date” means the date set forth on Schedule 8.01(o).
“Total Assets” means the total assets of the Existing Credit Agreement Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of Existing Credit Agreement Holdings delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the most recent balance sheet of Existing Credit Agreement Holdings filed with the SEC prior to the Closing Date.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions related to the Facilities, any OID or upfront fees, payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options), this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.
“Transaction Reduction Date” means the occurrence of the earliest date of (a) the later of (x) the consummation of the sale of the Tolling Business and (y) the Tolling Exposure Release Date, (b) the satisfaction of the Available Factoring Condition and (c) December 31, 2026.
“Transactions” means, collectively, (a) the funding of the First Out Revolving Credit Loans and Second Out Revolving Credit Loans on the Closing Date, the consummation of the Amendment No. 5 Transactions (as defined in the Existing Credit Agreement Amendment No. 5) and delivery of the Loan Documents entered into on the Closing Date, (b) the payment of Transaction Expenses, (c) entry into the Intercompany Credit Agreement Facilities and the Existing Credit Agreement Amendment No. 5, (d) the Drop-Down Transaction, entry into the Drop-Down Contribution Documents and the Shared Services Agreement and (e) the consummation of any other transaction in connection with the foregoing.
“Transit Business” means the “Purchased Interests” under and as defined in the Transit Sale Agreement as in effect on the date hereof.
“Transit Sale” means the sale of the Transit Business in accordance with the Transit Sale Agreement.
“Transit Sale Agreement” means that certain Equity Interest Purchase Agreement, dated as of May 21, 2026, by and among, Conduent Business Services, LLC, as the seller, and Modaxo USA Holdings, Inc. and Modaxo France Holdings SAS, as the buyers, as such agreement is in effect on the Closing Date.
“Transit / Tolling Pro Rata Share” means, as to any given amount, (x) with respect to each Second Out Extended Revolving Credit Lender, such Lender’s Pro Rata Share of 53% such amount and (y) with respect to each Second Out Non-Extended Revolving Credit Lender, such Lender’s Pro Rata Share of 47% of such amount.
“Treasury Capital Stock” has the meaning set forth in Section 7.06(u)(i).
“Treasury Services Obligations” means obligations owed by the Existing Credit Agreement Borrower or any of its Subsidiaries to any Approved Counterparty in respect of treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, pooling arrangements, corporate credit card, purchase card and other card services (including commercial (or purchasing) card programs), automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services), in each case provided to the Existing Credit Agreement Borrower or any Subsidiary. For the avoidance of doubt, Treasury Services Obligations shall not include Swap Contracts.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan or a Term SOFR Loan.
“U.S. GAAP” has the meaning set forth in the definition of “GAAP.”
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 10.25.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unaudited Financial Statements” means the unaudited consolidated financial statements of Existing Credit Agreement Borrower and its Consolidated Subsidiaries consisting of balance sheets as of and for fiscal quarters ending March 31, 2026 and June 30, 2026.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as amended or modified from time to time.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that, for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased, the effect of any amortization or prepayment prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.
“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any

UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)    The term “including” is by way of example and not limitation.
(e)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(g)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(h)    [reserved]
(i)    All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein.
(j)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 1.03.    Accounting Terms.
(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP.
(b)    Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated First Lien Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and the

Consolidated Fixed Charge Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.
(c)    In the event that the Borrower or the Existing Credit Agreement Borrower elects to change the accounting method in which it will prepare its financial statements in accordance with GAAP and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “GAAP Accounting Changes”) in this Agreement, the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio) so as to reflect equitably the GAAP Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with the previous accounting method (as determined in good faith by a Responsible Officer of the Borrower) (it being agreed that the reconciliation between U.S. GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred. For the avoidance of doubt, solely making an election (without any other action) will not (1) be treated as an incurrence of Indebtedness and (2) have the effect of rendering invalid any Restricted Payment or Investment, the incurrence of any Indebtedness or Liens, or the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, made prior to the date of such election conditioned on the Borrower and the Subsidiaries having been able to satisfy any Consolidated Total Net Leverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated Fixed Charge Coverage Ratio or any other test or action that was previously valid under this Agreement on the date made, incurred or taken and prior to such election, as the case may be.
Section 1.04.    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
Section 1.05.    References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.07.    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
Section 1.08.    [Reserved].
Section 1.09.    Additional Approved Currencies.
(a)    The Borrower may from time to time request that Eurocurrency Rate Revolving Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Approved Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily transferable and readily convertible into Dollars in the applicable interbank market. Such request shall be subject to the approval of the Administrative Agent and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall also be subject to the approval of the Revolving Credit Lenders and the applicable L/C Issuer.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York time), five (5) Business Days prior to the date of the desired Borrowing or issuance of a Letter of Credit (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer). In the case of any such request pertaining to Eurocurrency Rate Revolving Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall also promptly notify the applicable L/C Issuer thereof. Each Revolving Credit Lender and the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. (New York time), two (2) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
Any failure by a Revolving Credit Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or L/C Issuer, as the case may be, to permit Eurocurrency Rate Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Eurocurrency Rate Revolving Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Approved Currency hereunder for purposes of any Borrowing of Eurocurrency Rate Revolving Loans; and if the applicable L/C Issuer also consents to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Approved Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the Borrower.
Section 1.10.    Interest Rates.
(a)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any SOFR Successor Rate or Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any SOFR Successor Rate or Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any SOFR Successor Rate or Successor Rate ) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(b)    By agreeing to make Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the reference rates referred to herein as provided for in this Agreement and it will comply with, preserve, renew and keep in full force and effect such licenses, permits and approvals for use of such rates under this Agreement.

ARTICLE 2
The Commitments and Credit Extensions
Section 2.01.    The Loans.
(a)    [Reserved].
(b)    [Reserved].
(c)    The First Out Revolving Credit Borrowings and Second Out Revolving Credit Borrowings. Subject to the terms and conditions set forth herein,
(i)    each First Out Revolving Credit Lender severally agrees to make revolving credit loans denominated in an Approved Currency to the Borrower from its applicable Lending Office from time to time as elected by the Borrower pursuant to Section 2.02 on any Business Day during the period from the Closing Date until the Maturity Date with respect to such First Out Revolving Credit Lender’s applicable First Out Revolving Credit Commitment, in an aggregate Principal Amount not to exceed at any time outstanding the amount of such Lender’s First Out Revolving Credit Commitment at such time, provided that after giving effect to any such Revolving Credit Borrowing, the aggregate Outstanding Amount of the First Out Revolving Credit Loans of any Lender shall not exceed such Lender’s First Out Revolving Credit Commitment;
(ii)    each Second Out Extended Revolving Credit Lender severally agrees to make revolving credit loans denominated in an Approved Currency to the Borrower from its applicable Lending Office from time to time as elected by the Borrower pursuant to Section 2.02 on any Business Day during the period from the Closing Date until the Maturity Date with respect to such Second Out Extended Revolving Credit Lender’s applicable Second Out Extended Revolving Credit Commitment, in an aggregate Principal Amount not to exceed at any time outstanding the amount of such Lender’s Second Out Extended Revolving Credit Commitment at such time, provided that after giving effect to any such Revolving Credit Borrowing, the aggregate Outstanding Amount of the Second Out Extended Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Second Out Extended Revolving Credit Commitment; provided, further, that the amount of Second Out Extended Revolving Credit Loans available to be drawn on the Closing Date shall be $186,666,666.68;
(iii)    each Second Out Non-Extended Revolving Credit Lender severally agrees to make revolving credit loans denominated in an Approved Currency to the Borrower from its applicable Lending Office from time to time as elected by the Borrower pursuant to Section 2.02 on any Business Day during the period from the Closing Date until the Maturity Date with respect to such Second Out Non-Extended Revolving Credit Lender’s applicable Second Out Non-Extended Revolving Credit Commitment, in an aggregate Principal Amount not to exceed at any time outstanding the amount of such Lender’s Second Out Non-Extended Revolving Credit Commitment at such time, provided that after giving effect to any such Revolving Credit Borrowing, the aggregate Outstanding Amount of the Second Out Non-Extended Revolving Credit Loans, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Second Out Non-Extended Revolving Credit Commitment; provided further that the amount of Second Out Non-Extended Revolving Credit Loans available to be drawn on the Closing Date shall be $170,000,000; and
(iv)    within the limits of each Lender’s applicable Revolving Credit Commitments, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c); provided that, any

Borrowings or prepayments of Second Out Revolving Credit Loans shall be made ratably between the Second Out Non-Extended Revolving Credit Loans and the Second Out Extended Revolving Credit Loans except, with respect to prepayments, as otherwise provided pursuant to Section 2.05(b). Revolving Credit Loans borrowed under this Section 2.01(c) and denominated in Dollars may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(d)    PLOC Credit Borrowings.
(i)    Promptly upon receipt of a notice of Performance L/C Unreimbursed Amount pursuant to Section 2.18(c)(i) of the Existing Credit Agreement, the Administrative Agent shall deliver such notice to each PLOC Credit Lender, together with an accounting of such PLOC Credit Lender’s Pro Rata Share (determined based on such Lender’s Pro Rata Share of PLOC Credit Commitments) of the Performance L/C Unreimbursed Amount. Each PLOC Credit Lender (including any PLOC Credit Lender acting as a Performance L/C Issuer under the Existing Credit Agreement) shall, upon receipt of such notice, within the limits of each PLOC Credit Lender’s applicable PLOC Credit Commitments and subject to the other terms and conditions hereof, including Section 5.20 and Section 6.18, make funds available to the Administrative Agent for the account of the Existing Credit Agreement Agent in Dollars at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Pro Rata Share (determined based on such Lender’s Pro Rata Share of PLOC Credit Commitments) of the Performance L/C Unreimbursed Amount not later than 2:00 p.m. (New York City time) on the Business Day specified in such notice. The Administrative Agent shall promptly remit the funds so received to the Existing Credit Agreement Agent (which remission shall be deemed to have occurred if the Administrative Agent is at the time also the Existing Credit Agreement Agent). Any notice referred to in this Section 2.01(d) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    The Borrower shall be deemed to have incurred Performance L/C Loans in an aggregate amount equal to the Performance L/C Unreimbursed Amount, which Performance L/C Loans shall be due and payable on demand (together with interest) and shall bear interest (which begins to accrue upon funding of the Performance L/C Loans) at the Default Rate for the Second Out Extended Revolving Credit Loans.
(iii)    The aggregate principal amount of Performance L/C Loans shall not exceed the aggregate amount of PLOC Credit Commitments.
Section 2.02.    Borrowings, Conversions and Continuations of Loans.
(a)    Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans or Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 1:00 p.m. (New York City time) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or Term SOFR Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans or Term SOFR Loans, and (ii) 11:00 a.m. (New York City time) on the requested date of any Borrowing of Base Rate Loans; provided that no Borrowing of Base Rate Loans can be requested prior to October 28, 2026. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Section 2.14(a), each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or Term SOFR Loans shall be in a minimum principal amount (A) if such Loan is denominated in Dollars, $5,000,000, or a whole multiple of $1,000,000 in excess thereof, (B) [reserved], and (C) if such Eurocurrency Rate Loan is denominated in euros, €5,000,000, or a whole multiple of €1,000,000 in excess thereof. Except as provided in Sections 2.03(c), 2.04(c), 2.14(a), each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing of a particular Class, a Revolving Credit Borrowing, a conversion of Term Loans of any Class or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans or Term SOFR

Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans of a Class or Revolving Credit Loans are to be converted, (v) in the case of a Term Loan, whether such Term Loan is to be denominated in Dollars or euros, (vi) in the case of a Revolving Credit Borrowing, the relevant Approved Currency in which such Revolving Credit Borrowing is to be denominated and (vii) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify an Approved Currency of a Loan in a Committed Loan Notice, such Loan shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as or converted to (x) in the case of any Loan denominated in Dollars, Base Rate Loans or (y) in the case of any Loan denominated in an Approved Foreign Currency, Eurocurrency Rate Loans in the Approved Currency having an Interest Period of one month, as applicable. Any such automatic conversion to Base Rate Loans or one-month Eurocurrency Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans or Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. No Loan may be converted into or continued as a Loan denominated in another Approved Currency, but instead must be prepaid in the original Approved Currency or reborrowed in another Approved Currency.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and Approved Currency) of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than (i) 1:00 p.m. (New York City time) on the Business Day specified in the applicable Committed Loan Notice for any Borrowing of Term SOFR Loans, (ii) the Applicable Time specified by the Administrative Agent on the Business Day specified in the applicable Committed Loan Notice for any Borrowing of Eurocurrency Rate Loans denominated in an Approved Foreign Currency and (iii) 1:00 p.m. (New York City time) on the Business Day specified in the applicable Committed Loan Notice for any Borrowing of Base Rate Loans. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan or Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan or Term SOFR Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith.
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans or Term SOFR Loans upon determination of such interest rate. The determination of the Eurocurrency Rate or Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the prime rate used in determining the Base Rate promptly following the announcement of such change.
(e)    After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect; provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established.
(f)    The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no

Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
(g)    Each Lender may, at its option, make any Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(h)    The provisions of this Section 2.02 (other than Section 2.02(f)) shall not apply to Borrowings under the PLOC Credit Commitment.
Section 2.03.    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Second Out Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date to issue Letters of Credit at sight denominated in any Approved Currency for the account of the Borrower or any Subsidiary of the Borrower in support of obligations of the Borrower, any of its Subsidiaries, the Existing Credit Agreement Borrower or any Group Subsidiary, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Second Out Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Second Out Revolving Credit Exposure of any Second Out Revolving Credit Lender would exceed such Lender’s Second Out Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations in respect of Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment (provided that, any L/C Issuer may agree in its sole discretion to issue Letters of Credit which in the aggregate exceed its L/C Commitment, subject to the other limitations herein) or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to be issued hereunder in the name of the Borrower for the benefit of the Existing Credit Agreement Borrower or a Subsidiary thereof in whose name such Existing Letter of Credit is outstanding immediately prior to the Closing Date and shall constitute Letters of Credit subject to the terms hereof.
(ii)    An L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);
(B)    subject to Section 2.03(b)(iii) and Section 2.03(a)(ii)(C), the expiry date of such requested Letter of Credit would occur later than the earlier of (x) twelve months after the date of issuance or last renewal or (y) the fifth Business Day prior to the Maturity Date of the applicable Second Out Revolving Credit Commitment, unless (1) each Appropriate Lender as approved of such expiration date or (2) the applicable L/C Issuer thereof has approved of such expiration date and the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or backstopped pursuant to arrangements reasonably satisfactory to such L/C Issuer;
(C)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Second Out Revolving Credit Lenders have approved such expiry date;
(D)    the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;
(E)    the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency or type; or
(F)    any Second Out Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iii)    An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(iv)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and any Letter of Credit Issuance Request (and any other document, agreement or instrument entered into by such L/C Issuer and the Borrower or in favor of such L/C Issuer) pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.
(v)    The Borrower may, at any time and from time to time, reduce the L/C Commitment of any L/C Issuer with the consent of such L/C Issuer; provided that the Borrower shall not reduce the L/C Commitment of any L/C Issuer if, after giving effect to such reduction, the conditions set forth in clause (i) above would not be satisfied.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Issuance Request, appropriately completed and signed by a Responsible Officer of the Borrower or his/her delegate or designee. Such Letter of Credit Issuance Request must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. (New York City time) (I) in the case of Letters of Credit issued in Dollars, at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be and (II) in the case of Letters of Credit issued in a currency other than Dollars, at least five (5) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such other date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Issuance Request shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the relevant Approved Currency in which such Letter of Credit is to be denominated; and (H) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Issuance Request shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.
(ii)    Promptly after receipt of any Letter of Credit Issuance Request, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Issuance Request from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or, if applicable, the Subsidiary, or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share provided for under this Agreement times the amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Issuance Request, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a number of days (the “Non-Extension Notice Date”) prior to the last day of such twelve month period to be agreed upon by the relevant L/C Issuer and the Borrower at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is ten (10) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Second Out Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
(iv)    Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Approved Foreign Currency, the Borrower shall reimburse the L/C Issuer in such Approved Foreign Currency, unless the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Approved Foreign Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 1:00 p.m. (New York City time), in the case of a drawing in Dollars, or 2:00 p.m. (London time) (or, if earlier, 9:00 a.m. New York city time), in the case of a drawing in an Approved Foreign Currency, on (1) the next Business Day immediately following the date of any honoring of a drawing by an L/C Issuer under a Letter of Credit that the Borrower receives notice thereof (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in the relevant Approved Currency; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with this Section 2.03 that such payment be financed with a Second Out Revolving Credit Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Second Out Revolving Credit Borrowing. If the Borrower fails to so reimburse such L/C Issuer by such time, such L/C Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share provided for under this Agreement thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Second Out Revolving Credit Loans of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Second Out Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 2:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Second Out Revolving Credit Loan that is a Base Rate Loan, to the Borrower in such amount. The Administrative Agent shall promptly remit the funds so received to the relevant L/C Issuer in Dollars.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Second Out Revolving Credit Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest (which begins to accrue upon funding by the L/C Issuer) at the Default Rate for Second Out Revolving Credit Loans. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Appropriate Lender funds its Second Out Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.
(v)    Each Second Out Revolving Credit Lender’s obligation to make Second Out Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall survive termination of the Second Out Revolving Credit Commitments, the payment of all Obligations thereunder and the resignation of the applicable L/C Issuer, the Administrative Agent or the Collateral Agent, as the case may be, and shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the relevant Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Second Out Revolving Credit Lender’s obligation to make Second Out Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the relevant Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the relevant Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Second Out Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. A certificate of the relevant L/C Issuer submitted to any Second Out Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Second Out Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement hereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;
(vi)    any adverse change in the relevant exchange rates or in the availability of Dollars or the relevant Approved Foreign Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; and
(vii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(f)    Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Second Out Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Issuance Request. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.03(e) or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such L/C Issuer; provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of willful misconduct or gross negligence on the part of the relevant L/C Issuer or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case, as determined in a final and non-appealable judgment by a court of competent jurisdiction, such L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, or refuse to accept and make payment upon such documents if such documents are not in compliance with the terms of such Letter of Credit.
(g)    Cash Collateral. If (i) as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn (and without limiting the requirements of Section 2.03(a)(ii)(C)), (ii) any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Second Out Revolving Credit Commitments, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. (New York City time) on (x) in the case of the immediately preceding clauses (i) and (ii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon (New York City time) or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Second Out Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a Cash Collateral Account and may be invested in readily available Cash Equivalents as directed by the Borrower. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower.
On or prior to the consummation of any Disposition of a business unit, line of business or division of the Existing Credit Agreement Borrower or any of its Subsidiaries in accordance with this Agreement, the Borrower shall (or shall cause the applicable Subsidiary or Remainco Entity to) cause any Letters of Credit that were issued hereunder primarily in support of, or for the benefit of, the business, assets or operations being Disposed (any such Letter of Credit, a “Disposition Letter of Credit”) to be (x) terminated, replaced, backstopped, or rolled into a credit facility other than a Facility (in which case such Disposition Letters of Credit shall be considered terminated and issued under such other facility) (in each case, in form and substance reasonably satisfactory to the applicable L/C Issuer) or (y) Cash Collateralized.

(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of the Second Out Revolving Credit Lenders for the applicable Second Out Revolving Credit Facility (in accordance with their Pro Rata Share or other applicable share provided for under this Agreement) a Letter of Credit fee in Dollars for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate for Second Out Revolving Credit Loans times the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in any Applicable Rate for Second Out Revolving Credit Loans during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by it, equal to 0.125% per annum of the Dollar Equivalent of the aggregate face amount of such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears and upon the termination of the Second Out Revolving Credit Facility. Such fronting fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such fronting fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, with respect to each Letter of Credit issued by it the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.
(j)    Conflict with Letter of Credit Issuance Request. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Issuance Request, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Issuance Request, the terms hereof shall control.
(k)    Addition of an L/C Issuer. A Second Out Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Second Out Revolving Credit Lender. The Administrative Agent shall notify the Second Out Revolving Credit Lenders of any such additional L/C Issuer.
(l)    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
(m)    Reporting. Each L/C Issuer will report in writing to the Administrative Agent (i) on the first Business Day of each calendar month, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding calendar month (and on such other dates as the Administrative Agent may request), (ii) for each fiscal quarter of the Borrower, on or prior to 9:00 a.m. (New York City time) two (2) Business Days prior to the last day of such fiscal quarter, the aggregate face amount of Letters of Credit (x) issued by it during such fiscal quarter and during the portion of the prior fiscal quarter of the Borrower not covered by the report for such fiscal quarter required under this clause (ii) and (y) outstanding on such date, (iii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iv) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement, (v) on any Business Day on which the Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure, (vi) for each month, on or prior to the second Business Day of such month, the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in an Approved Foreign Currency and outstanding on such date and (vii) on or prior to one (1) Business Day prior to the Closing Date, all information required by the Administrative Agent for new issuances, increases, decreases, extensions and terminations of Letters of Credit.
(n)    [Reserved].
(o)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. In the event that the Borrower requests any Letter of Credit to be issued for the benefit or account of a Subsidiary, such Subsidiary shall deliver documentation (including, without limitation, customary letter of credit requests and reimbursement agreements) as may be reasonably requested by the Administrative Agent or the applicable L/C Issuer.
(p)    [Reserved].
(q)    Replacement of an L/C Issuer. An L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. From and after the effective date of any such replacement, (x) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer being replaced under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all current and previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(r)    Resignation of an L/C Issuer. Subject to the appointment and acceptance of a successor L/C Issuer, any L/C Issuer may resign as an L/C Issuer at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such L/C Issuer shall be replaced in accordance with Section 2.03(q) above.
(s)    Existing Letters of Credit. The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by the Borrower.
Section 2.04.    [Reserved].
Section 2.05.    Prepayments.

(a)    Optional.
(i)    The Borrower may, upon, subject to clauses (iii) and (iv) below, written Notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (subject to Section 2.05(a)(iv)); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans or Term SOFR Loans and (B) one (1) Business Day prior to any prepayment of Base Rate Loans, in each case, unless the Administrative Agent agrees to a shorter period in its discretion; (2) (A) if such Loan is denominated in Dollars, any prepayment of Term SOFR Loans shall be in a minimum of $500,000, or a whole multiple of $100,000 in excess thereof, (B) [reserved] and (C) if such Eurocurrency Rate Loan is denominated in euros, any prepayment of Eurocurrency Rate Loans shall be in a minimum of €500,000, or a whole multiple of €100,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum Principal Amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire Principal Amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. Subject to Section 2.05(a)(iii) below, if such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan or Term SOFR Loan shall be accompanied by all accrued interest thereon to such date, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share as provided for under this Agreement.
(ii)    [Reserved].
(iii)    Notwithstanding anything to the contrary contained in this Agreement, subject to the payment of any amounts owing pursuant to Section 3.05, the Borrower may rescind any notice of prepayment under Sections 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed. Each prepayment of any Class of Term Loans pursuant to this Section 2.05(a) shall be applied as directed by the Borrower (which may be applied to any specific Class, tranche or facility of Indebtedness) and, absent such direction, shall be applied in direct order of maturity.
(iv)    Notwithstanding anything to the contrary herein,
(A)    subject to clause (D) below, no prepayment of Term Loans pursuant to this Section 2.05(a) shall be permitted unless (x) with respect to Term Loans constituting First Out Obligations, the First Out Revolving Credit Commitments are permanently reduced on a pro rata basis, together with an equal amount of prepayments of First Out Revolving Credit Loans and (y) with respect to any other Term Loans, unless the First Out Revolving Credit Facility, Second Out Revolving Credit Facility, and all Performance L/C Loans have been paid in full (with Commitments terminated, including all PLOC Credit Commitments);
(B)    any prepayment of Extended Second Out Revolving Credit Loans and Non-Extended Second Out Revolving Credit Loans shall be on a pro rata basis between the Second Out Non-Extended Revolving Credit Loans and the Second Out Extended Revolving Credit Loans;
(C)    no voluntary prepayment of any Second Out Revolving Credit Loans pursuant to this Section 2.05(a) shall be made prior to the termination of all Commitments in respect of, and the payment in full of, the First Out Obligations, other than (i) regularly scheduled payments of interest and fees and (ii) any Permitted Refinancing thereof with other Second Out Obligations or Junior Financing; and
(D)    no voluntary prepayment of any Third Out Obligations shall be made prior to the termination of all Commitments in respect of, and the payment in full of, the First Out Obligations and the Second Out Obligations, other than (i) regularly scheduled payments of interest and fees and (ii) any Permitted Refinancing thereof with other Third Out Obligations or Junior Financing.

(b)    Mandatory. Subject to Section 8.04(a) to the extent then-applicable:
(i)    If (1) the Borrower or any Subsidiary Disposes of any Collateral pursuant to Sections 7.05(j), or (2) any Casualty Event related to any Collateral occurs, which results in the realization or receipt by the Borrower or Subsidiary of Net Proceeds, the Borrower shall pay, on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Borrower or any Subsidiary of such Net Proceeds, to the Administrative Agent 100.0% of all Net Proceeds received therefrom for distribution:
(I).    first to repay any outstanding First Out Obligations on a pro rata basis (with respect to a Revolving Credit Facility, determined based on the Revolving Credit Commitments of each such Facility or, if any such Commitments have been reduced to zero, the Revolving Credit Exposure); provided that the Revolving Credit Commitments under the First Out Revolving Credit Facility shall also be permanently reduced by the pro rata share allocated thereto (with any portion of such required reduction amount in excess of the Obligations outstanding thereunder applied solely to the Commitment reduction without a corresponding cash payment);
(II).    second, after the outstanding amount of First Out Obligations has been paid in full and all Commitments thereunder have been terminated, to repay any outstanding Second Out Revolving Credit Obligations on a pro rata basis (with respect to a Revolving Credit Facility, determined based on the Revolving Credit Commitments of each such Facility or, if any such Commitments have been reduced to zero, the Revolving Credit Exposure); provided that the Revolving Credit Commitments under each Second Out Revolving Credit Facility shall also be permanently reduced by the pro rata share allocated thereto (with any portion of such required reduction amount in excess of the Obligations outstanding thereunder applied solely to the Commitment reduction without a corresponding cash payment), and
(III).    third, after the outstanding amount of Second Out Revolving Credit Obligations has been paid in full and all commitments thereunder terminated, to any Third Out Obligations;
provided that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase any Incremental Equivalent Debt that is secured on a pari passu basis with the Obligations (such Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”) pursuant to the terms of the documentation governing such Indebtedness with the Net Proceeds of such Disposition or Casualty Event, then the Borrower may apply such Net Proceeds to such Other Applicable Indebtedness in accordance with the applicable intercreditor agreement; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Obligations in accordance with the terms hereof.
(A)    On the Closing Date, the Borrower shall pay, or cause to be paid, to the Administrative Agent for distribution to the Second Out Non-Extended Revolving Credit Lenders their Transit / Tolling Pro Rata Share of the Net Proceeds received by Borrower or its Affiliates from the Transit Sale. On the earlier of (1) the first date on which a Revolving Credit Borrowing of First Out Revolving Credit Loans are funded to the Borrower and (2) October 28, 2026, the Borrower shall pay, or cause to be paid, to the Administrative Agent for distribution to the Second Out Extended Revolving Credit Lenders their Transit / Tolling Pro Rata Share of the Net Proceeds received by the Borrower or its Affiliates from the Transit Sale; provided, that no payment under this sentence shall be required with respect to any Lender who has refused or otherwise failed to make available its portion of any First Out Revolving Credit Loans required to be made by such Lender in accordance with a duly submitted Committed Loan Notice that has not been revoked. Notwithstanding the foregoing, the amount required to be paid pursuant to this clause shall not exceed the aggregate principal amount of Second Out Revolving Credit Loans then outstanding;
(B)    Upon the consummation of the Tolling Sale, the Borrower shall promptly (and in any case, within five (5) Business Days of receipt of the Net Proceeds thereof by an Affiliate) pay, or cause to be paid, to the Administrative Agent an amount equal to 100.0% of the Net Proceeds received by Borrower or its Affiliates therefrom for distribution to the Second Out Extended Revolving Credit Lenders and Second Out Non-Extended Revolving Credit Lenders in accordance with their respective Transit / Tolling Pro Rata Shares; provided that the amount required to be paid pursuant to this clause shall not exceed the aggregate principal amount of Second Out Revolving Credit Loans then outstanding;
(ii)    In the event that the Intercompany Credit Agreement Lender receives any voluntary prepayment in respect of (w) the Intercompany First Out Revolving Credit Facility, the Borrower shall, immediately upon the receipt of such voluntary prepayment, prepay an equal amount of the First Out Revolving Credit Loans, (x) the Intercompany Second Out Extended Revolving Credit Facility, the Borrower shall, immediately upon the receipt of such voluntary prepayment, prepay an equal amount of the Second Out Extended Revolving Credit Loans, (y) the Intercompany Second Out Non-Extended Revolving Credit Facility, the Borrower shall, immediately upon the receipt of such voluntary prepayment, prepay an equal amount of the Second Out Non-Extended Revolving Credit Loans and (z) the Intercompany PLOC Credit Facility, the Borrower shall, immediately upon the receipt of such voluntary prepayment, prepay an equal amount of the Performance L/C Loans.
(A)    In the event that the Intercompany Credit Agreement Lender receives any mandatory prepayment pursuant to the Intercompany Credit Agreement (other than any mandatory prepayment (x) pursuant to the Transit Sale or the Tolling Sale or (y) made to fund any payment required under Section 2.05(b)(iii)(A)), the Borrower shall immediately upon the receipt of such mandatory prepayment pay (or causes to be paid) an amount equal to 100% of such mandatory prepayment to the Administrative Agent for distribution:
(I).    first to repay any outstanding First Out Obligations on a pro rata basis (with respect to a Revolving Credit Facility, determined based on the Revolving Credit Commitments of each such Facility or, if any such Commitments have been reduced to zero, the Revolving Credit Exposure); provided that the Revolving Credit Commitments under the First Out Revolving Credit Facility shall also be permanently reduced by the pro rata share allocated thereto (with any portion of such required reduction amount in excess of the Obligations outstanding thereunder applied solely to the Commitment reduction without a corresponding cash payment);
(II).    second, after the outstanding amount of First Out Obligations has been paid in full and all Commitments thereunder have been terminated, to repay any outstanding Second Out Revolving Credit Obligations on a pro rata basis (with respect to a Revolving Credit Facility, determined based on the Revolving Credit Commitments of each such Facility or, if any such Commitments have been reduced to zero, the Revolving Credit Exposure); provided that the Revolving Credit Commitments under each Second Out Revolving Credit Facility shall also be permanently reduced by 50% of the pro rata share allocated thereto (with any portion of such required reduction amount in excess of the Obligations outstanding thereunder applied solely to the Commitment reduction without a corresponding cash payment), and
(III).    third, after the outstanding amount of Second Out Revolving Credit Obligations has been paid in full and all commitments thereunder terminated, to any Third Out Obligations;
provided that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase any Other Applicable Indebtedness pursuant to the terms of the documentation governing such Indebtedness with the Net Proceeds of such Indebtedness, then the Borrower may apply such Net Proceeds to such Other Applicable Indebtedness in accordance with the applicable intercreditor agreement; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Obligations in accordance with the terms hereof.
(iii)    If the Borrower or any Subsidiary incurs or issues any Indebtedness after the Closing Date (other than Indebtedness permitted under Section 7.03), the Borrower shall cause to be offered an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Borrower or such Subsidiary of such Net Proceeds;
(I).    first to repay any outstanding First Out Obligations on a pro rata basis (with respect to a Revolving Credit Facility, determined based on the Revolving Credit Commitments of each such Facility or, if any such Commitments have been reduced to zero, the Revolving Credit Exposure); provided that the Revolving Credit Commitments under the First Out Revolving Credit Facility shall also be permanently reduced by the pro rata share allocated thereto (with any portion of such required reduction amount in excess of the Obligations outstanding thereunder applied solely to the Commitment reduction without a corresponding cash payment);
(II).    second, after the outstanding amount of First Out Obligations has been paid in full and all Commitments thereunder have been terminated, to repay any outstanding Second Out Revolving Credit Obligations on a pro rata basis (with respect to a Revolving Credit Facility, determined based on the Revolving Credit Commitments of each such Facility or, if any such Commitments have been reduced to zero, the Revolving Credit Exposure); provided that the Revolving Credit Commitments under each Second Out Revolving Credit Facility shall also be permanently reduced by the pro rata share allocated thereto (with any portion of such required reduction amount in excess of the Obligations outstanding thereunder applied solely to the Commitment reduction without a corresponding cash payment), and
(III).    third, after the outstanding amount of Second Out Revolving Credit Obligations has been paid in full and all commitments thereunder terminated, to any Third Out Obligations;
provided that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase any Other Applicable Indebtedness pursuant to the terms of the documentation governing such Indebtedness with the Net Proceeds of such Indebtedness, then the Borrower may apply such Net Proceeds to such Other Applicable Indebtedness in accordance with the applicable intercreditor agreement; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Obligations in accordance with the terms hereof.
(A)    Commencing with the fiscal quarter ending March 31, 2027, if the sum of unrestricted cash and Cash Equivalents held by Existing Credit Agreement Holdings and its North American Subsidiaries exceeds $150,000,000 as of the last Business Day of any fiscal quarter (such excess amounts, the “Excess Cash Balance”), then, the Borrower shall pay to the Administrative Agent within three (3) Business Days of such date an amount equal to such Excess Cash Balance for distribution first to any amount of outstanding First Out Revolving Credit Loans (and any other First Out Obligations to the extent constituting revolving loans so long as there is no corresponding permanent reduction of any commitments with respect thereto) on a pro rata basis and second, after the outstanding amount of First Out Revolving Credit Loans is $0, to any amount of Second Out Revolving Credit Loans on a pro rata basis.
(iv)    If for any reason the aggregate Revolving Credit Exposures with respect to any Revolving Credit Facility at any time exceeds the aggregate Revolving Credit Commitments under such Revolving Credit Facility then in effect (including, for the avoidance of doubt, as a result of the termination of any Class of Revolving Credit Commitments on the Maturity Date with respect thereto), the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Second Out Revolving Credit Loans such aggregate Outstanding Amount exceeds the aggregate Second Out Revolving Credit Commitments then in effect.
(v)    The Borrower shall deliver a Notice to the Administrative Agent in writing of any mandatory prepayment of Loans required to be made pursuant to clauses (i) through (iv) of this Section 2.05(b) at least four (4) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of (x) the contents of the Borrower’s prepayment notice, (y) the applicable share of the prepayment owing to each Facility as provided in the applicable subsection of this Section 2.05(b) and (z) such Appropriate Lender’s Pro Rata Share of the portion of the prepayment owing under each Facility.
(vi)    In connection with any mandatory prepayments by the Borrower of the Loans pursuant to this Section 2.05(b), such prepayments shall be applied as prescribed in the appliable subsection of this Section 2.05(b) irrespective of whether such Loans are Base Rate Loans, Eurocurrency Rate Loans or Term SOFR Loans.
(c)    Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan or Term SOFR Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan or Term SOFR Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans or Term SOFR Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, the Borrower may, in its discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05.
Section 2.06.    Termination or Reduction of Commitments.
(a)    Optional. The Borrower may, upon written Notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction (unless the Administrative Agent agrees to a shorter period in its discretion), (ii) any such partial reduction shall be in a minimum aggregate principal amount of $1,000,000, or any whole multiple of $250,000, in excess thereof or, if less, the entire amount thereof, (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit exceeds the amount of the applicable Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess, (iv) all voluntary terminations or reductions of Second Out Revolving Credit Commitments shall be applied to the Second Out Extended Revolving Credit Commitments and Second Out Non-Extended Revolving Credit Commitments on a pro rata basis, (v) no voluntary terminations or reductions of Second Out Revolving Credit Commitments shall be permitted until the termination of all First Out Revolving Credit Commitments, and (vi) no voluntary terminations or reductions of the PLOC Credit Commitments shall be permitted other than to the extent of the amount by which the PLOC Credit Commitments exceeds the aggregate amount of Performance L/C Commitments under the Existing Credit Agreement. The amount of any such Commitment reduction shall not otherwise be applied to the Letter of Credit Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.
(b)    Mandatory. (i) The Second Out Non-Extended Revolving Credit Commitment shall be reduced by an amount equal to $70,000,000 upon the occurrence of the Transaction Reduction Date and the Second Out

Non-Extended Revolving Credit Commitment of each Second Out Non-Extended Revolving Credit Lender shall be reduced by such Lender’s Pro Rata Share of such reduction.
(ii)    The Second Out Extended Revolving Credit Commitment shall be reduced by an amount equal to $10,000,000 upon the occurrence of the Transaction Reduction Date and the Second Out Extended Revolving Credit Commitment of each Second Out Extended Revolving Credit Lender shall be reduced by such Lender’s Pro Rata Share of such reduction.
(iii)    If and only so long as the amount of Existing Credit Agreement Performance L/C Commitments is less than $15,000,000, the aggregate amount of PLOC Credit Commitments shall automatically be reduced to such amount.
(iv)    Any prepayment event described in Sections 2.05(b)(i)(A), (b)(ii)(B), and (b)(iii)(A) shall trigger a corresponding reduction of Revolving Credit Commitments by the amounts specified therein.
(v)    Subject to Section 2.05(b)(iv), upon commitment reduction in respect of (w) the Intercompany First Out Revolving Credit Facility, the First Out Revolving Credit Commitments shall be reduced in a corresponding amount, (x) the Intercompany Second Out Extended Revolving Credit Facility, the Second Out Extended Revolving Credit Commitments shall be reduced in a corresponding amount, (y) the Intercompany Second Out Non-Extended Revolving Credit Facility, the Second Out Non-Extended Revolving Credit Commitments shall be reduced in a corresponding amount, and (z) the Intercompany PLOC Credit Facility, the Performance L/C Loans will be reduced in a corresponding amount.
(vi)    The Revolving Credit Commitment of each Class shall automatically and permanently terminate on the Maturity Date with respect to such Class of Revolving Credit Commitments.
(vii)    The Borrower shall deliver a written Notice to the Administrative Agent in writing of any event triggering a mandatory Commitment reduction pursuant to clauses (i) through (v) of this Section 2.06(b) promptly upon the occurrence thereof. Each such notice shall specify the date of occurrence of such trigger.
(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Commitments of any Revolving Credit Facility shall be paid on the effective date of such termination.
Section 2.07.    Repayment of Loans.
(a)    [Reserved].
(b)    [Reserved].
(c)    In the event that any Incremental Term Loans are made, such Incremental Term Loans shall be repaid by the Borrower in the amounts and on the dates set forth in the Incremental Amendment with respect thereto and on the applicable Maturity Date thereof.
(d)    Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Class the aggregate principal amount of all of its Revolving Credit Loans of such Class outstanding on such date.

Section 2.08.    Interest.
(a)    Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate and(iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)    During the continuance of a Default under Section 8.01(a), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided, that any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.09.    Fees. In addition to certain fees described in Sections 2.03(h) and (i):
(a)    Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Revolving Credit Facility in accordance with its Pro Rata Share, a commitment fee in Dollars equal to the applicable Commitment Fee Rate with respect to the Revolving Credit Commitments of such Revolving Credit Lender under such Revolving Credit Facility, times the actual daily amount by which the aggregate Revolving Credit Commitments for the applicable Revolving Credit Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Facility, and (B) with respect to the Second Out Revolving Credit Facility, the Outstanding Amount of L/C Obligations for such Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender; and provided, further, that when determining the Outstanding Amount of L/C Obligations for Letters of Credit issued by Lenders other than Bank of America for purposes of calculating any commitment fee, the Administrative Agent shall make such determinations using the information provided pursuant to clauses (i) through (iv) of Section 2.03(m) and any related Letter of Credit activity that posts subsequent to the date of such information but prior to the end of the calendar quarter shall be reflected in adjustments to such commitment fee for the next billing cycle. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Commitments, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing December 31, 2026, and on the Maturity Date for the applicable Revolving Credit Commitments. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Commitment Fee Rate separately for each period during such quarter that such Commitment Fee Rate was in effect. The commitment fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
(b)    [Reserved].

(c)    Exit Fee. If the Second Out Revolving Credit Commitments have not been refinanced in full or otherwise terminated and satisfied in full in cash by August 26, 2028 (the “Exit Fee Trigger Date”), the Borrower agrees to pay to the Administrative Agent for the account of each Second Out Extended Revolving Credit Lender and Second Out Non-Extended Revolving Credit Lender a 2.00% exit fee on all applicable Second Out Revolving Credit Commitments (whether or not then utilized) as of the Exit Fee Trigger Date. Such fee shall be fully earned on the Exit Fee Trigger Date and due and payable on the earlier of (i) the date on which the applicable Second Out Revolving Credit Commitments are refinanced in full or otherwise permanently reduced to zero and all Revolving Credit Loans thereunder have been paid in full, and (ii) on the Maturity Date or the date on which the applicable Second Out Revolving Credit Facilities otherwise become due and payable in full (for any reason, including due to Section 8.01(f)). The parties hereto further acknowledge and agree that the exit fee shall form part of the Obligations and shall be presumed to be the liquidated damages (not unmatured interest or a penalty for such repayment or prepayment) sustained by each Second Out Revolving Credit Lender as a result of the failure to refinance in full and terminate Second Out Revolving Credit Commitments on or prior to the Exit Fee Trigger Date (and not intended to act as a penalty or to punish the Loan Parties for any such repayment, prepayment or acceleration). EACH OF THE BORROWER AND THE OTHER LOAN PARTIES EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING EXIT FEE IN ACCORDANCE WITH THE TERMS HEREOF. Each of the Borrower and the Loan Parties expressly agrees that (i) the exit fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the exit fee shall be payable notwithstanding the then prevailing market rates at the time payment or redemption is made, (iii) there has been a course of conduct between the Second Out Revolving Credit Lenders, the Borrower and the Loan Parties giving specific consideration in this transaction for such agreement to pay the exit fee, (iv) the Borrower and the Loan Parties shall be estopped hereafter from claiming differently than as agreed to herein, (v) their respective agreement to pay or guarantee the payment of the exit fee is a material inducement to the Second Out Revolving Credit Lenders to provide the Second Out Revolving Credit Facilities and make the Loans thereunder, and (vi) the exit fee represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Second Out Revolving Credit Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Second Out Revolving Credit Lenders or profits lost by the Second Out Revolving Credit Lenders as a result of such event.
(d)    Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing (including but not limited to the Agent Fee Letter) in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
Section 2.10.    Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred sixty-five (365) days, or three hundred sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.11.    Evidence of Indebtedness.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the

Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender and its registered assignees, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c)    Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
Section 2.12.    Payments Generally.
(a)    All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to an Approved Foreign Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for Dollar-denominated payments and in Same Day Funds not later than 1:00 p.m. (New York City time) on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder in an Approved Foreign Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Approved Foreign Currency and in Same Day Funds not later than 2:00 p.m. (London time) (or, if earlier, 9:00 a.m. New York city time) on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Approved Foreign Currency, the Borrower shall make such payment in Dollars in an amount equal to the Dollar Equivalent of such Approved Foreign Currency payment amount. The Administrative Agent will promptly distribute (1) to each Class, its pro rata share (or other applicable share as provided in this Agreement as in effect on the Closing Date or as validly amended pursuant to Section 10.01) and (2) within each Class, to each Appropriate Lender its Pro Rata Share of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after the time specified above shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)    Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans or Term SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)    Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.; provided that:
(i)    with respect to any payment that the Administrative Agent makes for the account of any Lender or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation; and
(ii)    if any Lender failed to make such payment (including, without limitation, failure to fund participations in respect of any Letter of Credit), such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Effective Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount (including, without limitation, failure to fund participations in respect of any Letter of Credit) forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.
(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 or in the applicable Incremental Amendment are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04(a).
Section 2.13.    Sharing of Payments. (a) If, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of the amount owing to it under the then-applicable waterfall as a result of (1) with respect to Obligations within a Class, receiving greater than its Pro Rata Share or (2) with respect to Obligations between two or more Classes, any Class receiving greater than its ratable share or other share contemplated hereunder, such Lender shall immediately (b) notify the Administrative Agent of such fact, and (c) purchase from the other Lenders of an applicable Class such participations in the applicable Loans made by them and/or such sub participations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, (1) with respect to Obligations within a Class, pro rata with each of them and (2) with respect to Obligations in a different Class, pro rata with each of them or in accordance with such other sharing or payments as contemplated hereunder; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount of a given Class so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of clause (iv) of the definition of “Indemnified Taxes,” a Lender that acquires a participation pursuant to this Section 2.13 shall be treated as having acquired its interest in such participation on the date(s) on which it acquired its interest(s) in the applicable Loan(s) or Commitment(s) to which such participation relates. For the avoidance of doubt, all references in this paragraph to any applicable sharing of payments shall be deemed to refer to any sharing provisions under this Agreement as of the Closing Date, or as validly amended pursuant to the requirements of Section 10.01.

Section 2.14.    Incremental Credit Extensions.
(a)    Incremental Commitments. The Borrower may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be in the same Facility as any then outstanding Class of Term Loans (a “Term Loan Increase”) or as a new Class of Term Loans (each, an “Incremental Term Facility,” collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the First Out Revolving Credit Commitments (each, a “Revolving Commitment Increase” or the “Incremental Revolving Credit Commitments” and collectively with any Incremental Term Facility, an “Incremental Facility” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders. The Incremental Facilities shall be secured by the Collateral on a pari passu basis with the Liens securing the Obligations.
(b)    Incremental Loans. Any Incremental Commitments effected through the establishment of one or more new Term Loans not in the same Facility of any existing Class of Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Commitments for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (or any Loan Party organized under the laws of the United States, any state thereof or the District of Columbia, may be designated as the Borrower in respect thereof so long as all obligors under such Incremental Facility are the same as with respect to the Loans hereunder) (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments of any Class are effected through the establishment of one or more new revolving credit commitments, subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrower (or any Loan Party organized under the laws of the United States, any state thereof or the District of Columbia, may be designated as the Borrower in respect thereof so long as all obligors under such Incremental Facility are the same as with respect to the Loans hereunder) (when borrowed, “Incremental Revolving Credit Loans” and collectively with Incremental Term Loans, an “Incremental Loans”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (ii) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Credit Loans of such Class made pursuant thereto. For the avoidance of doubt, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.
(c)    Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount, the Approved Currency (in the case of any Incremental Term Commitments or Incremental Term Loans, limited to Dollars and euro), and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing lenders to provide any Incremental Commitment) or by any other bank or other financial institution or other institutional lender (any such other bank or other financial institution or other institutional lender being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent and, in the case of an Incremental Revolving Commitment and each L/C Issuer, shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender.

(d)    Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:
(i)    no Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments;
(ii)    after giving effect to such Incremental Commitments, the condition of Section 4.02(i) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment);
(iii)    the operational, agency and other administrative provisions relating to the establishment of the Incremental Term Facility shall be subject to the consent of the Administrative Agent;
(iv)    each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in increments of $1,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.14(d)(v)) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in increments of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.14(d)(v));
(v)    the aggregate principal amount of the Incremental Term Loans, Incremental Revolving Credit Commitments, and Incremental Equivalent Debt incurred after the Closing Date shall not exceed the Incremental Cap (it being understood, for the avoidance of doubt, that the portion of the Incremental Cap permitting additional Indebtedness that is pari passu with the First Out Revolving Credit Facility shall not “refresh”);
(vi)    such other conditions as the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent shall agree.
(e)    Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not consistent with any then existing Term Loans or the Revolving Credit Commitments, as applicable, each existing on the Incremental Facility Closing Date, shall be reasonably satisfactory to Administrative Agent (except for covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of such Incremental Amendment) (it being understood that (1) mandatory prepayment (prior to the payment in full and termination of the First Out Revolving Credit Facilities and Second Out Revolving Credit Facilities, subject to the order of payments provided under Section 2.05) and other customary provisions for a term loan facility may be included in any Incremental Amendment for Incremental Term Loans and Incremental Term Commitments and (2) to the extent any financial maintenance covenant is added for the benefit of (A) Incremental Term Loans and Incremental Term Commitments, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the effectiveness of such Incremental Amendment or (B) Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of the Revolving Credit Facility that then benefits from a financial maintenance covenant and is remaining outstanding after the effectiveness of such Incremental Amendment). In any event, the Incremental Term Loans:

(i)    shall not mature earlier than the Maturity Date of any then-existing Term Loans or the Revolving Credit Commitments (or, with respect to any Incremental Term Loan incurred pursuant to clause (b) of the definition of “Incremental Cap”, no earlier than the date that is 91 days after any such Maturity Date),
(ii)    shall have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of any then-existing Term Loans or Revolving Credit Commitments,
(iii)    subject to clauses (e)(i)(A) and (e)(i)(B) above, shall have an Applicable Rate and amortization determined by the Borrower and the applicable Incremental Term Lenders,
(iv)    the Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment; provided that (i) the Borrower shall be permitted to prepay any Class of Term Loans on a better than a pro rata basis as compared to any other Class of Term Loans with a later maturity date than such Class and (ii) “excess cash flow” and asset sale mandatory prepayments may be included for the benefit of any Class of Term Loans; provided further that no Incremental Term Loan may be voluntarily or mandatorily prepaid unless with respect to an Incremental Term Loan incurred under clause (a) of the definition of “Incremental Cap,” there shall simultaneously be a pro rata prepayment of the First Out Revolving Credit Facility with corresponding commitment reductions (determined based on the Revolving Credit Commitments of such Facility or, if any such Commitments have been reduced to zero, the Revolving Credit Exposure) and with respect to any other Incremental Term Loan, the First Out Revolving Credit Facility and Second Out Revolving Credit Facilities have been paid in full and Commitments thereunder terminated;
(v)    (x) shall have no obligor in respect of such Incremental Term Loans that is not the Borrower or a Guarantor hereunder, (y) shall not be secured by any assets that do not constitute Collateral, and (z) shall not be secured by any Collateral assets on a greater than pari passu basis with the Liens securing the Obligations (including as a result of Collateral being perfected by one or more series of Indebtedness but not for one or more other series of Indebtedness ); and
(vi)    all Incremental Term Loans shall constitute Third Out Obligations, rank junior in right of payment to the First Out Obligations and Second Out Revolving Credit Facilities and be subject to the subordination provisions applicable to Third Out Obligations under Section 8.04, except that any Incremental Term Loans incurred pursuant to clause (a) of the definition of “Incremental Cap” may instead constitute First Out Obligations and rank pari passu in right of payment to the First Out Revolving Credit Facility.
(f)    Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitment shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, any Loan Party organized under the laws of the United States, any state thereof or the District of Columbia, that may be designated as the Borrower in respect thereof (if any), each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. The Borrower (or any Loan Party organized under the laws of the United States, any state thereof or the District of Columbia, that may be designated as the Borrower in respect thereof) will use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments in accordance with Section 5.20. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments unless it so agrees.

Section 2.15.    [Reserved].
Section 2.16.    [Reserved].
Section 2.17.    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to L/C Issuers hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fees pursuant to Section 2.09(a) or Section 2.09(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).
(iv)    Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Sections 2.03 and 2.04, the Pro Rata Share of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. If the allocation described in this clause (iv) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, first, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures satisfactory to such L/C Issuer (in its sole discretion).
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.18.    Intercompany Credit Agreement. Each Borrowing of Loans hereunder shall require a borrowing by the Intercompany Credit Agreement Borrower of an Intercompany Applicable Loan of the corresponding Class in the same amount, and the proceeds of each such Borrowing shall be advanced by the Borrower to the Intercompany Credit Agreement Borrower. The Loan Parties shall not permit any reduction or termination of commitments under the Intercompany Credit Agreement at any time except to the extent of any permanent reduction of Commitments of the corresponding Class hereunder, and at no time shall the Outstanding Amount or Commitments under any Class hereunder exceed the amount of Intercompany Applicable Loans or commitments related thereto. The Borrower and the Intercompany Credit Agreement Borrower shall deliver such notices to the Administrative Agent and the Intercompany Credit Agreement Agent substantially simultaneously to document the foregoing.
Section 2.19.    Intended Tax Treatment. The Loans are intended to be treated as debt for U.S. federal income tax purposes, and unless otherwise required by a change in Law after the Closing Date or the good faith resolution of a tax audit or other tax proceeding, no parties or any of their affiliates shall take any position inconsistent with the foregoing on any Tax return or for any other Tax purpose.
ARTICLE 3
Taxes, Increased Costs Protection and Illegality
Section 3.01.    Taxes.
(a)    Except as provided in this Section 3.01, all payments made by or on account of the Borrower (the term Borrower under this Article 3 being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor under any Loan Document shall be made free and clear of and without deduction for all present or future taxes, duties, levies, imposts, assessments or withholdings (including backup withholding) or similar charges imposed by any Governmental Authority including interest, penalties and additions to tax (collectively, “Taxes”), except as required by applicable Law. If the Borrower, any Guarantor or other applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (A) to the extent the Tax in question is an Indemnified Tax, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after all required deductions have been made by any applicable withholding agent (including deductions applicable to additional sums payable under this Section 3.01), each Lender (or, in the case of payments made to an Agent for its own account, such Agent) receives an amount equal to the sum it would have received had no such deductions been made, (B) the applicable withholding agent shall make such deductions, (C) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (D) as soon as practicable after the date of such payment, if the Borrower or any Guarantor is the applicable withholding agent, the Borrower or such Guarantor, as applicable, shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to such Agent or Lender.
(b)    In addition, the Borrower agrees to pay all present or future stamp, court or documentary, intangible, recording, filing, or similar Taxes, imposed by any Governmental Authority, that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, such amounts that result from an Agent or Lender’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”) to the extent such Assignment Taxes result from a connection that the assignor and/or the assignee has with the taxing jurisdiction other than a connection arising out of the Loan Documents or the transactions therein, except for such Assignment Taxes resulting from an assignment, participation or change in Lending Office that is requested or required in writing by the Borrower (all such non-excluded Taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).
(c)    The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes and Other Taxes payable by such Agent or such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error. Notwithstanding anything to the contrary in this Section 3.01(c), the Borrower shall not be required to indemnify any Lender pursuant to this Section 3.01(c) for any incremental interest or penalties resulting from the failure of such Lender to notify the Borrower of such claim within one hundred and eighty (180) days after the date on which such Lender receives written notice from the applicable Governmental Authority of the specific tax assessment giving rise to such claim.
(d)    Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Loan Document. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation expired, obsolete or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, the Administrative Agent or other applicable withholding agent may withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this Section 3.01(d), a Lender shall not be required to deliver any documentation pursuant to this Section 3.01(d) that such Lender is not legally eligible to deliver. Without limiting the foregoing:
(A)    Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax.
(B)    Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:
    (I)    two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,
    (II)    two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),
    (III)    a United States Tax Compliance Certificate in the form of Exhibit M claiming the benefits of the exemption for portfolio interest under Section 881(c) or 871(h) of the Code, and two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form);
    (IV)    to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information from each beneficial owner, as applicable and to the extent required under this Section 3.01(d) as if such beneficial owner were a Lender hereunder (provided that if the Lender is a partnership and not a participating Lender, and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct and indirect partner(s)); or
    (V)    to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(C)    Without limiting the provisions of clause (A), (B) or (D) of this Section 3.01(d), if a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d)(C), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(D)    Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(d).
(e)    Any Lender claiming any additional amounts payable pursuant to this Section 3.01 or Section 3.04(a) shall, if requested by the Borrower, use its reasonable efforts to change the jurisdiction of its Lending Office (or take any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (including any such additional amounts that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.
(f)    If any Lender or Agent receives a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by such Loan Party under this Section 3.01 with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Lender or Agent, as the case may be, shall promptly return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or Agent in the event such Lender or Agent is required to repay such refund to the relevant Governmental Authority. This Section 3.01(f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person.
(g)    The Administrative Agent and each Supplemental Agent, if any, shall deliver to the Borrower, on or prior to the Closing Date (or, in the case of a Supplemental Agent or a successor Administrative Agent pursuant to Section 9.09 hereof, on or before the date on which it becomes a Supplemental Agent or the Administrative Agent, as applicable), a properly completed and executed Internal Revenue Service Form W-8IMY (indicating “Qualified Intermediary” or U.S. branch status) or Internal Revenue Service Form W-9, as applicable; provided that no Administrative Agent or Supplemental Agent shall be required to provide any documentation under this Section 3.01(g) that such person is legally ineligible to deliver as a result of a change in Law after the date hereof.
(h)    For the avoidance of doubt, the term “Lender” for purposes of this Section 3.01 shall include each L/C Issuer and the term “applicable Law” shall include FATCA.
(i)    Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 3.02.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans or Term SOFR Loans (whether denominated in Dollars or any other Approved Currency), or to determine or charge interest rates based upon the Eurocurrency Rate or Term SOFR, as applicable, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or Term SOFR Loans in the affected currency or currencies, or, in the case of Term SOFR Loans, to convert Base Rate Loans to Term SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all applicable Term SOFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Term SOFR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
Section 3.03.    Inability to Determine Rates.
(a)    If in connection with any request for a Term SOFR Loan or Eurocurrency Rate Loan or a conversion to or continuation thereof, (i)  the Administrative Agent determines that (A) deposits in the relevant Approved Currency are not being offered to banks in the relevant interbank market for the applicable amount and Interest Period of such Term SOFR Loan or Eurocurrency Rate Loan, or (B) (x) adequate and reasonable means do not exist for determining Term SOFR or the Eurocurrency Rate for any requested Approved Currency and Interest Period with respect to a proposed Term SOFR Loan or Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 3.03(c) and 3.03(d) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR or the Eurocurrency Rate for any Approved Currency and requested Interest Period with respect to a proposed Term SOFR Loan or Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term SOFR Loan or Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or Eurocurrency Rate Loans shall be suspended (to the extent of the affected Term SOFR Loans, Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans or Eurocurrency Rate Loans, as applicable (to the extent of the affected Term SOFR Loans, Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request, in the case of a request for Term SOFR Loans, into a request for a Borrowing of Base Rate Loans in the amount specified therein.
(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.03(a), the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 3.03(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the establishment of an alternative interest rate pursuant to this clause (b).

(c)    Dollar Denominated Successor Rate: Notwithstanding anything to the contrary herein or in any other Loan Document:
(i)    [Reserved].
(ii)    Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is Term SOFR, the Benchmark Replacement therefor shall be the sum of: (x) Daily Simple SOFR and (y) 0.11448% (11.448 basis points), unless the Administrative Agent determines that neither of such alternative rates is available. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(iii)    At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.
(iv)    In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(v)    The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).
(d)    Non-Dollar Denominated Successor Rate: Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)    adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Approved Foreign Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the applicable administrator for the Relevant Rate for such Approved Foreign Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Approved Foreign Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Approved Foreign Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Approved Foreign Currency (the latest date on which all tenors of the Relevant Rate for such Approved Foreign Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or
(iii)    syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Approved Foreign Currency;
or if the events or circumstances of the type described in Section 3.03(d)(i), (ii) or (iii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Approved Foreign Currency or any then current Successor Rate for an Approved Foreign Currency in accordance with this Section 3.03 with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Approved Foreign Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Approved Foreign Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Revolving Credit Lenders have delivered to the Administrative Agent written notice that such Required Revolving Credit Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined (i) in the case of the Revolving Credit Commitments, would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents and (ii) in the case of Term Loans, would otherwise be less than 0.50%, the Successor Rate will be deemed to be 0.50% for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other

Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
Section 3.04.    Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.
(a)    If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans or Term SOFR Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes, or any Taxes excluded from the definition of “Indemnified Taxes” under exceptions (i) through (v) thereof or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Eurocurrency Rate Loan or Term SOFR Loan, as applicable (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Law, regardless of the date enacted, adopted or issued.
(b)    If any Lender determines that the introduction of any Law regarding capital adequacy or liquidity or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any Person controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction after receipt of such demand.
(c)    The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves, capital or liquidity with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of the Borrower equal to the actual costs of such reserves, capital or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio, capital or liquidity requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.
(e)    Each Lender may make any Credit Extension to the Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.04(a), (b), (c) or (d).
(f)    Notwithstanding anything set forth in clauses (a) through (c) above, any Lender shall be compensated pursuant to this Section 3.04 only if such Lender certifies that it imposes such costs or charges under other syndicated credit facilities involving similarly situated borrowers that such Lender is a lender under.
Section 3.05.    Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan or Term SOFR Loan of the Borrower on a day prior to the last day of the Interest Period for such Loan;
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan or Term SOFR Loan of the Borrower on the date or in the amount notified by the Borrower, including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; or
(c)    any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Approved Foreign Currency on its scheduled due date or any payment thereof in a different currency.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan or Term SOFR Loan, as applicable, made by it at the Eurocurrency Rate or Term SOFR, as applicable, for such Loan by a matching deposit or other borrowing in the offshore interbank market for the applicable currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan or Term SOFR Loan, as applicable, was in fact so funded; provided, that in the case of Section 3.05(a), if any such Eurocurrency Rate Loan or Term SOFR Loan, as applicable, has an Eurocurrency Rate or Term SOFR floor, as applicable, any amount owing by the Borrower to the Lender shall be reduced by the amount of interest income accrued during the completed portion of the Interest Period at a rate equal to the Eurocurrency Rate or Term SOFR floor, as applicable, over the applicable Eurocurrency Rate or Term SOFR for such Interest Period.
Section 3.06.    Matters Applicable to All Requests for Compensation.
(a)    Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(b)    With respect to any Lender’s claim for compensation under Sections 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurocurrency Rate Loan or Term SOFR Loan, as applicable, or, if applicable, to convert Base Rate Loans into Eurocurrency Rate Loans or Term SOFR Loans, as applicable, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)    If the obligation of any Lender to make or continue any Eurocurrency Rate Loan or Term SOFR Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans or Term SOFR Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurocurrency Rate Loans or Term SOFR Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans or Term SOFR Loans, as applicable (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law), and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:
(i)    to the extent that such Lender’s Eurocurrency Rate Loans or Term SOFR Loans, as applicable, have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans or Term SOFR Loans shall be applied instead to its Base Rate Loans; and
(ii)    all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans or Term SOFR Loans, as applicable, shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans or Term SOFR Loans, as applicable, shall remain as Base Rate Loans.
(d)    If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans or Term SOFR Loans, as applicable, pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans or Term SOFR Loans, as applicable, made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans or Term SOFR Loans, as applicable, under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.
Section 3.07.    Replacement of Lenders under Certain Circumstances.
(a)    If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 (with respect to Indemnified Taxes or Other Taxes) or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurocurrency Rate Loans or Term SOFR Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, so long as no Event of Default has occurred and is continuing, at its sole cost and expense, on three (3) Business Days’ prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or (ii) or, with respect to a Class vote, clause (iii) above) to one or more

Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01 (with respect to Indemnified Taxes or Other Taxes), such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender or L/C Issuer (in respect of any applicable Facility only in the case of clauses (i) through (iii)), as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all Obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by the L/C Issuer as well as all Letters of Credit issued by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable Facility only in the case of clause (i) or (ii) or, with respect to a Class vote, clause (iii).
(b)    Any Lender being replaced pursuant to Section 3.07(a)(x) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement on the date of which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.
(c)    Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a backup standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit, and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
(d)    In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, each affected Lender or each affected Lender of a certain Class in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Facility Lenders as applicable) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 3.08.    Survival. Each party’s obligations under this Article 3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
ARTICLE 4
Conditions Precedent to Credit Extensions
Section 4.01.    Conditions to Initial Credit Extension. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:
(a)    The Administrative Agent’s (or it’s counsel’s) receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)    executed counterparts of this Agreement; provided that any Person with a PLOC Credit Commitment who executes a counterpart of this Agreement as a Revolving Credit Lender shall be deemed to have also executed a counterpart of this Agreement as a PLOC Credit Lender;
(ii)    that certain Amendment No. 5 to the Existing Credit Agreement, dated as of the Closing Date, duly executed by the Existing Credit Agreement Borrower, Existing Credit Agreement Holdings, the Existing Credit Agreement Agent, and the lenders thereto holding at least 100% of the Existing Credit Agreement Extended Commitments and at least 85% of the Existing Credit Agreement Non-Extended Commitments, in each case immediately prior to the effectiveness of this Agreement;
(iii)    [reserved];
(iv)    the Drop-Down Contribution Documents and Shared Services Agreement;
(v)    (I) the Security Agreement and (II) any Intellectual Property Security Agreement, duly executed by each Loan Party thereto, together with:
(A)    subject to Section 6.16, certificates, if any, representing the Pledged Equity in the Borrower and in each Subsidiary of the Borrower (other than to the extent constituting Excluded Assets) accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt (including the Intercompany Credit Agreement Notes and the Global Newco Intercompany Note) indorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel), including new certificates and accompanying undated stock or membership interest powers executed in blank for each Drop-Down Subsidiary following the completion of the Drop-Down Transaction;
(B)    copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens created under the Security Agreement on assets of Holdings, the Borrower and each Subsidiary Guarantor that is party to the Security Agreement covering the Collateral described in the Security Agreement;

(C)    each Intellectual Property Security Agreement filed or duly prepared for filing with the United States Patent and Trademark Office and the United States Copyright Office, if applicable;
(D)    subject to Section 6.16, evidence that the Collateral Agent, on behalf of the Secured Parties, has been named as an additional insured, lender loss payee or mortgagee, as the case may be, under all insurance policies specified in Section 6.07 pursuant to certificates of insurance or endorsements, as appropriate;
(E)    (A) certified copies of UCC, tax and judgment lien searches and (B) copies of United States Patent and Trademark Office and United States Copyright Office search results, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party or Intercompany Credit Agreement Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party or Intercompany Credit Agreement Loan Party is organized or maintains its principal place of business and such other searches that are described in the Perfection Certificate or the Perfection Certificate (as defined in the Intercompany Credit Agreement), none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Liens permitted under Section 7.01) or the Collateral (as defined in the Intercompany Credit Agreement) covered or intended to be covered by the Collateral Documents (as defined in the Intercompany Credit Agreement) (other than Liens permitted under Section 7.01 of the Intercompany Credit Agreement); and
(F)    evidence that all other actions, recordings and filings required by the Collateral Documents as of the Closing Date or that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;
(vi)    subject to Section 6.16, all actions necessary to cause the Collateral Agent to have a perfected first priority security interest in the Collateral, including with respect to the Intercompany Credit Agreement (subject to Liens permitted under Section 7.01 which by operation of law or contract would have priority over the Liens securing the Obligations) shall have been taken;
(vii)    the Global Newco Intercompany Subordination Agreement, duly executed by each Loan Party and Existing Credit Agreement Holdings and each Group Subsidiary that is an obligee in respect of Indebtedness owing by a Loan Party on the Closing Date; provided that, if the Global Newco Intercompany Subordination Agreement has not been executed on the Closing Date, the Borrower shall cause it to be executed within forty-five (45) days after the Closing Date (or such later date as the Administrative Agent may reasonably agree), and such failure shall not constitute a failure of any condition in this Section 4.01;
(viii)    such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization or registrar of companies in the jurisdiction of incorporation or registration, as applicable, of each Loan Party, certificates of resolutions or other action, incumbency certificates, certificates of incorporation and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(ix)    (y) an opinion from Simpson Thacher & Bartlett LLP, special counsel to the Loan Parties and (z) an opinion from Womble Bond Dickinson (US) LLP;
(x)    a solvency certificate from the chief financial officer, chief accounting officer or other officer or director with equivalent duties of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit E-2 (or, at the sole option and discretion of the Borrower, a third-party opinion as to the solvency of the Borrower and its Subsidiaries on a consolidated basis issued by a nationally recognized firm);
(xi)    a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 4.02(i) and (ii); and
(xii)    the Perfection Certificate, duly completed and executed by the Loan Parties.
(b)    The Closing Fees and all fees and expenses due to the Administrative Agent and their Affiliates required to be paid on the Closing Date and (in the case of expenses) invoiced at least three (3) Business Days before the Closing Date (except as otherwise reasonably agreed by the Borrower) shall have been paid from the proceeds of the initial funding under the Facilities.
(c)    The MUFG Factoring Program shall be in full force and effect in an aggregate facility amount of not less than (x) from the Closing Date until November 15, 2026, $100,000,000 and (y) on and after November 15, 2026, $60,000,000, in each case, on terms that permit utilization thereunder through at least December 31, 2026.
(d)    The Drop-Down Contribution Documents and the Shared Services Agreement shall be in full force and effect and shall not have been terminated. Immediately prior to the effectiveness of this Agreement and the other Loan Documents, the Drop-Down Transactions shall have been consummated. The Administrative Agent shall have received evidence that the Liens on and guarantees by the Drop-Down Subsidiaries under the Existing Credit Agreement have been released pursuant to Amendment No. 5.
(e)    The Administrative Agent shall have received a Committed Loan Notice in accordance with Section 2.02.
(f)    The Administrative Agent shall have received at least 3 Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least 5 Business Days prior to the Closing Date. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to the Administrative Agent, at least 3 Business Days prior to the Closing Date, a Beneficial Ownership Certification to the extent requested by the Administrative Agent at least 5 Business Days prior to the Closing Date.
(g)    All expenses of the Administrative Agent required to be paid under Section 10.04, to the extent invoiced at least one (1) Business Day prior to the Closing Date, shall be paid on the Closing Date.
(h)    The Intercompany Credit Agreement Documents shall have been duly executed by the parties thereto in form and substance reasonably satisfactory to the Administrative Agent, the Intercompany Credit Agreement Notes have been delivered to the Administrative Agent, together with a note allonge or other proper instruments of transfer, and the conditions precedent to the effectiveness thereof shall have been met.
(i)    The Administrative Agent’s receipt of (i) the audited consolidated financial statements of the Existing Credit Agreement Borrower and its Consolidated Subsidiaries consisting of balance sheets as of and for the fiscal year ending December 31, 2025, and (ii) the unaudited consolidated financial statements of Existing Credit Agreement Borrower and its Consolidated Subsidiaries consisting of balance sheets as of and for fiscal quarters ending March 31, 2026 and June 30, 2026. The Administrative Agent hereby acknowledges satisfaction of this condition (i).
(j)    The Administrative Agent’s receipt of a fully executed “Collateral Agent Joinder Agreement” (as defined in the Existing Credit Agreement) to the Existing Credit Agreement Intercreditor Agreement, with counterparts signed by (i) the Existing Credit Agreement Agent and (ii) U.S. Bank National Association.
Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 4.02.    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans or Term SOFR Loans and other than a Request for Credit Extension in connection with an Incremental Amendment, which shall be governed by Section 2.14(d)), is subject to the following conditions:
(i)    The representations and warranties of (x) each Loan Party set forth in Article 5 and in each other Loan Document and (y) each Remainco Loan Party as set forth in Article 5 of the Intercompany Credit Agreement and each Intercompany Credit Agreement Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
(ii)    No Default hereunder or under the Intercompany Credit Agreement shall exist or would result from such proposed Credit Extension (including the corresponding Intercompany Applicable Loan) or from the application of the proceeds therefrom.
(iii)    The Administrative Agent and, if applicable, the relevant L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Borrowing of Revolving Credit Loans or Term Loans hereunder shall be mirrored by an Intercompany Applicable Loan as provided in Section 2.18 and the amount outstanding under the Intercompany Applicable Loan under the Intercompany Credit Agreement will be no less than the amount under the Intercompany Applicable Loan under this Agreement after giving effect to the Credit Extension.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans or Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i) and (ii) (or, in the case of a Request for Credit Extension in connection with an Incremental Amendment, the conditions specified in Section 2.14(d)) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 5
Representations and Warranties
The Borrower represents and warrants to the Agents and the Lenders at the time of each Credit Extension that:
Section 5.01.    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary (a) is a Person duly organized, registered, incorporated or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation, registration or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clause (a) (other than with respect to Holdings or the Borrower), (b)(i) (other than with respect to Holdings or the Borrower), (c), (d) and (e), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 5.02.    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organizational Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(ii) and (b)(iii) above, to the extent that such violation, conflict, breach, contravention or payment would not reasonably be expected to have a Material Adverse Effect.
Section 5.03.    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings, recordings and registrations with Governmental Authorities necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or be in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
Section 5.04.    Execution, Delivery and Enforceability. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings, recordations and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.

Section 5.05.    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements and Unaudited Financial Statements fairly present in all material respects the financial condition of Existing Credit Agreement Holdings and its Subsidiaries as of the dates thereof and their results of operations, cash flows and changes in shareholders’ equity for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.
(b)    The forecasts of consolidated balance sheets and consolidated statements of income and cash flow of Existing Credit Agreement Holdings and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.
(c)    Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
(d)    As of the Closing Date, none of the Borrower nor any of its Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05 or otherwise not prohibited hereunder, (ii) obligations arising under the Loan Documents and (iii) liabilities incurred in the ordinary course of business that, either individually or in the aggregate, have not had nor would reasonably be expected to have a Material Adverse Effect).
(e)    The audited financial statements described in Section 4.01(j)(i) and the unaudited financial statements described in Section 4.01(j)(ii) fairly present in all material respects (to the knowledge of the Borrower) the financial condition of the Existing Credit Agreement Holdings and its Subsidiaries on a consolidated basis as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP, subject, in the case of the unaudited financial statements, to normal year-end adjustments and the absence of footnotes.
Section 5.06.    Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.07.    Ownership of Property; Liens; Real Property.
(a)    The Borrower and each of its Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property owned or leased by the Borrower or each of its Subsidiaries, as applicable, which is necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)    As of the Closing Date, Schedule 2(b) to the Perfection Certificate dated as of the Closing Date contains a true and complete list of each Material Real Property owned by the Borrower or any of its Subsidiaries.
(c)    the Borrower and each of its Subsidiaries shall have good record title to all assets (including the applicable Collateral) transferred to the Borrower and its Subsidiaries pursuant to the Drop-Down Transaction.

Section 5.08.    Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)    the Borrower and its Subsidiaries and their respective properties and operations are and, other than any matters which have been finally resolved without further liability or obligation, have been in compliance with all Environmental Laws, which includes obtaining, maintaining and complying with all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Borrower and its Subsidiaries;
(b)    neither the Borrower nor any of its Subsidiaries has received any written notice that alleges that it is in violation of or potentially liable under any Environmental Laws and neither the Borrower nor any of its Subsidiaries nor any of the Real Property owned, leased or operated by the Borrower or its Subsidiaries is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Borrower, threatened, under or relating to any Environmental Law;
(c)    there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities currently or formerly owned, leased or operated by the Borrower or its Subsidiaries, or arising out of the conduct of the Borrower or its Subsidiaries, in each case that would reasonably be expected to require investigation, remedial activity, corrective action or cleanup by, or on behalf of, the Borrower or its Subsidiaries or would reasonably be expected to result in any Environmental Liability;
(d)    there are no facts, circumstances or conditions arising out of or relating to the Borrower or its Subsidiaries or any of their respective operations or any facilities currently or, to the knowledge of the Borrower, formerly owned, leased or operated by the Borrower or its Subsidiaries that would reasonably be expected to result in any Environmental Liability; and
(e)    the Borrower has made available to the Administrative Agent all environmental reports, studies, assessments, audits, or other similar documents containing information regarding any Environmental Liability that are in the possession of the Borrower or its Subsidiary.
Section 5.09.    Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and its Subsidiaries have filed all tax returns required to have been filed, and have paid all Taxes levied or imposed upon them or their properties, that have become due and payable, except those that are being contested in good faith by appropriate proceedings diligently conducted for which appropriate reserves have been established in accordance with GAAP. Except as described on Schedule 5.09, there is no proposed Tax deficiency or assessment known to the Borrower against the Borrower or its Subsidiaries that would, if made, individually or in the aggregate, have a Material Adverse Effect.
Section 5.10.    ERISA Compliance.
(a)    Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state Laws.
(b)    (i) No ERISA Event has occurred during the six-year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur; (ii) neither the Borrower, any of its Subsidiaries, nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither the Borrower, any of its Subsidiaries, nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or Section 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(c)    With respect to each Pension Plan, the adjusted funding target attainment percentage (as defined in Section 436 of the Code), as determined by the applicable Pension Plan’s Enrolled Actuary under Sections 436(j) and 430(d)(2) of the Code and all applicable regulatory guidance promulgated thereunder, would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate maintains or contributes to a Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 5.11.    Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to the Transactions), no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party in such Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1(a) and 5(a) to the Perfection Certificate (a) set forth the name and jurisdiction of each Subsidiary that is a Loan Party and (b) set forth the ownership interest of the Borrower or any Guarantor in each Subsidiary, including the percentage of such ownership.
Section 5.12.    Margin Regulations; Investment Company Act.
(a)    (i) Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of (1) purchasing or carrying Margin Stock or (2) extending credit for the purpose of purchasing or carrying Margin Stock, in each case of the foregoing clauses (1) and (2) in a manner that violates Regulation U of the Board of Governors of the United States Federal Reserve System, and (ii) no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.
(b)    No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.13.    Disclosure. To the best of the Borrower’s knowledge, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.
Section 5.14.    Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened, (b) hours worked by and payment made to employees of the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws, (c) the Borrower and the other Loan Parties have complied with all applicable labor Laws including work authorization and immigration and (d) all payments due from the Borrower or any of its Subsidiaries on account of employee wages and health and welfare and other benefits insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.15.    Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how, database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Borrower, such IP Rights do not conflict with the rights of any Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the business of the Borrower or any of its Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any IP Rights held by any Person except for such infringements, misappropriations and violations, individually or in the aggregate, which would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is filed and presently pending or, to the knowledge of the Borrower, presently threatened in writing against Borrower or any of its Subsidiaries, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business, as of the Closing Date, to the knowledge of the Borrower, all registrations and applications for registration of IP Rights listed in Schedule 7 to the Perfection Certificate are valid and subsisting, except, in each case, to the extent failure of such registrations and applications for registration to be valid and subsisting would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 5.16.    Solvency. On the Closing Date, after giving effect to the Transactions, each of (x) Holdings and its Subsidiaries, on a consolidated basis, and (y) Existing Credit Agreement Holdings and its Subsidiaries, on a consolidated basis, are Solvent.
Section 5.17.    Subordination of Junior Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.
Section 5.18.    OFAC; USA PATRIOT Act; FCPA.
(a)    To the extent applicable, each of Holdings and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.
(b)    None of Holdings, nor any of its Subsidiaries nor, to the knowledge of Holdings and the Borrower, any director, officer, employee, agent or controlled affiliate of Borrower or any of its Subsidiaries is currently the target of any Sanctions, nor is Holdings or any of its Subsidiaries located, organized or resident in any country or territory that is the target of Sanctions (as of the date of this agreement, Crimea, the Donetsk and Luhansk People’s Republics, Cuba, Iran, and North Korea).
(c)    No part of the proceeds of the Loans will be used, directly or indirectly, by the Borrower (i) in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, (ii) in violation of the UK Bribery Act of 2010, as amended or (iii) for the purpose of financing any activities or business of or with any Person or in any country or territory that, at the time of the funding, is the subject of comprehensive Sanctions, or in any other manner that would result in a violation of Sanctions.
Section 5.19.    Security Documents.
(a)    Valid Liens. Each Collateral Document delivered pursuant to Section 4.01 and Sections 6.11, 6.13, 6.16 and 6.19 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 4 to the Perfection Certificate and (ii) upon the execution of Control Agreements over any Deposit Account, Securities Account or Commodities Account of a Loan Party and the taking of possession or control by the Collateral Agent of such other Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by this Agreement or the Security Agreement), the Liens created by the Collateral Documents (other than the Mortgages) shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements, the execution of Control Agreements or the taking of possession or control, in each case subject to no Liens other than Liens permitted by Section 7.01.
(b)    PTO Filing; Copyright Office Filing. When the Intellectual Property Security Agreements are properly filed in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, to the extent such filings may perfect such interests, the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks (each as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office and Copyrights (as defined in the Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted hereunder (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect the Collateral Agent’s Lien on registered Patents, Trademarks and Copyrights (each as defined in the Security Agreement) acquired by the grantors thereof after the Closing Date).
(c)    Mortgages. Upon recording thereof in the appropriate recording office, each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable perfected Liens on, and security interest in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, subject only to Liens permitted by Section 7.01 and when the Mortgages are filed in the applicable offices (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 6.11, 6.13 and 6.16, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 6.11, 6.13 and 6.16), such Mortgage shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Property thereunder and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens permitted by Section 7.01.
Notwithstanding anything herein (including this Section 5.19) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, in each case under this Clause (A), other than in any foreign-law governed Collateral Document over the assets or Equity Interests of a Foreign Subsidiary that is a Loan Party, or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement.
Section 5.20.    Use of Proceeds. (a) The Borrower will use the proceeds of the Revolving Credit Loans (including Incremental Revolving Credit Loans) and Incremental Term Loans to make loans to the Intercompany Credit Agreement Borrower pursuant to the Intercompany Credit Agreement in an equal principal amount to be used for the purposes described in Section 5.20(a) of the Intercompany Credit Agreement; provided that, (a) the Borrower will use the proceeds of the Performance L/C Loans to make loans to the Intercompany Credit Agreement Borrower pursuant to the Intercompany Credit Agreement in an equal principal amount, which proceeds shall be used by the Intercompany Credit Agreement Borrower solely for the purpose of satisfying the Existing Credit Agreement Borrower’s obligations with respect to the Performance L/C Unreimbursed Amount under the Existing Credit Agreement, and (b) the Borrower may request the issuance of Letters of Credit for general corporate purposes (including, without limitation, for the Transactions, other Investments, Capital Expenditures and Transaction

Expenses and, in the case of Letters of Credit, for the backstop or replacement of existing letters of credit, including under any Bilateral Letter of Credit Facility) and any other purpose not prohibited by this Agreement.
Section 5.21.    Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses as the Borrower and its Subsidiaries.
Section 5.22.    Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in any activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE 6
Affirmative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than Treasury Services Obligations, obligations under Secured Hedge Agreements or obligations under Secured Bilateral Letter of Credit Facilities) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Subsidiaries to:
Section 6.01.    Financial Statements.
(a)    Deliver to the Administrative Agent for prompt further distribution to each Lender, on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is within ninety (90) days after the end of the fiscal year after the end of each subsequent fiscal year), a consolidated balance sheet of the Existing Credit Agreement Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (and including a management discussion and analysis), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not contain any qualifications or exceptions as to the scope of such audit or any “going concern” explanatory paragraph or like qualification (excluding any “emphasis of matter” paragraph) (other than resulting from (x) the impending maturity of any Indebtedness or (y) any actual or prospective default under any financial covenant);
(b)    Deliver to the Administrative Agent for prompt further distribution to each Lender, on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Existing Credit Agreement Borrower, commencing with the fiscal quarter ending September 30, 2026), an unaudited consolidated balance sheet of the Existing Credit Agreement Borrower and its Consolidated Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and cash flows for such fiscal quarter and the portion of the fiscal year then ended, and the consolidated statement of cash flows for the year-to-date period setting forth in comparative form, for the consolidated statements of income, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (and including a management discussion and analysis), and for the consolidated statement of cash flows, the figures for the corresponding year-to-date period of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations, cash flows and changes in shareholders’ equity of the Existing Credit Agreement Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)    Commencing with the first fiscal month ending after the Closing Date, deliver to the Administrative Agent, within thirty (30) days after the end of each such fiscal month, (i) management-prepared (y) revenue for the “Government Health Services” and “Eligibility & Enrollment Services” business segments for such fiscal month and (z) gross margin for the “Government Health Services” and “Eligibility & Enrollment Services” business segments for such fiscal month and (ii) a report, in form and detail reasonably satisfactory to Administrative Agent, on key performance indicators used to run the respective businesses which shall include without limitation (to the extent the Borrower is able to produce such information using commercially reasonable efforts from its systems) new business, losses and shrinkage of existing business, top ten (10) customers during such fiscal month and as of the end of a fiscal month.
(d)    If Liquidity as of the last day of each of any two consecutive fiscal quarters of the Existing Credit Agreement Borrower (commencing with the first full fiscal quarter ending after the Closing Date) is less than $175,000,000, then the Borrower shall deliver to the Administrative Agent for distribution to each Lender choosing to receive Private Side Information, within thirty (30) days after the end of each fiscal month (commencing with the fiscal month following the second such fiscal quarter) of the Existing Credit Agreement Borrower (each such monthly period, a “Forecasting Period”), a cash flow forecast covering the 13-week period following the end of each Forecasting Period (the “13-Week Forecast”), which 13-Week Forecast shall (x) be in a form reasonably acceptable to the Administrative Agent and (y) reflect, for the periods covered thereby, projected weekly disbursements, cash receipts, and ending cash for each week covered by the 13-Week Forecast, along with a certificate of a Responsible Officer of the Borrower to the effect that such 13-Week Forecast reflects the Borrower’s good faith projections of all weekly cash receipts and disbursements and ending balance of available cash (as of the last Business Day of each week); provided that the obligation to deliver such forecasts shall cease once Liquidity as of the last day of each of two consecutive fiscal quarters exceeds $175,000,000.
(e)    Deliver to the Administrative Agent for prompt further distribution to each Lender choosing to receive Private Side Information, no later than thirty (30) days after the end of each subsequent fiscal quarter, a reasonably detailed consolidated budget of the Existing Credit Agreement Borrower or Existing Credit Agreement Holdings for the following 12 months in form and substance reasonably acceptable to the Administrative Agent (provided, that the form and substance of such projections previously received by the Administrative Agent (as defined in the Existing Credit Agreement) pursuant to the Existing Credit Agreement shall be deemed reasonably acceptable); and
(f)    Deliver to the Administrative Agent for prompt further distribution to each Lender choosing to receive Private Side Information, together with the delivery of the financial information required pursuant to Section 6.01(a), a reasonably detailed consolidated budget of the Existing Credit Agreement Borrower or Existing Credit Agreement Holdings for the following three years in form and substance reasonably acceptable to the Administrative Agent following approval by the board of directors of the Existing Credit Agreement Borrower or Existing Credit Agreement Holdings, as applicable, which such approval shall occur within a time period consistent with past practices of the Existing Credit Agreement Borrower or Existing Credit Agreement Holdings, as applicable.
Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (c) of this Section 6.01 (x) shall, subject to Section 1.03, be prepared in accordance with GAAP and (y) may, in the case of paragraphs (a) and (b), be satisfied with respect to financial information of the Existing Credit Agreement Borrower and the Consolidated Subsidiaries by furnishing (A) the applicable financial statements of Existing Credit Agreement Holdings (or any direct or indirect parent of Existing Credit Agreement Holdings) or (B) Existing Credit Agreement Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to clauses (A) and (B), (i) to the extent such information relates to a parent of Existing Credit Agreement Holdings, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Existing Credit Agreement Holdings (or such parent), on the one hand, and the information relating to the Existing Credit Agreement Borrower and the Consolidated Subsidiaries on a stand-alone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of any independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and, except as permitted in Section 6.01(a), shall not contain any qualifications or exceptions as to the scope of such audit or any “going concern” explanatory paragraph or like qualification.
In all cases, the obligations in paragraphs (a) and (b) of this Section 6.01 shall be supplemented within fifteen (15) days after the delivery thereof with consolidating information that explains the differences between the information relating to the Existing Credit Agreement Borrower and the Consolidated Subsidiaries on the one hand and the Newco Entities on a stand-alone basis on the other hand, in substantially the form as set forth on Schedule 1.01G, which information shall be delivered only to Lenders that have elected to receive Private Side Information.
Documents required to be delivered pursuant to Section 6.01 and Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the Borrower posts such documents, or provides a link thereto on the website on the Internet at Holdings’ or the Borrower’s website; or (ii) on which such documents are posted on the Borrower’s behalf on Intralinks or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
Section 6.02.    Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)    (i) no later than five (5) days after the actual delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and setting forth the Consolidated First Lien Net Leverage Ratio, Consolidated Fixed Charge Coverage Ratio and Liquidity (and, in each case the calculation thereof), as of the most recently ended Test Period, together with detailed supporting schedules reasonably satisfactory to the Administrative Agent to demonstrate the derivation of such financial covenant calculations, including, without limitation, any applicable EBITDA calculations and related adjustments and (ii) for fiscal quarters ending on or after March 31, 2027, no later than fifteen (15) days after the actual delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and setting forth the Newco Consolidated EBITDA (and in each case the calculation thereof), as of the most recently ended Test Period, in substantially the form as set forth on Schedule 1.01G (or in a form otherwise acceptable to the Administrative Agent);
(b)    promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied so long as such information is publicly available on the SEC’s EDGAR website;
(c)    promptly after the furnishing thereof, copies of any material requests or material notices received by the Borrower (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of the Borrower or of any of its Subsidiaries pursuant to the terms of any Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount in excess of the Threshold Amount, and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;
(d)    together with the delivery of each Compliance Certificate pursuant to Section 6.02(a)(i), (i) [reserved], (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b), (iii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Subsidiary or an Excluded Subsidiary as of the date of delivery of such Compliance Certificate or confirmation that there has been no change in such information since the later of the Closing Date or the date of the last such list and (iv) a schedule of the Treasury Services Obligations, Secured Hedge Agreements and Bilateral Letter of Credit Facilities of the Existing Credit Agreement Borrower and its Subsidiaries as of the date of delivery of such Compliance Certificate, broken out by counterparty, including positions with respect to each Lender and any other counterparty;
(e)    promptly, such additional information regarding the business, legal, financial or corporate affairs of the Borrower or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request;
(f)    to the extent not already otherwise provided, promptly upon receipt thereof, deliver to the Administrative Agent for each Lender (or, with respect to materials designated Private Side Information under the Intercompany Credit Agreement, each Lender choosing to receive Private Side Information) all information, materials, and notices delivered to the Intercompany Credit Agreement Lender by the Intercompany Credit Agreement Borrower in connection with the Intercompany Credit Agreement;
(g)    promptly upon knowledge thereof, the Existing Credit Agreement Borrower shall deliver a certificate, signed by a Responsible Officer, certifying that the Available Factoring Condition has been met, together with a copy of the executed final documentation.
The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Existing Credit Agreement Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees to make all Borrower Materials that the Borrower intends to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC.” By designating Borrower Materials as “PUBLIC,” the Borrower authorizes the Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is publicly available or not material information (though it may be sensitive and proprietary) with respect to the Existing Credit Agreement Borrower or its securities for purposes of United States federal and state securities laws or is of a type that would be publicly available if the Existing Credit Agreement Borrower were a public reporting company (as reasonably determined by the Borrower). Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark the Borrower Materials “PUBLIC.” The Borrower agrees that (i) any Loan Documents, (ii) any financial statements delivered pursuant to Section 6.01(a) or (b) and (iii) any Compliance Certificates delivered pursuant to Section 6.02(a) (other than the calculations of Liquidity and of Consolidated EBITDA of the Borrower therein) and (iv) notices delivered pursuant to Section 6.03(a) will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Existing Credit Agreement Borrower or its securities for purposes of United States federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED IN SECTION 10.02(e)) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.
Notwithstanding anything herein to the contrary, all information delivered pursuant to Sections 6.01(c), (d), (e), and (f), 6.03(e) and 6.21, and the calculations referred to above, shall be made available only to Lenders that have elected to receive Private Side Information, and no Loan Party shall have any obligation to make any such information publicly available or to cleanse any Person.
Section 6.03.    Notices. Promptly after a Responsible Officer of the Borrower has obtained knowledge thereof, notify the Administrative Agent for prompt further distribution to each Lender (or, with respect to clauses (d) and (e), to each Lender choosing to receive Private Side Information):
(a)    the occurrence of any Default hereunder or of any Default under and as defined in the Intercompany Credit Agreement;
(b)    of the occurrence of any ERISA Event that would reasonably be expected to result in liability of the Borrower or a Subsidiary or any ERISA Affiliate in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect;
(c)    of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against the Borrower or any Subsidiary that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document affecting the rights and obligations of the Borrower or any Subsidiary that would reasonably be expected to result in a Material Adverse Effect;
(d)    of the occurrence of any other event that could reasonably be expected to result in a Material Adverse Effect; and
(e)    any developments in connection with the Tolling Sale that could reasonably be expected to be materially adverse to the Lenders, including, for the avoidance of doubt, any anticipated delay in the consummation of such sales or reduction in anticipated net proceeds therefrom.
Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Sections 6.03(a) - (e) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
Section 6.04.    Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05.    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation except in a transaction permitted by Sections 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of this clause (b), (i) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Article 7.
Section 6.06.    Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material tangible or intangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.
Section 6.07.    Maintenance of Insurance.
(a)    Generally. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Subsidiaries) as are customarily carried under similar circumstances by such other Persons.
(b)    Requirements of Insurance. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days (or, to the extent reasonably available, 30 days) after receipt by the Collateral Agent of written notice thereof (the Borrower shall deliver a copy of the policy (and to the extent any such policy is cancelled or renewed, a renewal or replacement policy) or other evidence thereof to the Administrative Agent and the Collateral Agent, or insurance certificate with respect thereto) and (ii) name the Collateral Agent as lenders’ loss payee or mortgagee, as applicable (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) (it being understood that, absent an Event of Default, any proceeds of any such property insurance shall be delivered by the insurer(s) to the Borrower or one of its Subsidiaries and applied in accordance with this Agreement), as applicable.
(c)    Flood Insurance. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause each Subsidiary to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and on such terms sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent. Following the Closing Date, the Borrower shall deliver to the Administrative Agent annual renewals of such flood insurance. As a condition precedent to any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall cause to be delivered to the Administrative Agent for any Mortgaged Property, a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination, duly executed and acknowledged by the appropriate Loan Parties, and evidence of flood insurance, as may be required pursuant to the Flood Insurance Laws.
Section 6.08.    Compliance with Laws. Comply with, the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.09.    Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of the Borrower or a Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
Section 6.10.    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year and only one (1) such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.
The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Existing Credit Agreement Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, neither the Borrower nor any Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.
Section 6.11.    Additional Collateral; Additional Guarantors. At the Borrower’s expense, take all action either necessary or as reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(a)    Upon (x) the formation or acquisition of any new direct or indirect Subsidiary (in each case, other than an Excluded Subsidiary) by the Borrower or any Subsidiary Guarantor (including, without limitation, upon the formation of any Subsidiary that is a Division Successor and is not otherwise an Excluded Subsidiary), (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary, or (z) any other Person becoming a Guarantor or other obligor under any Specified Indebtedness:
(i)    within sixty (60) days after such formation, acquisition, cessation or designation, or such longer period as the Administrative Agent may agree in writing in its discretion (and, to the extent applicable with respect to the preceding clause (z), no later than the date delivered in connection with such Specified Indebtedness), notify the Administrative Agent thereof and:
(A)    cause each such Person to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) joinders to this Agreement as Guarantors, Security Agreement Supplements, Intellectual Property Security Agreements, Mortgages, a counterpart of the Global Newco Intercompany Note, a joinder to the Global Newco Intercompany Subordination Agreement, a joinder to each Intercreditor Agreement, if applicable, and other security agreements and documents or joinders thereto (including, with respect to such Mortgages, the documents listed in clause (f) of the definition of “Collateral and Guarantee Requirement”), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B)    cause each such Person (and the parent of each such Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and all instruments that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank; and
(C)    take and cause such Person and each direct or indirect parent of such Subsidiary to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and Intellectual Property Security Agreements, and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;
(ii)    as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent (and, to the extent applicable with respect to the preceding clause (z), no later than the date delivered in connection with such Specified Indebtedness), deliver to the Collateral Agent with respect to each Material Real Property, any existing title reports, abstracts, surveys, appraisals or environmental assessment reports, to the extent available and in the possession of the Borrower or any Subsidiary Guarantor; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report or appraisal whose disclosure to the Administrative Agent would require the consent of a Person other than the Borrower or any Subsidiary Guarantor, where, despite the commercially reasonable efforts of the Borrower or any Subsidiary Guarantor to obtain such consent, such consent cannot be obtained; and
(iii)    if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion) (and, to the extent applicable with respect to the preceding clause (z), no later than the date delivered in connection with such Specified Indebtedness), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i) or (ii) or clause (b) below.
(b)    (i) Not later than forty-five (45) days (or such longer period as the Administrative Agent may agree in writing in its discretion) after the later of (x) confirmation from the Lenders that flood due diligence and flood insurance compliance as required by Section 6.07 hereto has been completed and (y) forty-five (45) days after the acquisition by the Borrower or any Subsidiary Guarantor (including, without limitation, any acquisition pursuant to a Division) of any Material Real Property as determined by the Borrower (acting reasonably and in good faith) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, cause such property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Guarantor to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement; and (ii) as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each such acquired Material Real Property, any existing title reports, abstracts, surveys, appraisals or environmental assessment reports, to the extent available and in the possession of the Borrower, a Subsidiary Guarantor or their respective Subsidiaries; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report or appraisal whose disclosure to the

Administrative Agent would require the consent of a Person other than the Borrower, the Subsidiary Guarantor or one of their respective Subsidiaries, where, despite the commercially reasonable efforts of the Borrower, the Subsidiary Guarantor or one of their respective Subsidiaries to obtain such consent, such consent cannot be obtained.
(c)    Concurrently with a Loan Party granting a Lien on any assets not constituting Collateral (other than Liens permitted under Section 7.01(e), (r), (bb), (ff) or (pp)) or taking any steps to perfect or provide priority on any Collateral or other assets of a Loan Party, or otherwise grant any rights and remedies with respect to any such Collateral or assets that are more favorable in any material respect than those of the Collateral Agent, in each case to or for the benefit of the holder of any Specified Indebtedness, take such actions as are reasonably necessary or reasonably requested by the Administrative Agent to cause the Collateral Agent to have a valid and perfected Lien on such assets ranking senior to the Lien securing such Specified Indebtedness (or, in the case of Specified Indebtedness subject to a Pari Passu Intercreditor Agreement, ranking pari passu with the Lien securing such Specified Indebtedness) and to provide the Secured Parties with comparable more favorable rights and remedies over such Collateral or assets, as applicable.
Section 6.12.    Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Borrower or its Subsidiaries are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.
Section 6.13.    Further Assurances. Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Intercreditor Agreement or any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of any Intercreditor Agreement or the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement. If the Administrative Agent or the Collateral Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Guarantor subject to a Mortgage constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of FIRREA.
Section 6.14.    Newco Cash Sweep. From and after the date on which the Newco Cash Sweep is established pursuant to Section 6.19, the Newco Cash Sweep shall remain in effect; provided that (x) Government Accounts received in an account designated and certified by the Borrower to the Administrative Agent as being a segregated collections, restricted or similar account in respect of, and that solely holds amounts permitted hereunder in connection with, any Qualified Securitization Facility, MUFG Factoring Program or other receivables financing or factoring program permitted hereunder received in a Deposit Account certified by the Borrower to the Administrative Agent that are sold, contributed, or financed in a manner permitted hereunder (including compliance with the Government Accounts Release Conditions) under any Qualified Securitization Facility, MUFG Factoring Program or other receivables financing or factoring program permitted hereunder, and the proceeds thereof, shall not be required to be swept into the Newco Account, and (y) subject to Section 7.18, there shall be no limitation on the use of funds in the Newco Account for the operations of the Newco Entities or the Remainco Entities or in connection with any such facility.
Section 6.15.    Maintenance of Ratings. In respect of the Existing Credit Agreement Borrower, use commercially reasonable efforts to (i) cause the Term Loans, if any, to be continuously rated (but not any specific rating) by S&P and Moody’s and (ii) maintain a public corporate rating (but not any specific rating) from S&P, a public corporate family rating (but not any specific rating) from Moody’s.
Section 6.16.    Post-Closing Covenants. Except as otherwise agreed by the Administrative Agent in its reasonable discretion, the Borrower shall, and shall cause each of the other Loan Parties to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 6.16 to this Agreement within the time periods set forth therein (or such longer time periods as determined by the Administrative Agent in its reasonable discretion).
Section 6.17.    Perfection Certificate. Together with the delivery of each Compliance Certificate to be delivered pursuant to Section 6.02(a) in connection with financial statements delivered under Section 6.01(a) and beginning with the fiscal year ending December 31, 2027, an annual Perfection Certificate Supplement (or confirmation that there have been no changes in such information since the Closing Date or the most recent Perfection Certificate Supplement provided).
Section 6.18.    Use of Proceeds. After the Closing Date, (a) the Borrower will use the proceeds of the Revolving Credit Loans (including Incremental Revolving Credit Loans) and Incremental Term Loans to make loans to the Intercompany Credit Agreement Borrower pursuant to the Intercompany Credit Agreement in an equal principal amount to be used for the purposes described in Section 5.20(a) of the Intercompany Credit Agreement; provided that, (a) the Borrower will use the proceeds of the Performance L/C Loans to make loans to the Intercompany Credit Agreement Borrower pursuant to the Intercompany Credit Agreement, which proceeds shall be used by the Intercompany Credit Agreement Borrower solely for the purpose of satisfying the Existing Credit Agreement Borrower’s obligations with respect to the Performance L/C Unreimbursed Amount under the Existing Credit Agreement, and (b) the Borrower may request the issuance of Letters of Credit for general corporate purposes (including, without limitation, for the Transactions, other Investments, Capital Expenditures and Transaction Expenses and, in the case of Letters of Credit, for the backstop or replacement of existing letters of credit, including under any Bilateral Letter of Credit Facility) and any other purpose not prohibited by this Agreement.
Section 6.19.    Newco Account and Control Agreements.
(a)    Within forty-five (45) days (or such later date as the Administrative Agent may agree) after the Closing Date, the Loan Parties shall cause (i) the Borrower and its Subsidiaries to have established a cash management system reasonably satisfactory to the Administrative Agent, which, subject to the proviso to Section 6.14, provides at all times thereafter for a sweep no later than every three (3) Business Days of any and all proceeds of any and all Government Accounts from each applicable Government Contract counterparty (the “Newco Cash Sweep”) into a designated deposit account (“Newco Account”), which Newco Account is in compliance with Section 7.18(b) and (ii) the Newco Account to be subject to the Newco Control Agreement in favor of the Collateral Agent, on behalf of itself and the Secured Parties. On the date on which both the Newco Account and Newco Cash Sweep have been established, the Borrower shall deliver to the Administrative Agent, for distribution to the Lenders, a certificate of a Responsible Officer, certifying:
(i)    The Collateral Agent, on behalf of itself and the Secured Parties, has a valid and perfected first-priority Lien on the Newco Account securing the Obligations, and no other Person has a Lien on the Newco Account, other than (x) the depository bank of the Newco Control Agreement over the Newco Account and (y) Liens securing Incremental Equivalent Debt ranking pari passu with the Liens securing the Obligations pursuant to a Pari Passu Intercreditor Agreement.
(ii)    The Newco Control Agreement, taken together with the applicable Collateral Documents, (A) is effective to create and perfect in favor of the Collateral Agent for the benefit of the Secured Parties a valid and binding security interest in the Newco Account, and (B) constitute perfected first-priority Liens on, and security interests in, all right, title and interest of any Loan Party in the Newco Account in favor of the Collateral Agent for the benefit of Secured Parties.

(iii)    The Borrower and its Subsidiaries have established a cash management system, which provides for the Newco Cash Sweep into the Newco Account, which Newco Account is in compliance with Section 7.18(b).
(b)    Within sixty (60) days (or such later date as the Administrative Agent may agree) after opening or acquisition by any Loan Party of any Deposit Account, Securities Account or Commodity Account (in each case, other than Excluded Accounts) or any Deposit Account, Securities Account or Commodity Account of a Loan Party ceasing to be an Excluded Account, the Loan Parties shall cause such Deposit Account, Securities Account or Commodity Account to be subject to a Control Agreement in favor of the Collateral Agent, for the benefit of the Secured Parties; provided that the Collateral Agent shall not deliver a notice of exclusive control (or the equivalent under such Control Agreement) unless an Event of Default has occurred and is continuing.
(c)    During the continuance of an Event of Default and following delivery of a notice of exclusive control (or the equivalent under any applicable Control Agreement), the Collateral Agent may sweep cash from any accounts subject to a Control Agreement to the account of the Collateral Agent in accordance with the terms and subject to the conditions set forth in such Control Agreement with respect to such account.
Section 6.20.    Compliance with OFAC; USA PATRIOT Act; FCPA, etc.
(a)    Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Borrower and its Subsidiaries shall comply, in all material respects, with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the USA PATRIOT Act, (iii) the United States Foreign Corrupt Practices Act of 1977 and (iv) the UK Bribery Act of 2010.
(b)    The Borrower and its Subsidiaries shall promptly, from time to time, furnish to the Administrative Agent (which will promptly furnish such information to the Lenders), information and documentation reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
Section 6.21.    Monthly Lender Calls. Promptly following the delivery of the information required pursuant to Section 6.01(c), use commercially reasonable efforts to cause the Chief Financial Officer, the Treasurer, and, if reasonably requested, the Chief Executive Officer, in each case of the Existing Credit Agreement Borrower, to hold monthly meetings with the Administrative Agent and the Lenders agreeing to receive Private Side Information, which meeting may be held via a telephonic call. Such meetings shall be held at a time reasonably convenient to Administrative Agent, the Lenders, the Borrower, and the Existing Credit Agreement Borrower.
Section 6.22.    Available Factoring Condition. The Borrower and its Subsidiaries will make commercially reasonable efforts to cause the Existing Credit Agreement Borrower to satisfy the Available Factoring Condition as soon as possible.
Section 6.23.    Government Contracts.
(a)    At the time any contract listed on Schedule 11 of the Perfection Certificate is renewed, the Borrower and its Subsidiaries will use commercially reasonable efforts to cause such contract to be renewed by a Newco Entity; provided that (x) nothing in this Section 6.23 shall require the Borrower or any of its Subsidiaries to renew or extend any contract, or to bid or re-bid for any contract, and (y) the failure or refusal of any counterparty to renew or extend any such contract, or to renew or extend any such contract with a Newco Entity, shall not constitute a breach of this Section 6.23 or otherwise result in a Default or Event of Default.

(b)    The Borrower will use commercially reasonable efforts to cause the Existing Credit Agreement Borrower to cause each contract listed on Schedule 6.23(b), at the time such contract is renewed, to be renewed by a Newco Entity; provided that (i) nothing in this Section 6.23(b) shall require any Person to take any such action to the extent a Responsible Officer of the Borrower determines in good faith that doing so would not be commercially practicable or in the best interests of Existing Credit Agreement Holdings and its Subsidiaries, taken as a whole (taking into account, among other things, customer relationships, procurement and regulatory requirements, timing, cost and tax considerations), (ii) nothing in this Section 6.23(b) shall require any Person to renew or extend any contract, to bid or re-bid for any contract, to obtain any consent of any counterparty or Governmental Authority, or to take any action that would violate applicable Law, the terms of such contract or any agreement governing Indebtedness of the Existing Credit Agreement Borrower or any of its Subsidiaries or any Qualified Securitization Facility, (iii) this Section 6.23(b) shall not apply to any renewal that occurs automatically or at the election of the counterparty, and (iv) none of the failure or refusal of any counterparty to renew or extend any such contract, or to renew or extend any such contract with a Newco Entity, or any determination pursuant to clause (i) above, shall constitute a breach of this Section 6.23(b) or otherwise result in a Default or Event of Default
ARTICLE 7
Negative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than Treasury Services Obligations, obligations under Secured Hedge Agreements or obligations under Secured Bilateral Letter of Credit Facilities) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date:
Section 7.01.    Liens. The Borrower and its Subsidiaries shall not directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on the Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals, refinancings or extensions thereof (excluding liens of the nature permitted in Section 7.01(ff)); provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;
(c)    Liens for taxes, governmental duties, levies, assessments and charges that are not overdue for a period of more than sixty (60) days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP (as determined by the Borrower in good faith);
(d)    statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens that secure amounts not overdue for a period of more than sixty (60) days or if more than sixty (60) days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP (as determined by the Borrower in good faith);

(e)    (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance or self-insurance to the Borrower or any of the Subsidiaries;
(f)    Liens to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or Law) incurred in the ordinary course of business;
(g)    easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and other minor title defects affecting Real Property, and any exceptions on the final Mortgage Policies issued in connection with the Mortgaged Properties, that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries, taken as a whole;
(h)    Liens securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)    (i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business or consistent with past practice which do not interfere in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole and (ii) leases, licenses, subleases or sublicenses constituting a Disposition permitted under Section 7.05;
(j)    Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or consistent with past practice and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(k)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry and Indebtedness in respect of corporate credit card, purchase card and other card programs (including commercial (or purchasing) card programs), in each case incurred in the ordinary course of business and consistent with past practice;
(l)    Liens (i) on cash advances or Cash Equivalents in favor of (x) the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i) and (n) to be applied against the purchase price for such Investment, including Liens on cash or Cash Equivalents to secure letters of credit issued to backstop commitments or (y) the buyer of any property to be Disposed of pursuant to Sections 7.05(j), (o) or (t) to secure obligations in respect of indemnification, termination fee or similar seller obligations and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m)    Liens (i) in favor of the Borrower or a Subsidiary on assets of a Subsidiary that is not a Loan Party securing permitted intercompany Indebtedness and (ii) in favor of the Borrower or any Subsidiary Guarantor;
(n)    any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, or with respect to IP Rights that is not material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole;
(o)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Subsidiaries in the ordinary course of business or consistent with past practice permitted by this Agreement;
(p)    Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;
(q)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes;
(r)    Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of the Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Subsidiaries in the ordinary course of business;
(s)    Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(t)    ground leases in respect of Real Property on which facilities owned or leased by the Borrower or any of the Subsidiaries are located;
(u)    Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 180 days of the acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of such asset subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Financing Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Financing Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(v)    Liens on property of any Subsidiary that is not a Loan Party securing the Indebtedness of any Subsidiary that is not a Loan Party;
(w)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03;
(x)    (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Subsidiaries, taken as a whole;
(y)    Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;
(z)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(aa)    the modification, replacement, renewal or extension of any Lien permitted by this Section 7.01 (other than Section 7.01(dd)); provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness) and (iii) the incurrence of any Lien pursuant to this clause (aa) shall not “refresh” any utilization of any other clause under this Section 7.01 pursuant to which such Lien was originally incurred;
(bb)    Liens consisting of cash collateral securing obligations in respect of corporate credit card, purchase card and other card programs and other Treasury Services Obligations in the ordinary course of business; provided that no such Liens shall be on the Newco Account;
(cc)    Liens with respect to property or assets of the Borrower or any of the Subsidiaries securing obligations in an aggregate principal amount at the time of incurrence of such Liens not to exceed $10,000,000; provided, that to the extent such Lien is on Collateral, such Lien shall be on a junior Lien basis to the Liens securing the Obligations; provided further that the amount available pursuant to this Section 7.01(cc) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.01(cc) of the Intercompany Credit Agreement;
(dd)    Liens on Collateral to secure Indebtedness permitted under Section 7.03(q); provided that an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to (i) if such Indebtedness is secured by the Collateral on a pari passu basis (including Incremental Equivalent Debt incurred pursuant to clause (b) of the definition of “Incremental Cap” that is subordinated in right of payment as provided in Section 8.04) (but without regard to the control of remedies) with the Obligations, the Junior Lien Intercreditor Agreement (if any) as a “Senior Representative” (or similar term, in each case, as defined in the Junior Lien Intercreditor Agreement), if applicable, and a Pari Passu Intercreditor Agreement or (ii) if such Indebtedness is secured by the Collateral on a junior Lien basis to the Liens securing the Obligations, the Junior Lien Intercreditor Agreement as a “Junior Priority Representative” (or similar term, in each case, as defined in the Junior Lien Intercreditor Agreement);
(ee)    Liens to secure Indebtedness permitted under Section 7.03(m)(i)(y); provided that such Indebtedness may only be secured on a junior Lien basis to the Liens securing the Obligations;
(ff)    Liens on Securitization Assets (including Government Accounts, collections, proceeds, deposit accounts and related rights) incurred in connection with a Qualified Securitization Facility in an aggregate amount not to exceed $175,000,000; provided that the amount of Government Accounts securing any Qualified Securitization Facility or receivables programs shall not exceed $60,000,000 at any time; provided further that the amount available pursuant to this Section 7.01(ff) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.01(ff) of the Intercompany Credit Agreement.
(gg)    Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(hh)    Liens on cash or Cash Equivalents to secure Indebtedness permitted under Section 7.03(f) or (l), to the extent created in the ordinary course of business or consistent with past practice;
(ii)    Liens securing any Permitted Refinancing directly or indirectly permitted under Section 7.03 that are secured by Liens on the same assets as the Liens securing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended by such Permitted Refinancing, plus improvements, accessions, dividends, distributions, proceeds or products thereof and after-acquired property; provided that the incurrence of any Lien pursuant to this clause (ii) shall not “refresh” any utilization of any other clause under this Section 7.01 pursuant to which such Lien was originally incurred;
(jj)    any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(kk)    [reserved];
(ll)    deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries in the ordinary course of business of the Borrower and such Subsidiary or consistent with past practice to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;
(mm)    security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with past practice;
(nn)    Liens on any funds or securities held in escrow accounts established for the purpose of holding proceeds from issuances of debt securities or incurrence of other Indebtedness by the Borrower or any of the Subsidiaries issued after the Closing Date, together with any additional funds required in order to fund any mandatory redemption or sinking fund payment on such debt securities or other Indebtedness;
(oo)    [reserved]; and
(pp)    Liens consisting of cash collateral in support of letters of credit (including under Bilateral Letter of Credit Facilities) in an amount not to exceed $5,000,000; provided that the amount available pursuant to this Section 7.01(pp) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.01(pp) of the Intercompany Credit Agreement.
Notwithstanding the foregoing, (x) no consensual Liens shall exist on Equity Interests of the Borrower or any Subsidiary that constitute Collateral other than pursuant to clauses (a), (aa), (dd) and (ii) above, (y) Liens on Government Accounts that secure any Qualified Securitization Facility, MUFG Factoring Program or other receivables financing or factoring programs shall be subject to the Government Accounts Release Conditions; and (z) no Securitization Facility, receivables facility, or other facility secured by Liens of the nature permitted pursuant to Section 7.01(ff) shall be permitted under this Agreement other than pursuant to Section 7.01(ff)].
For purposes of determining compliance with this Section 7.01, (A) Liens need not be incurred solely by reference to one category of Liens permitted by this Section 7.01 but are permitted to be incurred in part under any combination thereof and of any other available exemption, (B) in the event that Lien (or any portion thereof) meets the criteria of one or more of the categories of Liens permitted by this Section 7.01, the Borrower may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this provision, (C) in the event that a portion of Indebtedness or other obligations secured by a Lien could be classified as secured in part pursuant to Section 7.01(dd) above (giving pro forma effect to the incurrence of such portion of such Indebtedness or other obligations), the Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to Section 7.01(dd) above and thereafter the remainder of the Indebtedness or other obligations as having been secured pursuant to one or more of the other clauses of this Section 7.01 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification may be deemed to have automatically occurred at such time and (D) with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any amount permitted under Section 7.03(bb) in respect of such Indebtedness. Any Liens in respect of the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, in each case in respect of any Indebtedness, shall not be deemed to be an incurrence of a Lien in respect of such Indebtedness for purposes of this Section 7.01.
Section 7.02.    Investments. The Borrower or the Subsidiaries shall not directly or indirectly, make any Investments, except:
(a)    Investments by the Borrower or any of the Subsidiaries in assets that were Cash Equivalents when such Investment was made;
(b)    loans or advances to, or guarantees of Indebtedness of, future, present or former officers, directors, managers, members, partners, independent contractors, consultants and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent thereof directly from such issuing entity (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as Equity Interests other than Disqualified Equity Interests) and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under clause (iii) above shall not exceed $2,000,000; provided, further, that the amount available pursuant to this Section 7.02(b) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.02(b) of the Intercompany Credit Agreement;
(c)    Investments (i) by the Borrower or any of its Subsidiaries in the Borrower or any of its Subsidiaries; provided that Investments under this clause (c) by any Loan Party in any non-Loan Party shall not exceed $10,000,000 and (ii) by a Newco Entity in any Remainco Entity to the extent consisting of transactions permitted pursuant to Section 7.06 (it being understood that this clause (c)(ii) does not limit Section 7.02(dd));
(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business or consistent with past practice;
(e)    Investments consisting of transactions permitted under Sections 7.01 (other than 7.01(p)), 7.03 (other than 7.03(c)), 7.04 (other than 7.04(c), (d) and (e)), 7.05 (other than 7.05(d) and (e)), 7.06 (other than 7.06(f) and (i)(iv)) and 7.10, respectively;
(f)    Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by the Borrower or any Subsidiary in the Existing Credit Agreement Borrower or any

other Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;
(g)    Investments in Swap Contracts permitted under Section 7.03(f);
(h)    Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice;
(i)    any acquisition of all or substantially all the assets of a Person, or any Equity Interests in a Person that becomes a Subsidiary or a division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions, if immediately after giving effect thereto: (i) no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower shall have occurred and be continuing, (ii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 7.03, (iii) (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Subsidiary shall become a Guarantor, in each case, in accordance with Section 6.11, (iv) the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 2.00 to 1.00 and (v) the Revolving Credit Exposure (excluding the amount of any L/C Obligations) as of the date of such acquisition and for the twenty (20) Business Days immediately succeeding the date of such acquisition, is $0 (any such acquisition, a “Permitted Acquisition”);
(j)    [reserved];
(k)    Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
(l)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or consistent with past practice or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(m)    [reserved];
(n)    other Investments in an aggregate amount pursuant to this clause (n) (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed (x) $10,000,000 (in each case, net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts, in each case made out of the earned income of such Person); provided that the amount available pursuant to this Section 7.02(n) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.02(n) of the Intercompany Credit Agreement;
(o)    advances of payroll payments to employees in the ordinary course of business or consistent with past practice;
(p)    Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) of the Borrower (or any direct or indirect parent of the Borrower);
(q)    Investments of a Subsidiary acquired after the Closing Date or of a Person merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(r)    the contribution, assignment, licensing, sub-licensing or other Investment of IP Rights or other general intangibles pursuant to any Intercompany License Agreement and any other Investments made in connection therewith;
(s)    Investments constituting promissory notes or the non-cash portion of consideration, in each case, received in a Disposition permitted by Section 7.05;
(t)    Guarantees by the Borrower or any of its Subsidiaries of leases (other than Financing Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business or consistent with past practice;
(u)    Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Existing Credit Agreement Borrower or the Borrower, are necessary or advisable to effect any Qualified Securitization Facility (including any contribution of replacement or substitute assets to such subsidiary) or any repurchase obligation in connection therewith;
(v)    [reserved];
(w)    [reserved];
(x)    Investments constituting Permitted Intercompany Activities;
(y)    Investments that are made in an amount equal to the amount of 50% of Excluded Contributions previously received and the Borrower elects to apply under this clause (y); provided further that the amount available pursuant to this Section 7.02(y) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.02(y) of the Intercompany Credit Agreement;
(z)    Investments in joint ventures of the Borrower or any of the Subsidiaries entered into in connection with a Permitted Acquisition for a bona fide business purpose, taken together with all other Investments made pursuant to this clause (z) that are at the time outstanding, not to exceed $10,000,000 (determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that, any newly created or acquired Equity Interests of such joint ventures shall be owned by a Loan Party and shall become Collateral; provided further that the amount available pursuant to this Section 7.02(z) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.02(z) of the Intercompany Credit Agreement;
(aa)    earnest money deposits required in connection with Permitted Acquisitions (or similar Investments);
(bb)    contributions to a “rabbi” trust for the benefit of employees or other grantor trusts subject to claims of creditors in the case of bankruptcy of the Borrower;
(cc)    Investments to the extent required by applicable rules under the Exchange Act or by any Governmental Authority, including any Investment made in order to avoid any early warning or notice requirements under such rules or requirements;
(dd)    the Intercompany Applicable Loans and all other Investments by the Borrower in the Intercompany Credit Agreement Borrower made under or pursuant to the Intercompany Credit Agreement;

(ee)    Investments made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client contracts;
(ff)    any Investment by any Captive Insurance Subsidiary in connection with the provision of insurance to the Borrower or any of its Subsidiaries, which Investment is made in the ordinary course of business or consistent with past practice of such Captive Insurance Subsidiary or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;
(gg)    Investments contemplated in connection with the Transactions;
(hh)    Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third-parties;
(ii)    Investments in Foreign Subsidiaries in connection with cash pooling arrangements and cash management services entered into in the ordinary course of business consistent with past practices in an aggregate amount outstanding not to exceed $25,000,000; provided that the amount available pursuant to this Section 7.02(ii) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.02(ii) of the Intercompany Credit Agreement;
(jj)    lease, utility and other similar deposits in the ordinary course of business;
(kk)    any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 7.07 (except transactions described in Section 7.07(e)); and
(ll)    Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Existing Credit Agreement Holdings or any other parent entity of Existing Credit Agreement Borrower.
For purposes of determining compliance with this Section 7.02, in the event that an item of Investment meets the criteria of more than one of the categories of Investments described above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Investment or any portion thereof in a manner that complies with this Section 7.02 and will only be required to include the amount and type of such Investment in one or more of the above clauses.
Notwithstanding the foregoing or anything to the contrary in this Agreement, other than the transactions contemplated in connection with the Transactions, any transfer (whether pursuant to a sale, lease, license, transfer, investment, restricted payment, dividend or otherwise or relating to the exclusive rights thereto) of assets by a Loan Party to a Subsidiary of Existing Credit Agreement Holdings that is not a Loan Party shall be deemed to be an Investment that must be permitted by, and incurred under Section 7.02(c); provided that the foregoing shall not apply to (i) sales, contributions or other transfers of Securitization Assets in connection with any Qualified Securitization Facility or other receivables financing facility permitted hereunder, (ii) the Intercompany Applicable Loans, (iii) amounts swept into the Newco Account pursuant to the Newco Cash Sweep, (iv) payments under the Shared Services Agreement, (v) Permitted Intercompany Activities (including, for purposes of this paragraph, any transaction of the type described in such definition between or among any Newco Entity and any Remainco Entity) or (vi) intercompany receivables, payables and advances arising in the ordinary course of business consistent with past practice and settled in the ordinary course.
Section 7.03.    Indebtedness. The Borrower or any of the Subsidiaries shall not directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness of the Borrower or any Subsidiary under the Loan Documents;

(b)    (i) Indebtedness outstanding on the Closing Date and as listed on Schedule 7.03(b) and any Permitted Refinancing thereof other than Indebtedness pursuant to clause (ii) and (ii) Indebtedness among the Borrower and its Subsidiaries and Indebtedness of the Borrower or any Subsidiary owing to Existing Credit Agreement Holdings or any Remainco Entity; provided that with respect to such other Indebtedness, (x) (A) any Indebtedness advanced by any Person that is not a Remainco Loan Party to any Remainco Loan Party pursuant to this clause (b)(ii) shall be subordinated in right of payment to the Intercompany Credit Agreement Loans and (B) any Indebtedness advanced by any Person that is not a Loan Party to any Loan Party pursuant to this clause (b)(ii) shall be subordinated in right of payment to the Obligations and (y) (A) any Indebtedness advanced by any Remainco Loan Party to any Person that is not a Remainco Loan Party pursuant to this clause (b)(ii) shall be evidenced by the Global Remainco Intercompany Note and (B) any Indebtedness advanced by any Loan Party to any Person that is not a Loan Party pursuant to this clause (b)(ii) shall either (A) be unsecured and subordinated in right of payment to the Obligations and made in the ordinary course of business in an amount not to exceed $2,000,000 individually and $10,000,000 in the aggregate for all such Indebtedness or (B) be evidenced by the Global Newco Intercompany Note; provided, further, that any Indebtedness pursuant to this clause (b)(ii) shall constitute an Investment by the lender of such Indebtedness in the borrower of such Indebtedness and must be permitted by, and shall be deemed to be incurred under Section 7.02(c) to the extent such lender is the Borrower or a Subsidiary of the Borrower;
(c)    Guarantees by the Borrower and any Subsidiary in respect of Indebtedness of the Existing Credit Agreement Borrower or any Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee of any Indebtedness in a principal amount in excess of the Threshold Amount shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein, (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness, (C) no Loan Party may Guarantee Indebtedness of any Subsidiary that is not a Loan Party and (D) any Guarantee pursuant to this clause (c) shall constitute an Investment by such guarantor in the primary obligor of such Indebtedness and must be permitted by, and shall be deemed to be incurred under Section 7.02(c);
(d)    [reserved];
(e)    (i) Attributable Indebtedness and other Indebtedness (including Financing Leases) financing an acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of a fixed or capital asset incurred by the Borrower or any Subsidiary and incurred by the Borrower or any Subsidiary prior to or within 180 days after the acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of the applicable asset, in an aggregate outstanding amount not to exceed (together with the amount of such Indebtedness outstanding on the Closing Date) $70,000,000; provided that the amount available pursuant to this Section 7.03(e)(i) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.03(e)(i) of the Intercompany Credit Agreement and (ii) Attributable Indebtedness arising out of any Sale and Lease-Back Transaction or lease lease-back transactions that are subject to fair market terms in an aggregate outstanding amount not to exceed $2,500,000; provided that the amount available pursuant to this Section 7.03(e)(ii) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.03(e)(ii) of the Intercompany Credit Agreement;
(f)    Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and not for speculative purposes;
(g)    [reserved];

(h)    Indebtedness representing deferred compensation or similar arrangements to any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries incurred in the ordinary course of business or consistent with past practice;
(i)    Indebtedness consisting of promissory notes issued by the Borrower or any of the Subsidiaries to future, present or former officers, managers, members, independent contractors, consultants, directors and employees, their respective Controlled Investment Affiliates or Immediate Family Members, in each case, to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower permitted by Section 7.06 in the ordinary course of business consistent with past practice;
(j)    Indebtedness incurred by the Borrower or any Subsidiary prior to the Closing Date or thereafter in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;
(k)    Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred purchase price, earn-outs or other similar arrangements incurred by such Person prior to the Closing Date or thereafter in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;
(l)    Treasury Services Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;
(m)    (i) Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed (x) $10,000,000 plus (y) 100% of the cumulative amount of the net cash proceeds and Cash Equivalent proceeds from the sale of Equity Interests (other than Excluded Contributions, proceeds of Disqualified Equity Interests, Designated Equity Contributions or sales of Equity Interests to the Existing Credit Agreement Borrower or any of its Subsidiaries) of the Existing Credit Agreement Borrower or any direct or indirect parent of the Existing Credit Agreement Borrower after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Existing Credit Agreement Borrower and further contributed to the Borrower as common equity that has been Not Otherwise Applied and (ii) any Permitted Refinancing thereof; provided that the amount available pursuant to this Section 7.03(m) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.03(m) of the Intercompany Credit Agreement;
(n)    Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business consistent with past practice;
(o)    Indebtedness incurred by the Borrower or any Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created, or relating to obligations or liabilities incurred, in the ordinary course of business consistent with past practice, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
(p)    obligations in respect of self-insurance and obligations in respect of stays, customs, performance, bid, indemnity, appeal, judgment and other similar bonds or instruments and performance, bankers’ acceptance and completion guarantees and similar obligations provided by the Borrower or any

Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business consistent with past practice;
(q)    senior secured, senior unsecured, senior subordinated or subordinated notes, bonds, debentures or other debt securities, term loans or other credit facilities of the Borrower incurred in an aggregate principal amount under this clause (q) which, when aggregated with the amount of Incremental Term Loans and Incremental Revolving Credit Commitments incurred since the Closing Date, shall not exceed the Incremental Cap and any Permitted Refinancing of any of the foregoing (which shall not utilize the Incremental Cap); provided that the provisions of Section 2.14 shall apply to all such Indebtedness with the same force and effect as if constituting an Incremental Term Facility including without limitation each provision of clauses (d), and (v) and clause (e) of Section 2.14, mutatis mutandis; provided further, that any Permitted Refinancing pursuant to this clause (q) (other than a refinancing on a cashless basis) shall be offered on a pro rata basis to all Lenders holding Obligations of the same Priority on the same terms (including all economics).
(r)    (i) Indebtedness supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit, (ii) Indebtedness under unsecured or cash collateralized Bilateral Letter of Credit Facilities not to exceed $5,000,000 at any time; provided that the amount available pursuant to this Section 7.03(r)(ii) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.03(r)(ii) of the Intercompany Credit Agreement, and (iii) Indebtedness under Secured Bilateral Letter of Credit Facilities not to exceed $5,000,000; provided that the amount available pursuant to this Section 7.03(r)(iii) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.03(r)(iii) of the Intercompany Credit Agreement;
(s)    [reserved];
(t)    [reserved];
(u)    Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto;
(v)    Indebtedness incurred by a Foreign Subsidiary and/or Indebtedness incurred on behalf thereof or representing Guarantees of Indebtedness of Foreign Subsidiaries for ordinary course working capital purposes which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (v) and then outstanding does not exceed, together with any Indebtedness incurred under Section 7.03(y), $30,000,000; provided that the amount available pursuant to this Section 7.03(v) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.03(v) of the Intercompany Credit Agreement;
(w)    Indebtedness arising as a result of vendor financing in the ordinary course of business consistent with past practice and which vendor financing is customary in the industry of the Existing Credit Agreement Borrower and its Subsidiaries;
(x)    Indebtedness arising from Permitted Intercompany Activities;
(y)    Indebtedness incurred by a Newco Entity that is not a Loan Party for ordinary course working capital purposes in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed, $5,000,000 at any time outstanding; provided that the amount available pursuant to this Section 7.03(y) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.03(y) of the Intercompany Credit Agreement;
(z)    [reserved];

(aa)    [reserved]; and
(bb)    all reasonable and customary premiums (if any), interest (including post-petition interest and paid-in-kind interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (aa) above; provided that the foregoing shall not include any “MOIC” (multiple on invested capital) or similar premium.
For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories or subcategories of Indebtedness described above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Indebtedness or any portion thereof in a manner that complies with this Section 7.03 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses (or subclauses thereof).
Notwithstanding the foregoing or anything to the contrary in this Agreement, (a) any intercompany loans, advances or other Indebtedness owing to Existing Credit Agreement Holdings or any Subsidiary shall be incurred solely pursuant to Section 7.03(b)(ii), and no Indebtedness shall be permitted to the extent owing to any other Affiliate or joint venture, (b) any Guarantee of Indebtedness of Existing Credit Agreement Holdings or any Subsidiary shall be incurred solely pursuant to Section 7.03(c), and no Guarantees of Indebtedness of any other Affiliate or joint venture shall be permitted, (c) no Indebtedness shall be permitted to be incurred by a Newco Entity that is not a Loan Party, except pursuant to Section 7.03(b)(ii), (e), (f), (h), (i), (j), (k), (l), (p), (r), (v), (y) and (bb), (d) no Indebtedness for borrowed money under this Section 7.03 shall be senior in payment or lien priority to the Obligations (including as a result of Collateral being perfected by one or more series of Indebtedness but not for one or more other series of Indebtedness), and (e) no Indebtedness for borrowed money under this Section 7.03 shall be pari passu in lien priority on any portion of the Collateral (including, for the avoidance of doubt, the Intercompany Credit Agreement Notes) to the Obligations other than (i) the Obligations and (ii) Incremental Equivalent Debt incurred pursuant to clause (a) or (b) of the definition of “Incremental Cap” that is subject to a Pari Passu Intercreditor Agreement.
Section 7.04.    Fundamental Changes. The Borrower or any of the Subsidiaries shall not merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that:
(a)    any Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person and such merger does not result in the Borrower ceasing to be a corporation, partnership or limited liability company organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) one or more other Subsidiaries; provided that (x) when any Person that is a Loan Party is merging with a Subsidiary, a Loan Party shall be the continuing or surviving Person;
(b)    any Subsidiary may liquidate or dissolve or the Borrower or any Subsidiary may change its legal form (x) if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders and (y) any assets or business not otherwise disposed of or transferred in accordance with Sections 7.02 (other than Section 7.02(e)) or Section 7.05 or, in the case of any such business, discontinued, shall be transferred to or otherwise owned or conducted by the Borrower or another Subsidiary (or with respect to a Loan Party, another Loan Party) after giving effect to such liquidation or dissolution (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);
(c)    any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must be a Guarantor or the Borrower;

(d)    so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty shall apply to the Successor Borrower’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents, (E) if requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents, (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document preserves the enforceability of this Agreement, the Guaranty and the Collateral Documents and the perfection of the Liens under the Collateral Documents, (G) the Successor Borrower agrees to provide any documentation and other information about such Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that is required by regulatory authorities or under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and the Beneficial Ownership Regulation, and (H) the Successor Borrower shall not be an obligor under the Senior Secured Notes or cause any Loan Party to become an obligor under the Senior Secured Notes or any other Indebtedness of the Remainco Entities; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement; and
(e)    so long as no Default exists or would result therefrom (in the case of a merger involving a Loan Party), any Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Subsidiary or the Borrower, which together with each of its Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Collateral and Guarantee Requirement;
(f)    so long as no Default exists or would result therefrom, a Subsidiary of the Borrower may effect a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 that does not constitute a Disposition of all or substantially all assets of the Borrower and its Subsidiaries taken as a whole;
(g)    [reserved];
(h)    [reserved]; and
(i)    the Borrower and its Subsidiaries may consummate Permitted Intercompany Activities.
Notwithstanding anything to the contrary, any transaction pursuant to this Section 7.04 that results in the transfer of assets from a Loan Party to a Person that is not a Loan Party shall be permitted only to the extent such transfer would be permitted under Section 7.02(c) and Section 7.05.
Section 7.05.    Dispositions. The Borrower or any of the Subsidiaries shall not directly or indirectly, make any Disposition, except:

(a)    (i) Dispositions of obsolete, non-core (that are acquired in an acquisition), worn out, damaged or surplus property, whether now owned or hereafter acquired or other property of the Borrower or any of its Subsidiaries in the ordinary course of business or consistent with industry practice, (ii) Dispositions of property no longer used or useful or economically practical to maintain in the conduct of the business of the Borrower or any of the Subsidiaries and (iii) Dispositions of property held for sale or no longer used or useful or necessary in the operation of the business of the Borrower and the Subsidiaries;
(b)    Dispositions of inventory or goods held for sale and immaterial assets, in each case, in the ordinary course of business or consistent with past practice;
(c)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(d)    Dispositions of property to the Existing Credit Agreement Borrower or any of the Subsidiaries; provided that any Disposition pursuant to this clause (d) shall constitute an Investment and must be permitted by, and shall be deemed to be incurred under Section 7.02(c);
(e)    to the extent constituting Dispositions, transactions permitted by Sections 7.01, 7.02 (other than Section 7.02(e)), 7.04 (other than Section 7.04(f)) and 7.06;
(f)    [reserved];
(g)    Dispositions of Cash Equivalents;
(h)    (i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business or consistent with past practice and which do not materially interfere with the business of the Borrower or any of the Subsidiaries and (ii) Dispositions of IP Rights (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned) that do not materially interfere with the business of the Borrower or any of the Subsidiaries;
(i)    transfers of property subject to Casualty Events upon receipt of the net proceeds of such Casualty Event;
(j)    Dispositions of property or assets or issuance or sale of Equity Interests of any Subsidiary to a non-Affiliate third party; provided that (i) such Disposition is for fair market value (as determined in good faith by the Borrower) and (ii) the Borrower or any of the Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (f), (k), (p), (q), (r)(i), (r)(ii), (dd) (only to the extent the Obligations are secured by such cash and Cash Equivalents) and (ee) (only to the extent the Obligations are secured by such cash and Cash Equivalents)); provided, however, that for the purposes of this clause (j)(ii), the following shall be deemed to be cash:
(A)    the greater of the principal amount and the carrying value of any liabilities (as shown on the Borrower’s (or the Subsidiaries’, as applicable) most recent consolidated balance sheet provided hereunder or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Borrower’s or such Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Borrower) of the Borrower or such Subsidiary, other than liabilities (other than intercompany liabilities owing to a Subsidiary being Disposed of) that are by their terms subordinated in lien or payment priority to the Obligations, (i) assumed by the transferee of any such assets (or a third party in connection with such transfer) pursuant to a written agreement which releases or indemnifies the Borrower or such Subsidiary from such liabilities or (ii) otherwise cancelled or terminated in connection with the transaction, and
(B)    any securities, notes or other obligations or assets received by the Borrower or the applicable Subsidiary from such transferee that are converted, or reasonably expected to be converted, by the Borrower or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received or expected to be received) or by their terms are required to be satisfied for Cash Equivalents within 180 days following the closing of the applicable Disposition;
(k)    the sale, assignment, licensing, sub-licensing or other Disposition of IP Rights or other general intangibles pursuant to any Intercompany License Agreement;
(l)    Dispositions or discounts without recourse of accounts receivable, or participations therein, or Securitization Assets, or any disposition of the Equity Interests in a Subsidiary, all or substantially all of the assets of which are Securitization Assets, in each case in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;
(m)    Dispositions of property pursuant to any Sale and Lease-Back Transaction or lease-leaseback transactions on fair market terms; provided that the fair market value of property disposed of pursuant to this clause (m) shall not exceed $2,500,000; provided, further, that the amount available pursuant to this Section 7.05(m) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.05(m) of the Intercompany Credit Agreement;
(n)    any swap of assets in exchange for services or other assets of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Borrower;
(o)    Dispositions required by any Governmental Authority as a condition to its approval under applicable antitrust or competition Laws of any Permitted Acquisition or other Investment permitted hereunder; provided that the Net Proceeds thereof shall be applied in accordance with Section 2.05(b) as if such Disposition were made pursuant to Section 7.05(j);
(p)    the unwinding of any Swap Contract pursuant to its terms;
(q)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(r)    the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights that are no longer used or useful or economically practicable or commercially reasonable to maintain;
(s)    Permitted Intercompany Activities;
(t)    the Transactions;
(u)    any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims, in each case, in the ordinary course of business; and
(v)    the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law.

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (i), (k), (p), (r) and (s) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall take any actions deemed appropriate in order to effect the foregoing.
Notwithstanding anything in this Agreement to the contrary, (i) no Loan Party or Subsidiary shall contribute, sell, transfer or otherwise dispose (whether pursuant to a sale, lease, license, transfer, investment, restricted payment, dividend or otherwise or relating to the exclusive rights thereto) of any (x) Material Property or (y) any Capital Stock in a Subsidiary that owns or leases Material Property that has the effect of a sale, transfer or other disposition of Material Property (whether pursuant to a sale, lease, license, transfer, investment, restricted payment, dividend or otherwise or relating to the exclusive rights thereto) to any Person that is either (x) a Subsidiary that is not a Loan Party or (y) an Affiliate (other than a Loan Party) of a Borrower, other than the grant of a non-exclusive license of intellectual property to any Subsidiary in the ordinary course of business for a bona fide business purpose, (ii) no Person shall own or hold an exclusive license to any Material Property except a Loan Party and (iii) all Dispositions of Government Accounts shall be subject to the Government Accounts Release Conditions.
Section 7.06.    Restricted Payments. The Borrower or any of the Subsidiaries shall not directly or indirectly, declare or make any Restricted Payment, except:
(a)    each Subsidiary of the Borrower may make Restricted Payments to the Borrower and the other Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary, as compared to the other owners of Equity Interests in such Subsidiary, on a pro rata or more than pro rata basis based on their relative ownership interests of the relevant class of Equity Interests);
(b)    on and after the one year anniversary of the Closing Date, the Borrower and each Subsidiary may declare and make Restricted Payments payable solely in respect of Preferred Stock existing as of the Closing Date of the Existing Credit Agreement Borrower or any of its Subsidiaries in an aggregate amount not to exceed (i) the amount of dividends accrued on such Preferred Stock plus (ii) $12,500,000 in any fiscal year of the Borrower (subject to, solely in the case of this clause (b)(ii), a carry-forward of unused or deferred amounts in any fiscal year to the subsequent fiscal year and carry-back of the amount available in the subsequent fiscal year to the current fiscal year; provided that no carry-forward or carry-back shall be permitted prior to the one year anniversary of the Closing Date); provided that the amount available pursuant to this Section 7.06(b) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.06(b) of the Intercompany Credit Agreement;
(c)    [reserved];
(d)    on and after the one year anniversary of the Closing Date, so long as no Event of Default has occurred and is continuing or would result therefrom and the Revolving Credit Exposure (excluding the amount of any L/C Obligations) is $0, the Existing Credit Agreement Borrower may make Restricted Payments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis after giving effect to such Restricted Payment is less than or equal to 1.75 to 1.00;
(e)    repurchases of Equity Interests in the Existing Credit Agreement Borrower (or any direct or indirect parent thereof) or any Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f)    to the extent constituting Restricted Payments, the Existing Credit Agreement Borrower and the Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.02 (other than Sections 7.02(e) and (m)), 7.04 or 7.07 (other than Sections 7.07(e) and (j));
(g)    the Borrower and each Subsidiary may pay (or make Restricted Payments to allow the Existing Credit Agreement Borrower or any other direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Subsidiary (or of the Existing Credit Agreement Borrower or any other such direct or indirect parent thereof) from any future, present or former employee, officer, director, manager, member, partner, independent contractor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of such Subsidiary (or the Existing Credit Agreement Borrower or any other direct or indirect parent of such Subsidiary) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee, manager, officer, member, partner, independent contractor or director stock option plan or any other employee, manager, officer, member, partner, independent contractor or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, manager, director, officer, member, partner, independent contractor or consultant of such Subsidiary (or the Existing Credit Agreement Borrower or any other direct or indirect parent thereof) or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed $2,500,000 in any calendar year; provided, further, that such amount in any calendar year may be increased by an amount not to exceed:
(i)    to the extent contributed to the Borrower, the net cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests or Designated Equity Contributions) of the Existing Credit Agreement Borrower or any of the Existing Credit Agreement Borrower’s direct or indirect parent companies, in each case to any future, present or former employees, officers, members of management, managers, partners, independent contractors, directors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Existing Credit Agreement Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent net cash proceeds from the sale of such Equity Interests have been used in connection with any other exception from Article 7; plus
(ii)    the net cash proceeds of key man life insurance policies received by the Borrower or its Subsidiaries; less
(iii)    the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 7.06(g);
provided further that the amount available pursuant to this Section 7.06(g) shall be reduced by any portion thereof, if any, utilized by the Existing Credit Agreement Borrower or any of its Subsidiaries pursuant to Section 7.06(g) of the Intercompany Credit Agreement;
(h)    [reserved];
(i)     the Borrower may make Restricted Payments to Holdings and any direct or indirect parent of Holdings (i) in accordance with the Shared Services Agreement, (ii) for ordinary course business expenses applicable to the “Government Health Services” and “Eligibility & Enrollment Services” business segments of the Loan Parties and (iii) for the purposes described in clauses (A) through (F) below:
(A)    to pay organizational, operating costs and other costs and expenses (including, without limitation, expenses related to auditing or other accounting or tax reporting matters) incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Existing Credit Agreement Borrower or Borrower, as applicable, and their Subsidiaries, any costs, expenses and liabilities incurred by the Existing Credit Agreement Borrower or Borrower, as applicable, in connection with any litigation or arbitration attributable to the ownership or operations of the Existing Credit Agreement Borrower or Borrower, as applicable, and their Subsidiaries, Transaction Expenses and any reasonable and customary indemnification claims made by directors, managers or officers of such parent attributable to the ownership or operations of the Existing Credit Agreement Borrower or Borrower, as applicable, and their Subsidiaries;
(B)    the proceeds of which shall be used by Holdings or such parent to pay franchise and similar Taxes, and other fees and expenses, required to maintain its (or any of its direct or indirect parents’) corporate existence;
(C)    for any taxable period (i) for which the Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar foreign, federal, state or local income or similar tax group that includes the Borrower and/or its Subsidiaries and whose common parent is a direct or indirect parent of the Borrower (a “Tax Group”) or (ii) for which the Borrower is a disregarded entity or a partnership with a direct or indirect corporate parent (a “Corporate Parent”), to the extent such income or similar Taxes are attributable to the income of the Borrower and/or its Subsidiaries, as applicable, to pay the portion of such U.S. federal, state and local and/or foreign income or similar Taxes (as applicable) of such Tax Group or such Corporate Parent that are attributable to the taxable income of the Borrower and/or its applicable Subsidiaries; provided, that in each case the amount of such payments in respect of any taxable year does not exceed the amount that the Borrower and/or its applicable Subsidiaries, as applicable, would have been required to pay in respect of the relevant foreign, federal, state or local income or similar Taxes for such taxable year had the Borrower and/or its applicable Subsidiaries, as applicable, paid such Taxes separately from any such parent company for all relevant taxable periods, provided that any distributions in respect of any taxable period (or portion thereof) ending on or before the Closing Date shall be permitted only to the extent relating to income tax adjustments that arise after the Closing Date as a result of tax audits or other tax proceedings;
(D)    to finance any Investment that would be permitted to be made pursuant to Section 7.02 (other than Section 7.02(e)) if Holdings or such parent were subject to such Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or Borrower or its Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Subsidiaries in order to consummate such Investment, in each case, in accordance with the requirements of Section 6.11;
(E)    the proceeds of which shall be used to pay customary salary, bonus, indemnity and other benefits payable to future, present or former officers, directors, managers, members, partners, consultants, independent contractors or employees of the Existing Credit Agreement Borrower or Borrower, as applicable, or any direct or indirect parent company of the Existing Credit Agreement Borrower or Borrower, as applicable, to the extent such salaries, bonuses, indemnity and other benefits are attributable to the ownership or operation of Existing Credit Agreement Holdings or Holdings, as applicable, and its Subsidiaries;
(F)    the proceeds of which shall be used by the Borrower to pay (or to make Restricted Payments to allow Existing Credit Agreement Holdings or Holdings, as applicable or any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any equity or debt offering, financing transaction, acquisition, divestiture, investment or other non-ordinary course transaction not prohibited by this Agreement (whether or not successful);

provided that any such transaction was in the good faith judgment of the Borrower intended to be for the benefit of the Borrower and its Subsidiaries; and
(j)    payments made or expected to be made by the Borrower or any of the Subsidiaries in respect of required withholding or similar Taxes payable upon or in connection with the exercise or vesting of Equity Interests or any other equity award with respect to any future, present or former employee, director, manager, officer, partner, independent consultant or consultant (or their respective Controlled Investment Affiliates and Immediate Family Members) and any repurchases or withholdings of Equity Interests in consideration of such payments including in connection with the exercise or vesting of stock options, warrants or the issuance of restricted stock units or similar stock based awards;
(k)    the Borrower or any Subsidiary may (i) make, or may make Restricted Payments or distributions to Existing Credit Agreement Holdings to permit it to make, payments of cash in lieu of fractional Equity Interests of the Existing Credit Agreement Borrower or any direct or indirect parent company of the Existing Credit Agreement Borrower in connection with any dividend, distribution, split, merger, consolidation, amalgamation or combination thereof and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;
(l)    [reserved];
(m)    distributions or payments of Securitization Fees;
(n)    payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a consolidation, merger or transfer of assets permitted by Section 7.02 (other than Section 7.02(e)) or Section 7.04;
(o)    Restricted Payments to permit the redemption or repurchase of Designated Preferred Stock in an amount equal to the amount of Excluded Contributions received and the Borrower elects to apply under this clause (o);
(p)    [reserved];
(q)    the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Agreement;
(r)    Restricted Payments contemplated in connection with the Transactions;
(s)    to the extent constituting a Restricted Payment, (i) the payment in respect of any Government Accounts made in a deposit account of a Remainco Entity which is swept into the Newco Account and (ii) any sweep from the Newco Account to a deposit account of a Remainco Entity;
(t)    after the first anniversary of the Closing Date, so long as no Event of Default has occurred and is continuing or would result therefrom, the declaration and payment of dividends to the Existing Credit Agreement Borrower or any direct or indirect parent company of Existing Credit Agreement Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Equity Interests) issued by the Existing Credit Agreement Borrower or such parent company and existing on or issued after the Closing Date, provided that with respect to Designated Preferred Stock issued after the Closing Date, the amount of dividends paid pursuant to this clause (t) shall not exceed the aggregate amount of cash actually contributed to the Existing Credit Agreement Borrower from the sale of such Designated Preferred Stock;

(u)    (i) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”), including any accrued and unpaid dividends thereon, of the Existing Credit Agreement Borrower or any Subsidiary or any Equity Interests of the Existing Credit Agreement Borrower or any direct or indirect parent company of the Existing Credit Agreement Borrower, in exchange for, or in an amount not to exceed the proceeds of, the sale or issuance, within 120 days of such redemption, repurchase, retirement or other acquisition (other than to a Subsidiary) of Equity Interests of Existing Credit Agreement Borrower or any direct or indirect parent company of the Existing Credit Agreement Borrower to the extent contributed to the Existing Credit Agreement Borrower (in each case, other than any Disqualified Equity Interests) (“Refunding Capital Stock”), (ii) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Existing Credit Agreement Borrower or to an employee stock ownership plan or any trust established by the Existing Credit Agreement Borrower or any of its Subsidiaries) of Refunding Capital Stock, and (iii) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (u)(i) or (ii) of this Section 7.06, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Existing Credit Agreement Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement; and
(v)    the Existing Credit Agreement Borrower may declare and pay dividends or other distributions with respect to its Equity Interests payable solely in additional shares of its Qualified Equity Interests or options to purchase Qualified Equity Interests.
For purposes of determining compliance with this Section 7.06, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such Restricted Payment or any portion thereof in a manner that complies with this Section 7.06 and will only be required to include the amount and type of such Restricted Payment in one or more of the above clauses.
Notwithstanding anything to the contrary in this Agreement, no Restricted Payment shall be permitted from the Borrower to Holdings, or otherwise from any Newco Entity to any Remainco Entity other than (i) pursuant to Sections 7.06(b), (d), (i), (s) and (t), (ii) [reserved] and (iii) additional cash Restricted Payments made in the ordinary course of the operation of the business of the Remainco Entities and the Newco Entities consistent with past practice; provided that none of the Intercompany Applicable Loans or other advances under the Intercompany Credit Agreement, payments under the Shared Services Agreement or reimbursements of Performance L/C Unreimbursed Amounts shall constitute Restricted Payments or count against the foregoing cap.
Section 7.07.    Transactions with Affiliates. The Borrower shall not, nor shall the Borrower permit any of the Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, involving aggregate payments or consideration in excess of $5,000,000, other than (a) loans and other transactions among Loan Parties, other loans and transactions among Existing Credit Agreement Borrower and its Subsidiaries incurred or deemed to be incurred pursuant to Section 7.02(c), (b) on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the Transactions and the payment of Transaction Expenses as part of or in connection with the Transactions, (d) compensation and other customary arrangements relating to the operation of the business of the Borrower, any of its direct or indirect parent companies and its Subsidiaries, (e) Restricted Payments permitted under Section 7.06 (other than Section 7.06(e)), Investments permitted under Section 7.02 and prepayments redemptions, purchases, defeasances and other payments permitted by Section 7.10, (f) employment and severance arrangements between the Borrower, any of its direct or indirect parent companies and the Subsidiaries and their respective officers and employees in the ordinary course of business or consistent with past practice and transactions pursuant to equity-based plans and employee benefit plans and arrangements in the ordinary course of business, (g) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of Holdings, the Borrower and the Subsidiaries (or any direct or indirect parent of Holdings) in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower, any of its direct or indirect parent companies and the Subsidiaries, (h) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.07 or any amendment thereto to the extent such an amendment is not materially adverse to the Lenders in any material respect, (i) contemporaneous purchases and/or sales by the Borrower or any of its Subsidiaries and an Affiliate of Borrower, of assets, capital stock, bonds, notes, debentures or other debt securities, and bank loans, participations or similar obligations of third parties at substantially the same price, (j) payments by the Borrower or any of its Subsidiaries pursuant to any tax sharing agreements with the Borrower or any direct or indirect parent of the Borrower to the extent attributable to the ownership or operation of Holdings, the Borrower and its Subsidiaries, but only to the extent permitted by Section 7.06(i)(iii), (k) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Borrower to any Permitted Holder or to any former, present or future director, manager, officer, employee or consultant (or any Affiliate or any Immediate Family Member of any of the foregoing) of Holdings, any of its Subsidiaries or any direct or indirect parent thereof, (l) sales of accounts receivable, or participations therein, or Securitization Assets in connection with any Qualified Securitization Facility, (m) Permitted Intercompany Activities, (n) a joint venture which would constitute a transaction with an Affiliate solely as a result of Holdings, the Borrower or any Subsidiary owning an equity interest or otherwise controlling such joint venture or similar entity, (o) [reserved], (p) the Transactions, (q) the issuance of Qualified Equity Interests of the Borrower or Holdings and the granting of registration or other customary rights in connection therewith and (r) [reserved].
Section 7.08.    Burdensome Agreements. The Borrower shall not, nor shall the Borrower permit any of the Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits (a) any Subsidiary of the Borrower that is not a Guarantor to make Restricted Payments to the Borrower or any Subsidiary Guarantor or to make or repay intercompany loans and advances to the Borrower or any Subsidiary Guarantor or (b) the Borrower or any Subsidiary Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.08) are listed on Schedule 7.08 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary; (iii) [reserved], (iv) arise in connection with (x) any Lien permitted by Section 7.01 and relate to the property subject to such Lien or (y) any Disposition permitted by Sections 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03 and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary or the assignment of any license or sublicense agreement, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business or consistent with past practice, (xii) are restrictions created in connection with any Qualified Securitization Facility that in the good faith determination of the Borrower are necessary or advisable to effect such Qualified Securitization Facility and relate solely to the Securitization Assets subject thereto, (xiii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit and (xiv) this Agreement, the Existing Credit Agreement, the Senior Secured Notes Indenture as in effect on the date hereof, and the Intercompany Credit Agreement.
Section 7.09.    Financial Covenants. The Borrower will not permit:
(a)    the Consolidated First Lien Net Leverage Ratio as of the last day of a Test Period to exceed 4.50 to 1.00;
(b)    the Consolidated Fixed Charge Coverage Ratio as of the last day of a Test Period to be less than 2.50 to 1.00;
(c)    Liquidity, as of the last day of any fiscal quarter (commencing with the fiscal quarter ending December 31, 2026) to be less than $150,000,000; and
(d)    Newco Consolidated EBITDA for any Test Period (commencing with the Test Period ending March 31, 2027) to be less than, (i) for any Test Period ending on or after March 31, 2027 and before March 31, 2028, $110,000,000, (ii) for any Test Period ending on or after March 31, 2028 and before March 31, 2029, $115,000,000, and (iii) for any Test Period ending on or after March 31, 2029, $120,000,000.
Section 7.10.    Prepayments, Etc. of Indebtedness.
(a)    The Borrower shall not, nor shall the Borrower permit any of its Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted), any unsecured, junior lien or subordinated Indebtedness, or Indebtedness not secured by all of the Collateral (collectively, “Junior Financing”) of the Borrower or any of its Subsidiaries, or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Proceeds of any Permitted Refinancing thereof, (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Existing Credit Agreement Borrower or any of its direct or indirect parents, and (iii) a Permitted Senior Secured Notes Exchange.
(b)    The Loan Parties shall not, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, any principal amount in respect of any Indebtedness secured on a pari passu basis with the Obligations except as prescribed under the Pari Passu Intercreditor Agreement (or, where the Pari Passu Intercreditor Agreement is silent, on a pro rata or less than pro rata basis with the Obligations of equal Priority).
(c)    The Borrower shall not, nor shall the Borrower permit any of its Subsidiaries to amend, modify or change any term or condition in any Junior Financing or other Indebtedness for borrowed money in an aggregate principal amount in excess of the Threshold Amount in any manner that (i) shortens the final maturity or weighted average life to maturity thereof to prior to the date that is 91 days after the Latest Maturity Date applicable to the First Out Obligations and the Second Out Obligations, (ii) results in any such Junior Financing being secured by any Lien that is not junior to the Liens securing the Obligations or being senior in right of payment to any of the Obligations (or, for subordinated Indebtedness, pari passu in right of payment to any of the Obligations), (iii) adds any obligor or collateral not then provide for or (iv) imposes any restriction on the payment of the Obligations.
For purposes of determining compliance with this Section 7.10, in the event that a payment meets the criteria of more than one of the categories of payments described above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such payment or any portion thereof in a manner that complies with this Section 7.10 and will only be required to include the amount and type of such payment in one or more of the above clauses.

Section 7.11.    Holdings Covenant.
(a)    Holdings will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of the Borrower, including payment of dividends and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Existing Credit Agreement Borrower, (iv) the performance of its obligations under and in connection with its Organizational Documents, the Loan Documents, the Transactions and the agreements, any agreement contemplated by Section 6.07(b)(xiv), and any other agreements contemplated hereby and thereby, (v) any public offering of its common stock or any other issuance or registration of its Qualified Equity Interests for sale or resale, including the costs, fees and expenses related thereto, (vi) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (vii) providing usual and customary indemnification to officers and directors, (viii) activities incidental to the consummation of the Transactions, (ix) providing a performance guaranty under any Qualified Securitization Facility, MUFG Factoring Program or other receivables financing or factoring program permitted hereunder and (x) activities incidental to the businesses or activities described in clauses (i) to (ix) of this paragraph.
(b)    Holdings will not own or acquire any material assets (other than Equity Interests and cash and Cash Equivalents received in connection with Restricted Payments permitted hereunder pending application thereof as referred to in Section 7.11(a)(i) above), or incur any liabilities (other than liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement or to the extent such asset is only held for a limited period prior to being transferred to the Borrower or Existing Credit Agreement Borrower, as applicable) or issue any Disqualified Equity Interest.
(c)    Holdings may not pledge or grant any consensual Lien on the Equity Interests of the Borrower to any Person other than (a) Liens granted to the Administrative Agent for the benefit of the Secured Parties and (b) Liens granted to secure obligations permitted to be secured pursuant to clauses (a), (aa), (dd), and (ii) of Section 7.01.
Section 7.12.    Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person,” as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in any activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
Section 7.13.    [Reserved].
Section 7.14.    Material Agreement Amendments.
(a)    The Intercompany Credit Agreement Lender shall not amend, modify, supplement or change the terms of, or grant any waivers or take any other action in respect of, any Intercompany Loan Documentation or any other “Loan Document” (as defined in the Intercompany Credit Agreement) or make any assignment or grant any participation with respect to any Intercompany Credit Agreement Facilities in each case without first obtaining written consent from the Required Lenders (or such other Lenders whose consent would be required pursuant to Section 10.01 hereof to take a substantially equivalent action hereunder with respect to the Loan Documents including, for the avoidance of doubt, pursuant to Section 10.01(i), mutatis mutandis) and, during the continuance of an Event of Default under the Intercompany Credit Agreement, shall not refuse to take any action in respect of the Intercompany Loan Documentation which the Intercompany Credit Agreement Lender is entitled to take pursuant to the terms thereof if requested by the Administrative Agent (at the request of the Required Lenders (as defined thereunder) acting at the direction of the Newco Required Lenders (as defined thereunder)); provided that no such consent shall be required for (i) any borrowing, prepayment, repayment or reduction or termination of commitments under the Intercompany Credit Agreement Documents corresponding to, or required by, a Borrowing, prepayment, repayment, reduction or termination hereunder, (ii) any amendment to conform the

Intercompany Credit Agreement Documents to any amendment hereof or (iii) any amendment, waiver or modification that is not adverse to any of the Lenders.
(b)    The Borrower shall not permit the aggregate outstanding amount of Loans under any Facility to be greater than the balance in the aggregate of the Intercompany Applicable Loans of such Facility.
(c)    The Borrower shall not, and shall not permit any of its Subsidiaries to, amend, modify, supplement or change the terms of, (x) the organizational documents of Holdings, Borrower or any Loan Party or (y) the Shared Services Agreement in any manner that is materially adverse to the Lenders (it being understood and agreed that any amendment to the Shared Services Agreement that would prevent or cause any delays in the Newco Cash Sweep or that would cause any Government Contracts or Government Accounts to be treated as the assets or property of any Remainco Entity shall be deemed materially adverse to the Lenders).
Section 7.15.    Liability Management Transactions. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or issue any Equity Interest, (ii) create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, (iii) make or own any Investment, (iv) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), (v) convey, sell, lease, exclusively license or otherwise dispose of all or any part of its property or assets or (vi) otherwise engage in any other activity, in each case, that constitutes, or is undertaken to effect, a Liability Management Transaction. For the avoidance of doubt, this Section 7.15 shall not prohibit the Transactions. Without limiting the foregoing, in addition to obtaining the consent of the Supermajority Lenders pursuant to Section 10.01(k), the Borrower shall not consummate any Liability Management Transaction unless each Lender holding Loans or Commitments available to be drawn of the affected Class has been offered the opportunity to participate in such transaction on the same terms as each other Lender of the same Priority and on a pro rata basis in accordance with its Pro Rata Share of such Class, which offer shall be on terms at least as favorable as those offered to any other Person (including as to all economics other than (x) customary backstop fees, so long as each Lender of the affected Class is offered the opportunity, following announcement of such transaction, to participate pro rata in such backstop on the same terms and (y) reimbursement of the reasonable fees and expenses of counsel and financial advisors).
Section 7.16.    Change in Nature of Business. The Borrower shall not, nor shall the Borrower permit any of the Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.
Section 7.17.    Accounting Changes. The Borrower shall not make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
Section 7.18.    Cash Management. The Borrower shall not, nor shall it permit any Subsidiary to:
(a)    Terminations: terminate, attempt to terminate, or permit the termination of any of the Control Agreements in favor of any Agent, including the Newco Control Agreement, without the consent of the Collateral Agent.
(b)    Newco Account: (i) close the Newco Account or transfer it to any other depository institution, (ii) permit the Newco Account to be any type of account other than a Deposit Account (it being understood and agreed that the Newco Account shall not be a Securities Account or a Commodities Account), (iii) transfer or withdraw any amounts or other property in the Newco Account with the purpose of causing such amounts not to be perfected under the Control Agreement over the Newco Account; provided, that, for the avoidance of doubt, this clause (iii) shall not limit any transfers or withdrawals for bona fide business purposes permitted hereunder (which shall not include any liability management transaction), (iv) permit the depository bank for the Newco Account to be U.S. Bank National Association, any successor Trustee (as defined in the Existing Credit Agreement Intercreditor Agreement), any Additional Collateral Agent (as defined in the Existing Credit Agreement Intercreditor Agreement), or any other agent under the Existing Credit Agreement Intercreditor Agreement (other than Bank of America, N.A. or any of its Affiliates) (any such institution in this clause (iv), an “Other ICA Agent”), (v) permit the deposit of any funds into the Newco Account other than any proceeds of Government Accounts or otherwise permit any other amounts to be commingled in the Newco Account with the proceeds of Government Accounts, or (vi) permit any Person to have a Lien perfected by “control” (as defined in the UCC) over the Newco Account and the amounts contained therein, other than (x) the Collateral Agent and (y) the depository bank of the Newco Account solely to the extent such Lien of the depository bank is permitted under Section 7.01(r)(i), which Lien under this clause (y) shall be subject to any subordination provisions set forth in the Control Agreement over the Newco Account.
(c)    Newco Cash Sweep: modify the mechanics of the Newco Cash Sweep after it becomes effective in accordance with Section 6.19 in a manner materially adverse to the Administrative Agent, the Collateral Agent or the Lenders.
Notwithstanding the foregoing, prior to the delivery of a notice of exclusive control (or the equivalent under any applicable Control Agreement) under the Newco Control Agreement, there shall be no limitation on (x) the use of funds in the Newco Account for the operations of the Newco Entities or the Remainco Entities or in connection with any Qualified Securitization Facility or other receivables financing permitted hereunder and (y) without limiting requirements hereunder in respect of the Newco Cash Sweep, nothing in this Section 7.18 shall restrict any sale, contribution or financing of Government Accounts under any such facility or the deposit of the proceeds thereof in any account designated thereunder.
ARTICLE 8
Events of Default and Remedies
Section 8.01.    Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):
(a)    Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any disbursement under any Letter of Credit or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(b)    Specific Covenants. Any Loan Party, or any Subsidiary fails to perform or observe any applicable term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (solely with respect to the Borrower), 6.16 or Article 7; provided that a Default as a result of a breach of Section 7.09 is subject to cure pursuant to Section 8.05, and a Default as a result of a breach of Section 7.18 shall not constitute an Event of Default unless such breach continues unremedied for five (5) Business Days after the earlier of a Responsible Officer of the Borrower obtaining knowledge thereof and a written notice thereof from the Administrative Agent; or
(c)    Other Defaults. Any Loan Party, or any Subsidiary fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice thereof by the Administrative Agent to the Borrower; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any other Loan Party herein or in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made and, to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower; or
(e)    Cross-Default. (I) The Existing Credit Agreement Borrower or any Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of (i) any Indebtedness (other than Indebtedness hereunder) having an outstanding aggregate principal amount of not less than the Threshold Amount or (ii) the Senior Secured Notes or any Qualified Securitization Facility, including, for the avoidance of doubt, the Qualified Securitization Facility that satisfies the Available Factoring Condition, or, in each case, any refinancing thereof (in each case, having an outstanding principal amount (or, in the case of a Qualified Securitization Facility, an outstanding funded amount) of not less than the Threshold Amount) or (B) fails to observe or perform any other agreement or condition under relating to (i) any Indebtedness having an outstanding aggregate principal amount of not less than the Threshold Amount or (ii) the Senior Secured Notes or any Qualified Securitization Facility, including, for the avoidance of doubt, the Qualified Securitization Facility that satisfies the Available Factoring Condition, or, in each case, any refinancing thereof (in each case, having an outstanding principal amount (or, in the case of a Qualified Securitization Facility, an outstanding funded amount) of not less than the Threshold Amount), or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
(f)    Insolvency Proceedings, Etc. Any Loan Party, any Subsidiary or the Existing Credit Agreement Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)    Judgments. There is entered against any Loan Party or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(h)    Change of Control. There occurs any Change of Control; or
(i)    Collateral Documents. Any Collateral Document after delivery thereof pursuant to Sections 4.01, 6.11, 6.13, 6.16, 6.19 and the Security Agreement shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents and the Intercreditor Agreements on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or any loss thereof results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements;
(j)    ERISA. (i) An ERISA Event occurs which has resulted or would reasonably be expected to result in liability of any Loan Party or any Subsidiary or any ERISA Affiliate in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party or any Subsidiary or any ERISA Affiliate in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect;
(k)    Invalidity of Guaranty. Any material provision of the Guaranty, at any time after the execution and delivery of this Agreement and for any reason other than as expressly permitted hereunder (including as a result of a release under Section 9.11 on account of a transaction permitted under Sections 7.04 or 7.05) or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of the Guaranty; or any Loan Party denies in writing that it has any or further liability or obligation under the Guaranty (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind the Guaranty;
(l)    Intercompany Credit Agreement. (i) An Event of Default (under and as defined in the Intercompany Credit Agreement) shall have occurred and be continuing, (ii) the assertion in writing by any Remainco Entity or Newco Entity that the obligations in respect of the Intercompany Credit Agreement are not enforceable or (iii) any portion of the obligations thereunder, or the pledge of the Intercompany Credit Agreement in favor of the Secured Parties, is invalidated by a court of competent jurisdiction, or otherwise ceases, for any reason, to be valid, binding and enforceable obligations of the parties thereto;
(m)    Available Factoring Condition. The Available Factoring Condition has not been met by December 31, 2026 (or such later date, not later than forty-five (45) days thereafter, as the Required Lenders may agree) or shall cease to be met following the initial satisfaction thereof.
(n)    [Reserved].
(o)    Tolling Sale. (i) The Tolling Sale Agreement is terminated prior to the consummation of the Tolling Sale, (ii) any event shall have occurred, or condition not met, which would entitle the buyer under the Tolling Sale Agreement to termination the Tolling Sale Agreement, or (iii) the Tolling Sale shall not have been consummated and all Net Proceeds therefrom (others than amounts held in escrow, holdbacks, purchase price adjustments and deferred or contingent consideration, if any, contemplated by the Tolling Sale Agreement) actually received by the Borrower or a Subsidiary thereof on or prior to the Tolling Sale Outside Date.
(p)    [Reserved].
(q)    Exercise of Remedies by Other ICA Agent. Any exercise of remedies (including the exercise of any right of setoff) is taken by any Other ICA Agent with respect to the Newco Account.
Section 8.02.    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:
(i)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(iii)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(iv)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Holdings or the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Section 8.03.    Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default or Event of Default has occurred under Section 8.01(f), any reference in any such clause to any Subsidiary shall be deemed not to include any Subsidiary of the Borrower (an “Immaterial Subsidiary”) affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Borrower, have assets with a fair market value in excess of 2.5% of Total Assets (it being agreed that all Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Subsidiary, for purposes of determining whether the condition specified above is satisfied).
Section 8.04.    Application of Funds; Intercreditor Provisions.
(a)    After (x) the Obligations have been accelerated, in whole or in part (including any acceleration resulting from a default pursuant to Section 8.01(f)) or any Event of Default has occurred and is continuing, (y) an exercise of remedies pursuant to the terms of the Loan Documents, or (z) a Bankruptcy Proceeding has been commenced by or against any Loan Party, any amounts, distributions or other property of any kind received on account of the Obligations by any Secured Party, whether from another Secured Party or any Loan Party, or otherwise (including, without limitation, (i) any payments of interest, fees or expenses, (ii) proceeds in respect of any exercise of remedies, including the sale, collection, disposition or other liquidation of all or any part of the Collateral and (iii) any payments or distributions of any kind or any amounts or other property collected or received on account of a Claim (as such term is defined in section 101(5) of the Bankruptcy Code, and whether or not allowed or allowable in a Bankruptcy Proceeding), in any Bankruptcy Proceeding or received following the occurrence of an Event of Default with respect to or on account of any of the Obligations (whether or not such Claim is allowed or allowable in any Bankruptcy Proceeding of any Loan Party) (including, for the avoidance of doubt, any Reorganization Securities, proceeds of avoidance actions, proceeds of any repayment of any intercompany claim, including without limitation, any proceeds or distributions of property of any kind recovered by any Loan Party or Secured Party in connection with the Intercompany Credit Agreement, any asset disposition or proceeds thereof, any debt or debt or equity securities, any proceeds or repayment (whether in cash or debt or equity received via an exchange or refinancing of debt or otherwise) of any roll-up or refinancing of any Obligations including, without limitation, any roll up via any DIP Financing (as defined below), any adequate protection payments or liens, any proceeds of any credit bid under section 363 or 1129 of the Bankruptcy Code or otherwise) and any amounts or other property of any type, whether tangible or intangible, shall be applied in the following order:
(i)    first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article 3) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

(ii)    second, to payment of that portion of the Secured First Out Obligations constituting fees, indemnities and other amounts (other than (x) principal and interest and (y) payments under Treasury Services Obligations) payable to the First Out Secured Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article 3), ratably among the First Out Secured Lenders in proportion to the amounts described in this clause Second payable to them;
(iii)    third, to payment of that portion of the Secured First Out Obligations constituting (a) accrued and unpaid interest on the Loans and (b) any fees, premiums and scheduled periodic payments due under Treasury Services Obligations, ratably among the Secured First Out Parties in proportion to the respective amounts described in this clause Third payable to them;
(iv)    fourth, to payment of that portion of the Secured First Out Obligations constituting unpaid principal of the Loans, and any breakage, termination or other payments under Treasury Services Obligations, ratably among the Secured First Out Parties in proportion to the respective amounts described in this clause Fourth held by them;
(v)    fifth, to the extent not already paid above, to the payment of all other Secured First Out Obligations that are due and payable to the Administrative Agent, the Collateral Agent and the other Secured First Out Parties on such date, ratably based upon the respective aggregate amounts of all such Secured First Out Obligations owing to the Administrative Agent, the Collateral Agent and the Secured First Out Parties on such date;
(vi)    sixth, to payment of that portion of the Second Out Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article 3) payable to the Administrative Agent or the Collateral Agent in its capacity as such;
(vii)    seventh, to payment of that portion of the Secured Second Out Obligations constituting fees, indemnities and other amounts (other than principal and interest and payments under Secured Hedge Agreements and Secured Bilateral Letter of Credit Facilities) payable to the Secured Second Out Parties (including Attorney Costs payable under Section 10.04 and amounts payable under Article 3), ratably among the Second Out Lenders in proportion to the amounts described in this clause Seventh payable to them;
(viii)    eighth, to payment of that portion of the Secured Second Out Obligations constituting (a) accrued and unpaid interest on the Loans, and under and pursuant to Secured Bilateral Letter of Credit Facilities, and (b) any fees, premiums and scheduled periodic payments due under Secured Hedge Agreements, ratably among the Secured Second Out Parties in proportion to the respective amounts described in this clause Eighth held by them;
(ix)    ninth, to payment of that portion of the Secured Second Out Obligations constituting unpaid principal of the Loans and the L/C Borrowings (including to (x) cash collateralize that portion of the obligations under Secured Bilateral Letter of Credit Facilities comprised of the aggregate undrawn amount of letters of credit thereunder and (y) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Secured Hedge Agreements, ratably among the Secured Second Out Parties in proportion to the respective amounts described in this clause Ninth held by them;
(x)    tenth, to the payment of all other Secured Second Out Obligations that are due and payable to the Administrative Agent, the Collateral Agent and the Secured Second Out Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Second Out

Obligations owing to the Administrative Agent, the Collateral Agent and the other Secured Second Out Parties on such date;
(xi)    eleventh, to payment of that portion of the Secured Third Out Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) but including Attorney Costs payable under Section 10.04 and amounts payable under Article 3) payable to the Administrative Agent or the Collateral Agent in its capacity as such;
(xii)    twelfth, to payment of that portion of the Secured Third Out Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Secured Third Out Parties (including Attorney Costs payable under Section 10.04 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Twelfth payable to them;
(xiii)    thirteenth, to payment of that portion of the Secured Third Out Obligations constituting accrued and unpaid interest on the Loans, ratably among the Secured Third Out Parties in proportion to the respective amounts described in this clause Thirteenth payable to them;
(xiv)    fourteenth, to payment of that portion of the Secured Third Out Obligations constituting unpaid principal of the Loans, ratably among the Secured Third Out Parties in proportion to the respective amounts described in this clause Fourteenth held by them;
(xv)    fifteenth, to the extent not already paid above, to the payment of all other Secured Third Out Obligations that are due and payable to the Administrative Agent, the Collateral Agent and the other Secured Third Out Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Third Out Obligations owing to the Administrative Agent, the Collateral Agent and the other Secured Third Out Parties on such date;
(xvi)    sixteenth, to the payment of all other Obligations that are due and payable to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date; and
(xvii)    last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.03(g), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit or letters of credit under Secured Bilateral Letter of Credit Facilities pursuant to clause Ninth above shall be applied to satisfy drawings under such Letters of Credit or letters of credit under Secured Bilateral Letter of Credit Facilities as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit or letters of credit under Secured Bilateral Letter of Credit Facilities, as applicable, have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower as applicable. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.
Notwithstanding any other provision of this Section 8.04 to the contrary, the Agents shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Services Obligations, Secured Hedge Agreements or Secured Bilateral Letter of Credit Facilities unless the Agents have received written notice of such Obligations, together with such supporting documentation as the Agents may request, from the applicable Secured Bilateral Letter of Credit Facility Bank or other holder of obligations under Treasury Services Obligations or Secured Hedge Agreements, as the case may be.
The Secured Parties acknowledge and agree that they shall not take or receive any payments, proceeds, distributions or any other property of any kind in contravention of or otherwise inconsistent with the provisions of this Section 8.04(a). For the avoidance of doubt, any proceeds, payments, distributions or any other property of any kind received by a Lender or other Secured Party in contravention of or otherwise inconsistent with the provisions of this Section 8.04(a) shall be segregated and held in trust for the benefit of and forthwith paid over to the Administrative Agent, for the benefit of Lenders owed such amounts, in the same form as received, with any necessary endorsements, for application in accordance with this Section 8.04(a), and each Lender hereby appoints the Administrative Agent as its attorney-in-fact with the authority to make any such endorsements as agent for such other Lenders or other Secured Party (which appointment and authorization, being coupled with an interest, is irrevocable). In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Sixteenth of this Section 8.04(a), the Loan Parties shall remain liable for any deficiency.
(b)    No holder of Secured Second Out Obligations (whether in its capacity as a secured or unsecured creditor) shall propose, vote in favor of or support or direct the Administrative Agent to propose, vote in favor of or support (or support any Person in proposing, voting in favor of or supporting) any plan of reorganization or liquidation under chapter 11 of Debtor Relief Laws (“Bankruptcy Plan”) unless such Bankruptcy Plan either (x) provides for the payment in full in cash of the Secured First Out Obligations in cash with immediately available funds upon the effective date of any such Bankruptcy Plan or (y) is accepted by the class of holders of Secured First Out Obligations voting thereon as a separate class in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision under any other applicable Debtor Relief Laws). No holder of Secured Third Out Obligations (whether in its capacity as a secured or unsecured creditor) shall propose, vote in favor of or support or direct the Administrative Agent to propose, vote in favor of or support (or support any Person in proposing, voting in favor of or supporting) any Bankruptcy Plan unless such Bankruptcy Plan either (x) provides for the payment in full of the Secured First Out Obligations and Secured Second Out Obligations (including the Cash Collateralization of any outstanding L/C Obligations) in cash with immediately available funds upon the effective date of any such Bankruptcy Plan or (y) is accepted by both the class of holders of Secured First Out Obligations and the class of holders of Secured Second Out Obligations, in each case, voting thereon as a separate class in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision under any other applicable Debtor Relief Laws).
(c)    Each holder of Secured Second Out Obligations and/or Secured Third Out Obligations acknowledges and agrees that (1) the claims in respect of the Secured First Out Obligations, Secured Second Out Obligations, and Secured Third Out Obligations shall be separately classified (within the meaning of section 1126(c) of the Bankruptcy Code) in any Bankruptcy Proceeding, and (2) they will not object to such separate classification in any Bankruptcy Proceeding. No holder of Secured Second Out Obligations and/or Secured Third Out Obligations shall support, propose or vote in favor of any Bankruptcy Plan unless such Bankruptcy Plan provides (x) for such separate classification and (y) that (i) all Secured First Out Obligations shall be classified together in the same class, without any subclasses, (ii) all Secured Second Out Obligations shall be classified together in the same class, without any subclasses, and (iii) all Secured Third Out Obligations shall be classified together in the same class, without any subclasses. The failure of such claims to be so separately classified shall not alter the application of this Section 8.04 hereof to any payment, distribution or other property received on account of or in respect of such claims. Except as expressly set forth in this Section 8.04, payments or proceeds of Collateral or other property or distributions of any kind received in connection with any Bankruptcy Proceeding in which holders of Secured First Out Obligations, Secured Second Out Obligations and/or Secured Third Out Obligations are classified in the same class (or all of the Secured First Out Obligations, all of the Secured Second Out Obligations or all of the Secured Third Out Obligations, as applicable, are not classified together without any subclasses) in any Bankruptcy Plan shall be turned over to the Administrative Agent for distribution in accordance with this Section 8.04.
(d)    Each holder of Secured Second Out Obligations and each holder of Secured Third Out Obligations acknowledges and agrees that if any Loan Party shall be subject to any Bankruptcy Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more Persons under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law, then each holder of Secured Second Out Obligations and each holder of Secured Third Out Obligations agrees that it will not raise any objection, contest or oppose (or support any Person in objecting or opposing), and each such holder will be deemed to consent to, any such DIP Financing or to the Liens on the

Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority claims under Section 364 of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law if the Required First Out Lenders consent to such DIP Financing or such DIP Financing Liens or such use of cash collateral; provided that (i) the holders of Secured Second Out Obligations will agree to subordinate their Liens on the Collateral to such DIP Financing Liens, to all adequate protection Liens and claims granted to the holders of Secured First Out Obligations, and to any professional fee “carve out” from the Collateral agreed to by the Required First Out Lenders, so long as the holders of Secured Second Out Obligations retain their Liens on all the Collateral, including proceeds thereof arising after the commencement of any Bankruptcy Proceeding, with the same priority as set forth in Section 8.04(a) with regard to the application of proceeds of Collateral as existed prior to the commencement of the Bankruptcy Proceeding and (ii) the holders of Secured Third Out Obligations will agree to subordinate their Liens on the Collateral to such DIP Financing Liens, to all adequate protections Liens and claims granted to the holders of Secured First Out Obligations and the holders of Secured Second Out Obligations, and to any professional fee “carve out” from the Collateral agreed to by the Required First Out Lenders, so long as the holders of Secured Third Out Obligations retain their Liens on all the Collateral, including proceeds thereof arising after the commencement of any Bankruptcy Proceeding, with the same priority as set forth in Section 8.04(a) with regard to the applications of proceeds of Collateral as existed prior to the commencement of the Bankruptcy Proceedings.
(e)    Each holder of Secured Third Out Obligations acknowledges and agrees that if any Loan Party shall be subject to any Bankruptcy Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of DIP Financing to be provided by one or more Persons under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law, then each holder of Secured Third Out Obligations agrees that it will not raise any objection, contest or oppose, and each such holder will be deemed to consent to any such DIP Financing or to the DIP Financing Liens, or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority claims under Section 364 of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law if the Required First Out Lenders and Required Second Out Lenders consent to such DIP Financing or such DIP Financing Liens or such use of cash collateral; provided that the holders of Secured Third Out Obligations will agree to subordinate their Liens on the Collateral to such DIP Financing Liens, to all adequate protection Liens granted to the holders of Secured First Out Obligations and the holders of Secured Second Out Obligations, and to any professional fee “carve out” from the Collateral agreed to by the Required First Out Lenders and Required Second Out Lenders, so long as the holders of Secured Third Out Obligations retain their Liens on all the Collateral, including proceeds thereof arising after the commencement of any Bankruptcy Proceeding, with the same priority as set forth in Section 8.04(a) with regard to the application of proceeds of Collateral as existed prior to the commencement of the Bankruptcy Proceedings.
(f)    Until the payment in full in cash of the Secured First Out Obligations, if any Loan Party shall become subject to a case under the Bankruptcy Code or any other Debtor Relief Law, no holder of Secured Second Out Obligations or holder of Secured Third Out Obligations (in each case, whether in its capacity as a secured or unsecured creditor) shall propose, support or participate in (1) any DIP Financing that is either senior to, or pari passu with, the Secured First Out Obligations with respect to Lien and/or payment priority and/or (2) the use of “cash collateral” or any similar relief under any other applicable Debtor Relief Law without the consent of the Required First Out Lenders (or the Administrative Agent acting at the direction of the Required First Out Lenders) and, in the case of holders of Secured Third Out Obligations, the Required Second Out Lenders (or the Administrative Agent acting at the direction of the Required Second Out Lenders). Until the payment in full in cash of the Secured First Out Obligations and Secured Second Out Obligations, if any Loan Party shall become subject to a case under the Bankruptcy Code or any other Debtor Relief Law, no holder of Secured Third Out Obligations (whether in its capacity as a secured or unsecured creditor) shall propose, support or participate in (1) any DIP Financing that is either senior to, or pari passu with, the Secured Second Out Obligations with respect to Lien and/or payment priority and/or (2) the use of “cash collateral” or any similar relief under any other applicable Debtor Relief Law without the consent of the Required First Out Lenders (or the Administrative Agent acting at the direction of the Required First Out Lenders) and the Required Second Out Lenders (or the Administrative Agent acting at the direction of the Required Second Out Lenders).

(g)    Without the consent of the Administrative Agent (acting at the direction of the Required First Out Lenders), each holder of Secured Second Out Obligations (prior to the payment in cash in full of all Secured First Out Obligations) and each holder of Secured Third Out Obligations (prior to the payment in cash in full of all First Out Obligations and Secured Second Out Obligations) acknowledges and agrees that no such holder will (A) object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (x) any request by the Administrative Agent or any holder of Secured First Out Obligations (or, in the case of holders of Secured Third Out Obligations, any request by the Administrative Agent or any holder of Secured Second Out Obligations) for adequate protection in any form or (y) any objection by the Administrative Agent or any holder of Secured First Out Obligations (or, in the case of holders of Secured Third Out Obligations, any objection by the Administrative Agent or any holder of Secured Second Out Obligations) to any motion, relief, action or proceeding wherein the Administrative Agent or any holder of Secured First Out Obligations (or, in the case of holders of Secured Third Out Obligations, any objection by the Administrative Agent or any holder of Secured Second Out Obligations) asserts a lack of adequate protection or (B) seek any adequate protection that is inconsistent with the priorities and waterfall set forth in this Section 8.04, it being understood that each such holder may seek and obtain adequate protection consistent with such priorities and waterfall, including: (1) the holders of Secured Second Out Obligations may seek and obtain relief granting adequate protection in the form of (I) a lien on additional or replacement collateral subordinated to all Liens granted in the Bankruptcy Proceeding to, or for the benefit of, holders of Secured First Out Obligations, provided that, to the extent the holders of Secured Second Out Obligations obtain such lien on additional or replacement collateral, the holders of Secured First Out Obligations shall also be granted a senior lien on such additional or replacement collateral, which shall have same senior payment priority as set forth above in this Section 8.04 with regard to the application of proceeds of Collateral as existed prior to the commencement of the Bankruptcy Proceeding, and/or (II) a superpriority administrative claim subordinated to all claims of the holders of Secured First Out Obligations (including, without limitation, those claims granted in a Bankruptcy Proceeding) but subject to the turnover provision applicable thereto as set forth in this Section 8.04, provided that, to the extent the holders of Secured Second Out Obligations are granted such a superpriority administrative claim, the holders of Secured First Out Obligations shall also be granted a superpriority administrative claim which shall be senior in priority to such superpriority administrative claim granted to the holders of Secured Second Out Obligations; and (2) the holders of Secured Third Out Obligations may seek and obtain relief granting adequate protection in the form of (I) a lien on additional or replacement collateral subordinated to all Liens granted in the Bankruptcy Proceeding to, or for the benefit of, holders of Secured First Out Obligations and holders of Secured Second Out Obligations, provided that, to the extent the holders of Secured Third Out Obligations obtain such lien, the holders of Secured First Out Obligations and Secured Second Out Obligations shall also be granted a senior lien thereon, which shall have the same senior payment priority as set forth above in this Section 8.04 with regard to the application of proceeds of Collateral as existed prior to the commencement of the Bankruptcy Proceeding, and/or (II) a superpriority administrative claim subordinated to all claims of the holders of Secured First Out Obligations and Secured Second Out Obligations (including, without limitation, those claims granted in a Bankruptcy Proceeding) but subject to the turnover provision applicable thereto as set forth in this Section 8.04, provided that, to the extent the holders of Secured Third Out Obligations are granted such a superpriority administrative claim, the holders of Secured First Out Obligations and Secured Second Out Obligations shall also be granted a superpriority administrative claim which shall be senior in priority to such superpriority administrative claim granted to the holders of Secured Third Out Obligations.
(h)    Each holder of Secured Second Out Obligations (prior to the payment in cash in full of all Secured First Out Obligations) and each holder of Secured Third Out Obligations (prior to the payment in cash in full of all Secured First Out Obligations and Secured Second Out Obligations) also acknowledges and agrees that it shall not oppose, support or join any challenge, of any claim by the Administrative Agent or any holders of Secured First Out Obligations (or, in the case of holders of Secured Third Out Obligations, any request by the Administrative Agent or any holder of Secured Second Out Obligations) for allowance or payment in any Bankruptcy Proceeding of Secured First Out Obligations (or, in the case of holders of Secured Third Out Obligations, Secured Second Out Obligations) consisting of post-petition interest, fees or expenses.
(i)    No Secured Party (whether in its capacity as secured or unsecured creditor) shall propose, support or participate in (1) any DIP Financing or (2) the use of “cash collateral” or any similar relief under any other applicable Debtor Relief Law that is inconsistent with or is in contravention of Section 8.04 hereto in any respect.

(j)    Third Out Buy-Out Option.
(i)    The parties hereto agree that at any time on or after the earliest of the date that any one or more of the following events has occurred and is continuing:
(A)    the Obligations owed to any Lender, the Administrative Agent or any of their Affiliates, have been accelerated following an Event of Default;
(B)    a Bankruptcy Proceeding; or
(C)    The Required Lenders have directed the Administrative Agent to exercise remedies hereunder in accordance with the terms hereof;
then, for a period of 90 days following actual notice to the Third Out Lenders of the first such occurrence, upon the election of the Required Third Out Lenders (notice of which may be given to the Administrative Agent in writing (including by email) in one or more counterparts), the Required Third Out Lenders shall have the right, but not the obligation, by giving a written notice (including by email) (a “Committed Third Out Buy-Out Notice”) to the Administrative Agent, for the benefit of the First Out Secured Lenders and the Second Out Lenders, to acquire on the date that is no more than 20 days after the date of the Administrative Agent’s receipt of such Committed Third Out Buy-Out Notice, both (x) all (but not less than all) of the Secured First Out Obligations from the First Out Secured Lenders and (y) all (but not less than all) of the Secured Second Out Obligations from the Second Out Lenders, and, in each case, the commitments related thereto and the Loan Documents (to the extent related to the foregoing and the commitments related thereto). Each Third Out Lender that delivers a Committed Third Out Buy-Out Notice is referred to herein as an “Electing Third Out Lender.” In the event all Third Out Lenders are Electing Third Out Lenders, each such Electing Third Out Lender shall be entitled to purchase (x) an amount of the Secured First Out Obligations equal to the product of (A) the aggregate amount of all outstanding Secured First Out Obligations and (B) such Electing Third Out Lender’s Third Out pro rata share and (y) an amount of the Secured Second Out Obligations equal to the product of (A) the aggregate amount of all outstanding Secured Second Out Obligations and (B) such Electing Third Out Lender’s Third Out pro rata share. In the event less than all Third Out Lenders are Electing Third Out Lenders, the Electing Third Out Lenders shall be entitled to purchase the Secured First Out Obligations and the Secured Second Out Obligations in accordance with the proportion of the Secured Third Out Obligations held by each Electing Third Out Lender bears to the Secured Third Out Obligations of all Electing Third Out Lenders (or such amount as is agreed by all Electing Third Out Lenders). In the event that the Required Third Out Lenders elect to trigger the buy-out option pursuant to this Section 8.04, then the Administrative Agent shall, as soon as reasonably practicable thereafter, post to the data site for Third Out Lenders a notice that such election has been made, and that each Third Out Lender has until the applicable deadline to deliver a Committed Third Out Buy-Out Notice.
(ii)    Upon the receipt by the Administrative Agent of a Committed Third Out Buy-Out Notice, each Electing Third Out Lender irrevocably shall be committed, severally, to acquire within 20 days of the date of the Committed Third Out Buy-Out Notice:
(A)    From the First Out Secured Lenders
(1)    all (but not less than all) of the right, title and interest of the First Out Secured Lenders in and to the Secured First Out Obligations by paying to the First Out Secured Lenders in full in cash 100% of the outstanding balance with respect to such First Out Secured Lender’s First Out Loans, including principal, interest accrued and unpaid thereon, and any accrued and unpaid applicable fees and premiums (including any prepayment premium), to the extent earned or due and payable in accordance with the Loan Documents, including all such amounts that are incurred during, or accrue from and after, the commencement of a Bankruptcy Proceeding (or that would accrue and become due but for the commencement of such Bankruptcy Proceeding), it being understood that any amounts described in this clause (A) shall be included to the extent allowed or allowable in whole or in part in such proceeding or enforceable under applicable Debtor Relief Laws or otherwise; and

(2)    cash collateral to secured any unreimbursed obligations in respect to Treasury Services Obligations (which shall include any such Treasury Services Obligations that are not yet liquidated and/or are contingent in amount) owing to such Second Out Secured Lenders who are, or whose Affiliates are, Approved Counterparties (excluding any unasserted contingent obligations); it being agreed by the parties hereto that such Second Out Secured Lenders shall as applicable, (x) be entitled to apply such cash collateral to reimburse themselves or their Affiliates for any Treasury Services Obligations or other amounts owing related thereto or (y) at the option of the Second Out Secured Lender, terminate the applicable agreements related thereto and make all payments pursuant thereto.
(B)    from the Second Out Secured Lenders
(1)    all (but not less than all) of the right, title and interest of the Second Out Lenders in and to the Secured Second Out Obligations by paying to the Second Out Lenders in full in cash (i) 100% of the outstanding balance with respect to such Second Out Lender’s Second Out Loans, including principal, interest accrued and unpaid thereon, and any accrued and unpaid applicable fees and premiums (including any prepayment premium), to the extent earned or due and payable in accordance with the Loan Documents, including all such amounts that are incurred during, or accrue from and after, the commencement of a Bankruptcy Proceeding (or that would accrue and become due but for the commencement of such Bankruptcy Proceeding), it being understood that any amounts described in this clause (B) shall be included to the extent allowed or allowable in whole or in part in such proceeding or enforceable under applicable Debtor Relief Laws or otherwise, (ii) 100% of any unreimbursed obligations in respect of drawings under Letters of Credit owing to such Second Out Lenders, (iii) 100% of any unreimbursed obligations in respect of drawings under any letters of credit issued under a Bilateral Letter of Credit Facility owing to such Second Out Secured Lenders, (iv) to the extent required under the Loan Documents, cash collateral to secure such Second Out Lender’s ratable share of the aggregate undrawn amount of all then outstanding Letters of Credit, denominated in Dollars in an amount equal to the aggregate undrawn face amount of such Letters of Credit and (v) to the extent required under such Bilateral Letter of Credit Facility, cash collateral to secure such Second Out Secured Lender’s ratable share of the aggregate undrawn amount of all then outstanding letters of credit under the Bilateral Letter of Credit Facility, denominated in Dollars in an amount equal to the aggregate face amount of such letters of credit; and
(2)    cash collateral to secure any unreimbursed obligations in respect of Secured Hedge Agreements (which shall include any such Secured Second Out Obligations under any Swap Contracts that are not yet liquidated and/or contingent in amount; provided, that in the case any such Secured Second Out Obligations have not yet or cannot yet be liquidated and finally determined, the applicable counterparty to the applicable Swap Contract may make a reasonable estimate of the amount to be so cash collateralized) owing to such Second Out Secured Lenders who are, or whose Affiliates are, counterparties to such Swap Contracts (excluding unasserted contingent obligations); it being agreed by the parties hereto that such Second Out Secured Lenders shall as applicable, (x) be entitled to apply such cash collateral to reimburse themselves or their Affiliates for any such Secured Second Out Obligations in connection with any Secured Hedge Agreements or other amounts owing related thereto or (y) at the option of such Second Out Secured Lender, terminate the applicable agreements related thereto and make all payments pursuant thereto.
(k)    Second Out Buy-Out Option. The Required Second Out Lenders shall have the right, but not the obligation, to purchase all (but not less than all) of the Secured First Out Obligations and the Commitments related thereto on the same terms and subject to the same conditions, triggers, time periods and mechanics as are set forth in Section 8.04(j) with respect to the Third Out Buy-Out Option, mutatis mutandis (with references therein to the Third Out Lenders, the Required Third Out Lenders and the Electing Third Out Lenders being deemed to refer to the Second Out Lenders, the Required Second Out Lenders and the electing Second Out Lenders, respectively, and references to the Second Out Lenders and the Secured Second Out Obligations as sellers being disregarded); provided that (i) if both the Required Second Out Lenders and the Required Third Out Lenders deliver a buy-out notice in respect of the same triggering event, the notice of the Required Second Out Lenders shall control and (ii) no such purchase shall require any consent of, or impose any cost or obligation on, any Loan Party other than the recording of the related assignment pursuant to Section 10.07.

(l)    Each holder of Secured Second Out Obligations (prior to the payment in cash in full of all Secured First Out Obligations) and each holder of Secured Third Out Obligations (prior to the payment in cash in full of all Secured First Out Obligations and Secured Second Out Obligations) acknowledges and agrees that it shall not (i) seek relief, pursuant to Section 362(d) of the Bankruptcy Code (or any other applicable provision of any other Debtor Relief Law) or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law or from any other stay in any Bankruptcy Proceeding in respect of the Collateral without the prior written consent of the Administrative Agent (acting at the direction of the Required First Out Lenders) and, in the case of holders the Secured Third Out Obligations, the Required Second Out Lenders) or (ii) object to any motion by the Administrative Agent (acting at the direction of the Required First Out Lenders) or any holder of Secured First Out Obligations (or, in the case of holders of Secured Third Out Obligations, any holder of Secured Second Out Obligations) seeking relief from the automatic stay of Section 362(a) of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law or from any other stay in any Bankruptcy Proceeding in respect of the Collateral.
Without the express written consent of the Administrative Agent (acting at the direction of the Required First Out Lenders), each holder of Secured Second Out Obligations (prior to the payment in cash in full of all Secured First Out Obligations) and each holder of Secured Third Out Obligations (prior to the payment in cash in full of all Secured First Out Obligations and Secured Second Out Obligations) agrees that it shall not (and shall not join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Bankruptcy Proceeding involving any Loan Party, (i) oppose, object to or contest the determination of the extent, validity, priority or allowability of any Liens held by any holder of Secured First Out Obligations (or, in the case of holders of Secured Third Out Obligations, any holder of Secured Second Out Obligations) or the value or allowability of any claims of any such holder under Section 506(a) of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law, (ii) oppose, object to or contest the payment to such holder of Secured First Out Obligations (or, in the case of holders of Secured Third Out Obligations, Secured Second Out Obligations) of interest, fees or expenses under Section 506(b) of the Bankruptcy Code or any other applicable provision of any other Debtor Relief Law, or (iii) seek such other legal or equitable relief with respect to any Loan Party or the Collateral, including, without limitation, substantive consolidation, piercing of the corporate veil, avoidance of a fraudulent conveyance or any other such similar legal or equitable relief.
Without the consent of the Administrative Agent (acting at the direction of the Required First Out Lenders), each holder of Secured Second Out Obligations and each holder of Secured Third Out Obligations agrees that it will not commence, support, or join the commencement of an involuntary Bankruptcy Proceeding or petition or seek the appointment of an examiner or a trustee for any Loan Party or any Loan Party’s subsidiaries.
For the avoidance of doubt, the Secured Parties and each Loan Party agree and acknowledge that this Section 8.04 constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code (or any similar provision of any other applicable Debtor Relief Law), and, as such, would be enforceable for all purposes in any case or proceeding where a Loan Party has filed for protection under any Debtor Relief Law or similar law now or hereafter in effect applicable to such Loan Party.
Each Secured Party acknowledges and agrees that it and each of its successors and assigns shall be bound by this Section 8.04, and each Intercreditor Agreement to the extent contemplated hereby.
The parties acknowledge and agree that even though the Administrative Agent is required to act pursuant to the terms of this Agreement consistent with the directions of the Required Lenders, the Administrative Agent may not take any actions, whether on its own or pursuant to a direction of the Required Lenders, which would be inconsistent with or contravene the express terms of this Agreement or any other Intercreditor Agreement to which it is a party.
In the event that all or any portion of any of the Obligations (including, without limitation, any Secured First Out Obligations, any Secured Second Out Obligations and/or any Secured Third Out Obligations) are refinanced or replaced, such refinanced or replaced Obligations shall remain subject to the terms and provisions of this Section 8.04 in all respects.

Each holder of Secured Second Out Obligations and each holder of Secured Third Out Obligations waives any right to assert or enforce any claim under Sections 506(c) or 552 of the Bankruptcy Code (or any similar provision of any other Debtor Relief Law) or any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law, or any other similar rights they may have under applicable law, as against any holder of Secured First Out Obligations (or, in the case of holders of Secured Third Out Obligations, as against any holder of Secured Second Out Obligations) or any of the Collateral.
Section 8.05.    Right to Cure.
(a)    Notwithstanding anything to the contrary contained in Sections 8.01 or 8.02, if the Borrower determines that an Event of Default under the covenants set forth in Sections 7.09(a), (b) or (d) (such covenants the “Applicable Financial Covenants”) has occurred or may occur, during the period commencing after the beginning of the last fiscal quarter included in such Test Period and ending ten (10) Business Days after the date on which financial statements are required to be delivered hereunder with respect to such fiscal quarter (the “Cure Expiration Date”), if a Specified Equity Contribution may be made to Existing Credit Agreement Holdings and contributed to the Existing Credit Agreement Borrower as common equity (or, in the case of any Event of Default under Section 7.09(d), further contributed to the Borrower as common equity, in which case the net cash proceeds thereof shall be deemed to increase Consolidated EBITDA of Holdings and its Subsidiaries for purposes of Section 7.09(d)) (a “Designated Equity Contribution”), the amount of the net cash proceeds thereof shall be deemed to increase Consolidated EBITDA of Existing Credit Agreement Borrower with respect to such applicable quarter for such Test Period and applicable subsequent Test Periods which include such fiscal quarter; provided that such net cash proceeds (i) are actually received by the Existing Credit Agreement Borrower as cash common equity (including through capital contribution of such net cash proceeds to the Existing Credit Agreement Borrower) during the period commencing after the beginning of the last fiscal quarter included in such Test Period by the Existing Credit Agreement Borrower and ending on the Cure Expiration Date and (ii) are not otherwise applied toward any “basket” hereunder or under the Intercompany Credit Agreement. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to the Applicable Financial Covenants and shall not result in any adjustment to any baskets or other amounts other than the amount of the Consolidated EBITDA for the purpose of the Applicable Financial Covenants. Notwithstanding anything to the contrary contained in Section 8.01 and Section 8.02, (A) upon designation of the Designated Equity Contribution by the Borrower in an amount necessary to cure any Event of Default under the Applicable Financial Covenants any Event of Default thereunder shall be cured for the applicable fiscal quarter with the same effect as though there had been no Event of Default under such section and such Event of Default (and any other Default as a result thereof) will be deemed not to have occurred for purposes of the Loan Documents, and (B) from and after the date that the Borrower delivers a written notice to the Administrative Agent that it intends to exercise its cure right under this Section 8.05 (a “Notice of Intent to Cure”) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the Applicable Financial Covenants with respect to the quarter for which a Notice of Intent to Cure has been provided (and any other Default as a result thereof).
(b)    (i) In each period of four consecutive fiscal quarters, there shall be (x) in the case of Designated Equity Contributions applied to cure the covenants set forth in the Section 7.09(a) or (b), at least two fiscal quarters in which no Designated Equity Contribution is made and (y) in the case of Designated Equity Contributions applied to cure the covenant set forth in the Section 7.09(d), at least three fiscal quarters in which no Designated Equity Contribution is made, (ii) (x) in the case of Designated Equity Contributions applied to cure the covenants set forth in the Section 7.09(a) or (b), no more than five Designated Equity Contributions may be made in the aggregate during the term of this Agreement and (y) in the case of Designated Equity Contributions applied to cure the covenant set forth in the Section 7.09(d), no more than two Designated Equity Contributions may be made in the aggregate during the term of this Agreement, (iii) the amount of any Designated Equity Contribution shall be no more than the amount required to cause the Existing Credit Agreement Borrower to be in Pro Forma Compliance with the Applicable Financial Covenants for any applicable period, (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Designated Equity Contribution for determining compliance with the

Applicable Financial Covenants for the fiscal quarter with respect to which such Designated Equity Contribution was made; provided that to the extent such proceeds are actually applied to prepay Indebtedness, such reduction may be credited in any subsequent fiscal quarter and (v) other than as set forth in the proviso to clause (iv) above, the foregoing may not be relied on for purposes of calculating any financial ratios other than compliance with the Applicable Financial Covenants and shall not result in any adjustment to any “baskets” or other amounts other than the amount of Consolidated EBITDA referred to in clause (a) above. No Borrower shall be permitted to request any Credit Extension, and no Lender shall be required to honor any such request, after delivery of a Notice of Intent to Cure but on or prior to the Cure Expiration Date, unless the applicable Designated Equity Contribution has been made.
ARTICLE 9
Administrative Agent and Other Agents
Section 9.01.    Appointment and Authorization of Agents.
(a)    Each Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(c)    Each of the Secured Parties (by acceptance of the benefits of the Collateral Documents) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article 9 (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

(d)    Each Lender and each other Secured Party (by acceptance of the benefits of the Collateral Documents) hereby (i) acknowledges that it has received a copy of the Intercreditor Agreements, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements to the extent then in effect, and (iii) authorizes and instructs the Collateral Agent to enter into each Intercreditor Agreement as Collateral Agent and on behalf of such Lender or Secured Party.
(e)    Except as provided in Sections 9.09 and 9.11, the provisions of this Article 9 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.
Section 9.02.    Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent or Collateral Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).
Section 9.03.    Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent or any Agent-Related Person, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, (c) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (d) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Notwithstanding the foregoing, neither the Administrative Agent nor the Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or Collateral Agent (as applicable) is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent or Collateral Agent (as applicable) shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or Collateral Agent (as applicable) to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.
Section 9.04.    Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
Section 9.05.    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
Section 9.06.    Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing.

Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
Section 9.07.    Indemnification of Agents.
(a)    Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so) acting as an Agent, pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided, further, that any obligation to indemnify an L/C Issuer pursuant to this Section 9.07 shall be limited to Revolving Credit Lenders only. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Loan Parties and without limiting their obligation to do so. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent, as the case may be.
(b)    Whether or not the Transactions are consummated, the Lenders shall indemnify upon demand each Intercompany Credit Agreement Agent-Related Person (to the extent not reimbursed by or on behalf of any Remainco Loan Party and without limiting the obligation of any Remainco Loan Party to do so) acting as an Intercompany Credit Agreement Agent, pro rata, and hold harmless each Intercompany Credit Agreement Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Intercompany Credit Agreement Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Intercompany Credit Agreement Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by pursuant to Section 7.14(a) or any other provision of the Loan Documents or the Intercompany Credit Agreement Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Intercompany Credit Agreement Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Intercompany Credit Agreement Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Intercompany Credit Agreement Documents, or any document contemplated by or referred to herein, to the extent that the applicable Intercompany Credit Agreement Agent, is not reimbursed for such expenses by or on behalf of the Remainco Loan Parties and without limiting their obligation to do so. The undertaking in this Section 9.07 shall survive termination of the commitments and obligations under the

Intercompany Credit Agreement and the resignation of the Intercompany Credit Agreement under the Intercompany Credit Agreement Documents.
Section 9.08.    Agents in Their Individual Capacities. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Bank of America were not the Administrative Agent, the Collateral Agent, or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under any obligation to provide such information to them. With respect to its Loans, Bank of America and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent, or an L/C Issuer, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity. Any successor to Bank of America as the Administrative Agent or the Collateral Agent shall also have the rights attributed to Bank of America under this Section 9.08.
Section 9.09.    Successor Agents. Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable, upon thirty (30) days’ notice to the Lenders and the Borrower and if either the Administrative Agent or the Collateral Agent is a Defaulting Lender, the Borrower may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Lenders. If the Administrative Agent or the Collateral Agent resigns under this Agreement or is removed by the Borrower, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (1) shall be (a) a “financial institution” within the meaning of Treasury Regulation section 1.1441-1(c)(5) and (b) either (i) a United States person (as defined in Section 7701(a)(30) of the Code) or (ii) a United States branch that is eligible to assume primary responsibility for United States federal withholding with respect to payments received on behalf of lenders pursuant to Treasury Regulation section 1.1441-1(b)(2)(iv)(A) and (2) shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Sections 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, in the case of a resignation, and the Borrower, in the case of a removal, may appoint, after consulting with the Lenders and the Borrower (in the case of a resignation), a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent and the term “Administrative Agent” or “Collateral Agent” shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article 9 and the provisions of Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or ten (10) days following the Borrower’s notice of removal, the retiring Administrative Agent’s or the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that Section 6.11 and 6.19 is satisfied, the Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or

Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent.
Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer pursuant to Sections 2.03(q).
Section 9.10.    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or the Collateral Agent) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09, 10.04 and 10.05.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  Subject to Section 8.04, in connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (f), (h) and (i) of Section 10.01), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
Section 9.11.    Collateral and Guaranty Matters. Each Lender (including in its capacity as a counterparty to a Secured Hedge Agreement, Treasury Services Obligations or Secured Bilateral Letter of Credit Facility) and each other Secured Party by its acceptance of the Collateral Documents, subject to the final paragraph in this Section 9.11, irrevocably agrees:
(a)    that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements, Treasury Services Obligations and Secured Bilateral Letter of Credit Facilities not yet due and payable and (y) contingent indemnification and expense reimbursement obligations not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit (or if such Letters of Credit have been backstopped by letters of credit reasonably satisfactory to the applicable L/C Issuers or deemed reissued under another agreement reasonably satisfactory to the applicable L/C Issuers), (ii) at the time the property subject to such Lien is disposed or to be disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) to the extent such asset constitutes an Excluded Asset or (v) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon release of such Subsidiary Guarantor from its obligations under its Guaranty pursuant to clause (c) below;
(b)    that upon the request of the Borrower, the Administrative Agent and the Collateral Agent may release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(u), (w) or (ff) (in each case, to the extent required by the terms of the obligations secured by such Liens) pursuant to documents reasonably acceptable to the Administrative Agent;
(c)    that any Subsidiary Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur in connection with a Liability Management Transaction, or if such (x) Guarantor continues to be a guarantor in respect of Specified Indebtedness; (y) transaction is entered into primarily in contemplation of causing such release, or (z) transaction does not have a bona fide business purpose.
(d)    at the sole option of the Borrower, Holdings or any existing entity constituting “Holdings” shall be released from its obligations under the Guaranty if such entity ceases to be the direct parent of the Borrower as a result of a transaction or designation permitted pursuant to the definition thereof and otherwise permitted hereunder, subject to the assumption of all obligations of “Holdings” under the Loan Documents by such other Subsidiary that directly owns 100% of the issued and outstanding Equity Interests in the Borrower pursuant to the definition thereof and satisfaction of the Collateral and Guarantee Requirements by such Subsidiary; provided that 100% of the Equity Interests of the Borrower shall be pledged to the Administrative Agent to secure the Obligations; and

(e)    the Collateral Agent may, without any further consent of any Lender, enter into (i) a Pari Passu Intercreditor Agreement with the collateral agent or other representatives of holders of Incremental Equivalent Debt incurred pursuant to clause (a) or (b) of the definition of “Incremental Cap” that is permitted to be secured on a pari passu basis with the Liens securing the Obligations (including, in the case of any such Incremental Equivalent Debt constituting Third Out Obligations, providing for the subordination in right of payment contemplated by Section 8.04) and/or (ii) a Junior Lien Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness permitted under Section 7.03 that is permitted to be secured on a junior Lien basis to the Liens securing the Obligations, in each case, where such Indebtedness is secured by Liens permitted under Section 7.01. The Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted. Any Pari Passu Intercreditor Agreement or any Junior Lien Intercreditor Agreement entered into by the Collateral Agent in accordance with the terms of this Agreement shall be binding on the Secured Parties; and
(f)    Notwithstanding anything to the contrary contained herein (including in this Section 9.11) or in any other Loan Document, in connection with any Government Accounts Release Event under clause (iii) of the definition thereof, any Liens granted to or held by the Administrative Agent or the Collateral Agent on Government Accounts and Securitization Assets related thereto shall be automatically released upon the delivery of a certificate of a Responsible Officer of the Borrower certifying that the Government Accounts Release Conditions are satisfied as of the date of such Government Accounts Release Event; it being understood that any provider of a Qualified Securitization Facility (including MUFG Bank Ltd., as purchaser under the MUFG Factoring Program) shall be an express third party beneficiary of this Section 9.11(f).
Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will promptly upon the request of the Borrower (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11 (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate of a Responsible Officer of the Borrower to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Section 9.11 shall require the consent of any holder of obligations under Secured Hedge Agreements, any Treasury Services Obligations or Secured Bilateral Letter of Credit Facility.
Notwithstanding anything to the contrary contained herein (including in this Section 9.11) or in any other Loan Document, (i) all releases of Liens on Government Accounts shall be subject to the Government Accounts Release Condition, and (ii) no property in or proceeds of the Newco Account may be released for use by or for the benefit of any Remainco Entity during the continuance of an Event of Default after delivery of a notice of exclusive control (or the equivalent under the Newco Control Agreement) under the Newco Control Agreement.
Section 9.12.    Other Agents; Arrangers and Managers. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 9.13.    Withholding Tax Indemnity. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within ten (10) days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower or any Guarantor pursuant to Section 3.01 and Section 3.04 and without limiting or expanding the obligation of the Borrower or any Guarantor to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Loan Document or otherwise against any amount due the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” for purposes of this Section 9.13 shall include each L/C Issuer.
Section 9.14.    Appointment of Supplemental Agents.
(a)    It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).
(b)    In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article 9 and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.
(c)    Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

Section 9.15.    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 9.16.    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (the “Lender Recipient Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the

Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE 10
Miscellaneous
Section 10.01.    Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, or by the Administrative Agent with the consent of the Required Lenders, and Holdings and the Borrower (with an executed copy thereof promptly delivered to the Administrative Agent if not otherwise a party thereto) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that any amendment or waiver contemplated in clauses (g) or (j) below, shall only require the consent of Holdings and the Borrower and the Required Revolving Credit Lenders or the Required Facility Lenders, under the applicable Facility; provided, further, that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)    postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Sections 2.07 or 2.08 (including permitting interest to be paid “in kind” rather than cash) without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio,” “Consolidated Total Net Leverage Ratio,” “Consolidated Fixed Charge Coverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest);
(c)    reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, L/C Borrowing or Performance L/C Loan or (subject to clause (iii) of the proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan, L/C Borrowing, Performance L/C Loan or to whom such fee or other amount is owed (it being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio,” “Consolidated Total Net Leverage Ratio,” “Consolidated Fixed Charge Coverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest); provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)    (x) change (or have the effect of changing) any provision of Section 8.04(a), Section 2.13, the last sentence of Section 7.15, or any other provision of a Loan Document setting forth the sharing, allocation, or application (whether pro rata or otherwise) of payments and borrowings between or among one or more Classes, or the definition of “Pro Rata Share,” in each case without the written consent of (i) with respect to any such change affecting Lenders within a Class, each Lender directly and adversely affected thereby or (ii) with respect to any such change between or among one or more Classes, without the written consent of the Supermajority Facility Lenders of the Class directly and adversely affected thereby and the Supermajority Lenders taken as a whole; or (y) change (or have the effect of changing) any provision of Section 7.14(a), this Section 10.01 or the definitions of “Required Revolving Credit Lenders,” “Required Lenders,” “Required Facility Lenders,” “Supermajority Lenders,” “Supermajority Facility Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly and adversely affected thereby;
(e)    other than in connection with a transaction permitted under Sections 7.04 or 7.05 as in effect on the Closing Date, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(f)    other than in connection with a transaction permitted under Sections 7.04 or 7.05 as in effect on the Closing Date, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;
(g)    (1) amend, waive, or otherwise modify (or have the effect of amending, waiving, or modifying) any condition set forth in Section 4.02 as to any Credit Extension under one or more Revolving Credit Facilities (including by amending or waiving an underlying Default or representation) or (2) amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Revolving Credit Facilities and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Revolving Credit Facility or Facilities (and in the case of multiple Facilities which are affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of such Facility) provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities;
(h)    amend, waive or otherwise modify the portion of the definition of “Interest Period” to automatically allow intervals in excess of six months, without the written consent of each Lender directly affected thereby;
(i)    (x) subordinate, or have the effect of subordinating, any portion of the Obligations hereunder to any other Indebtedness or other obligation, (y) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation (it being understood that Liens on assets of the Remainco Entities securing any of the foregoing shall not constitute Liens on the Collateral), or (z) permit any Indebtedness for borrowed money (or other similar Indebtedness) that is pari passu in right of Lien priority with any Obligations, in the case of clauses (x), (y) and (z), including any exchange of a portion of the Obligations that results in another class of Indebtedness, without the prior written consent of each Lender adversely affected thereby; provided that, for the avoidance of doubt, (A) the incurrence of Indebtedness permitted under Section 2.14 or Section 7.03(q) (and, in the case of Incremental Equivalent Debt, secured in accordance with Section 7.01(dd)), and any Incremental Amendment entered into in accordance with Section 2.14 (solely to the extent providing for the incurrence of such Indebtedness on the terms permitted by Section 2.14), and (B) any DIP Financing (and any adequate protection Liens and claims in connection therewith) permitted under, or consented to in accordance with, Section 8.04, shall not constitute an amendment, waiver or consent subject to this clause (i);
(j)    amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 (but not the conditions to implementing Incremental Term Loans or Incremental Revolving Credit Commitments pursuant to Section 2.14(d)(v) and Section 2.14(e)) with respect to Incremental Term Loans or Incremental Revolving Credit Commitments and, in each case, the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans or Incremental Revolving Credit Commitments, and does not directly and adversely affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments, (and in the case of multiple Facilities which are directly affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of such Facility); provided, however, that the waivers described in this clause (j) shall not require the consent of any Lenders other than the Required Facility Lenders under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments, as the case may be;
(k)    waive, amend or modify, or have the effect of waiving, amending or modifying, (i) Section 2.14, 7.03(q) or the definition of “Incremental Cap” (other than any Incremental Amendment entered into in accordance with Section 2.14(f), or any amendment, waiver or modification permitted under clause (j) above), (ii) Section 6.11 or the definition of “Guarantor”, (iii) Section 6.19, (iv) Section 7.15 (excluding the last sentence of Section 7.15), (v) Section 8.04, (vi) and the last paragraph of Section 7.05, (vii) Section 9.11(c), (viii) any provision to permit non-pro rata assignments of Loans to the Borrower or any of its Affiliates (including any open market purchase, Dutch auction or similar provisions), (ix) the definitions of “Liability Management Transaction,” “Excluded Subsidiary,” “Subsidiary,” “Collateral,” “Excluded Assets,” “Collateral and Guarantee Requirement,” or “Material Property” (in the case of this clause (ix), solely as they relate to Liability Management Transactions or the provisions referred to in clauses (ii) through (v)), (x) the definition of “Affiliate” or (xi) Section 7.14(c)(y), in each case without the prior written consent of Supermajority Lenders;
(l)    waive, amend or modify this Agreement to permit the creation or the existence of any Subsidiary that would be “unrestricted” without the prior written consent of Supermajority Lenders;
(m)    amend, waive, modify or have the effect of amending, waiving or modifying any provision of the Intercreditor Agreements or any other intercreditor agreement or agreement among lenders (including Section 8.04 (other than Section 8.04(a), which shall be governed by clause (d) above) without the prior written consent of the Supermajority Lenders (it being understood that no such consent (other than the consent of the Administrative Agent or Collateral Agent, as applicable) shall be required for any amendment, waiver or modification that (A) is ministerial or technical in nature or cures any ambiguity, omission, mistake, defect or inconsistency, (B) adds parties or provides for the accession of any Other Debt Representative or holders of Indebtedness permitted to be incurred and secured hereunder in accordance with the terms of such agreement or (C) is not adverse to the Lenders in any respect;
(n)    amend, waive or modify any provision which amendment, waiver or modification, directly or indirectly, has a disproportionate and adverse effect on the PLOC Credit Lenders without the prior written consent of PLOC Credit Lenders holding at least 50% of the PLOC Credit Commitments (or if such Commitments have been terminated, Performance L/C Loans outstanding);
(o)    increase or decrease the amount of any Loan or Commitment hereunder for a primary purpose of influencing voting thresholds under the Loan Documents;
provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Issuance Request relating to any Letter of Credit issued or to be issued by it; (ii) [reserved]; (iii) [reserved]; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (v) Section 10.07(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (vi) the consent of Lenders holding more than 50% of any Class of Commitments or Loans shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments or Collateral hereunder in a manner different than such amendment affects other Classes. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any Pari Passu Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the Other Debt Representatives, as expressly contemplated by the terms of any Pari Passu Intercreditor Agreement, such Junior Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable, pursuant to the terms thereof (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered solely in order (A) to correct or cure ambiguities, errors, omissions or defects, (B) to effect administrative changes of a technical or immaterial nature, (C) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, (D) [reserved], (E) to add benefit to one or more existing Facilities, including but not limited to, increase in margin, interest rate floor, prepayment premium, call protection and reestablishment of or increase in amortization schedule, in order to cause any Incremental Facility to be fungible with any existing Facility and/or (F) to add any financial covenant or other terms for the benefit of all Lenders or any Class of Lenders pursuant to the conditions imposed on the incurrence of any Indebtedness set forth elsewhere in this Agreement, and in each case of clauses (A), (B) and (C), such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. The Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to correct or cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents and, in each case, such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower and the Administrative Agent may enter into any Incremental Amendment in accordance with Section 2.14 and such Incremental Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.
Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower and the Administrative Agent may enter into any amendment, waiver, consent or supplement to this Agreement and such other related changes to this Agreement as may be applicable to amend the definition of “Eurocurrency Rate” with the consents, if any, and in the manner, as set forth therein.
Section 10.02.    Notices and Other Communications; Facsimile Copies.
(a)    General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission or electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower (or any other Loan Party) or the Administrative Agent, the Collateral Agent, an L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02(a) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent, each L/C Issuer.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the Collateral Agent, an L/C Issuer pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. Any notice not given during normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
(b)    Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.
(c)    Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.
(d)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article 2 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such communication. The Administrative Agent, the L/C Issuers or any Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address of notification that such notice or communication is available and identifying the website address therefor.

(e)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
Section 10.03.    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 10.04.    Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Collateral Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to one primary counsel and one local counsel as reasonably necessary in each relevant jurisdiction, and including the reimbursement of one financial advisor for the Administrative Agent) and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent and the Collateral Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs which shall be limited to Attorney Costs of one counsel to the Administrative Agent (and one local counsel as reasonably necessary in each relevant jurisdiction) and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction) and including the reimbursement of one financial advisor for the Administrative Agent. The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three (3) Business Days of the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.
For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 10.05.    Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender, each L/C Issuer and their respective Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing (collectively, the “Indemnitees”) from and against any and all liabilities (including Environmental Liabilities), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an Agent under any Facility and other than any claims arising out of any act or omission of Holdings, the Borrower or any of its Affiliates). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Intralinks, Debtdomain, Roadshow Access (if applicable) or other similar information transmission systems in connection with this Agreement, nor, to the extent permissible under applicable Law, shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses in each case subject to the indemnification provisions of this Section 10.05); it being agreed that this sentence shall not limit the indemnification obligations of Holdings, the Borrower or any Subsidiary. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund the amount of any payment to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05.
The agreements in this Section 10.05 shall survive the resignation or removal of the Administrative Agent or Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 10.06.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect, in the applicable currency of such recovery or payment.
Section 10.07.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 10.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(j) or (iv) to an SPC in accordance with the provisions of Section 10.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding anything to the contrary, (x) no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender or a Disqualified Lender (and any failure of the Borrower to respond to any request for consent of assignment shall not cause such Person to cease to constitute a Disqualified Lender), (ii) a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or (iii) to Existing Credit Agreement Holdings, Existing Credit Agreement Borrower, Holdings, the Borrower or any of their respective Subsidiaries and (y) no Lender may assign any of its rights or obligations under the Revolving Credit Facility or Revolving Credit Exposure hereunder without the consent of the Borrower (not to be unreasonably withheld, delayed or conditioned) unless (i) such assignment is by a Revolving Credit Lender to another Revolving Credit Lender or an Affiliate of such assigning Revolving Credit Lender or (ii) an Event of Default under Section 8.01(a) or, solely with respect to Holdings or the Borrower, Section 8.01(f) has occurred and is continuing; provided that the Borrower shall be deemed to have consented to any assignment unless the Borrower shall have objected thereto within ten (10) Business Days after it has received the written request therefor. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
If any Loans or Commitments are assigned or participated to a Disqualified Lender, then: (a) the Borrower may (i) terminate any Commitment of such person and prepay any applicable outstanding Loans at a price equal to the lesser of (x) the current trading price of the Loans, (y) par and (z) the amount such person paid to acquire such Loans, in each case, without premium, penalty, prepayment fee or breakage, and/or (ii) require such person to assign its rights and obligations to one or more Eligible Assignees at the price indicated above (which assignment shall not be subject to any processing and recordation fee) and if such person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such person, then such person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (b) no such person shall receive any information or reporting provided by the Borrower, the Administrative Agent or any Lender, (c) for purposes of voting, any Loans or Commitments held by such person shall be deemed not to be outstanding, and such person shall have no voting or consent rights with respect to “Required Lender” or class votes or consents, (d) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected class (giving effect to clause (c) above) so approves, and (e) such person shall not be entitled to any expense reimbursement or indemnification rights under any Loan Documents (including Sections 10.04 and 10.05) and the Borrower expressly reserves all rights against such person under contract, tort or any other theory and shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall only apply to a Disqualified Lender and not to any assignee of such Disqualified Lender that becomes a Lender so long as such assignee is not a Disqualified Lender or an affiliate thereof.
The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (b) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
(b)     (i) Subject to Section 10.07(a) and the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:
(A)    the Borrower; provided that no consent of the Borrower shall be required for (i) an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) an assignment related to Revolving Credit Commitments or Revolving Credit Exposure by a Revolving Credit Lender to another Revolving Credit Lender or an Affiliate of such Revolving Credit Lender, (iii) if an Event of Default under Section 8.01(a) or, solely with respect to Holdings or the Borrower, Section 8.01(f) has occurred and is continuing or (iv) any assignment made in connection with the primary syndication of the Facilities to Eligible Assignees approved by the Borrower on or prior to the Closing Date;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;
(C)    each L/C Issuer at the time of such assignment; provided that no consent of the L/C Issuers shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure; and
(D)    [reserved];
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $1,000,000 (in the case of each Revolving Credit Loan or Revolving Credit Commitment), $1,000,000 (in the case of a Term Loan), and shall be in increments of an amount of $250,000 (in the case of each Revolving Credit Loan or Revolving Credit Commitment) or $250,000 (in the case of Term Loans) in excess thereof (provided that simultaneous assignments to or from two or more Approved Funds shall be aggregated for purposes of determining compliance with this Section 10.07(b)(ii)(A)), unless the Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and
(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the Assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms required pursuant to Section 3.01(d);
(D)    each assignment of Second Out Extended Revolving Credit Commitments or PLOC Credit Commitments shall include an assignment of such assigning Lender’s Second Out Extended Revolving Credit Commitments and PLOC Credit Commitments on a pro rata basis; and
(E)    notwithstanding anything to the contrary in this Section 10.07 or any other provision of this Agreement or any other Loan Document, no Lender may assign all or any portion of its PLOC Credit Commitments or Performance L/C Loans unless (1) the assigning Lender (or its Affiliate that holds Existing Credit Agreement Performance L/C Commitments) simultaneously assigns to the same Assignee (or an Affiliate of such Assignee) a proportionate share of its Existing Credit Agreement Performance L/C Commitments, together with its related participations and other rights and obligations in respect of the "Performance L/C Commitments" under the Existing Credit Agreement, in accordance with the Existing Credit Agreement Documents; (2) the percentage of the assigning Lender's PLOC Credit Commitments (or, if such Commitments have terminated, Performance L/C Loans) being assigned equals the percentage of its Existing Credit Agreement Performance L/C Commitments being assigned; and (3) the Administrative Agent has received evidence reasonably satisfactory to it that the corresponding assignment under the Existing Credit Agreement has been consummated, or will be consummated and recorded under the Existing Credit Agreement on the same date. The Administrative Agent may rely conclusively on a written certification from the Existing Credit Agreement Agent, or from the assigning Lender and the Assignee, to that effect.
Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment or Loans assigned, except this paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to Sections 10.07(d) and (e), from and after the effective date specified in each Assignment and Assumption, (1) the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note(s), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(f).
(d)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to such Lender’s own interest only, any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties intend that all Loans will be at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).
(e)    Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, an Administrative Questionnaire completed in respect of the assignee (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, if required, and, if required, the Borrower, and each L/C Issuer to such assignment and any applicable tax forms required pursuant to Section 3.01(d), the Administrative Agent shall promptly (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
(f)    Any Lender may at any time sell participations to any Person, subject to clause (x) of the first proviso of Section 10.07(a) (each, a “Participant”), in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso to Section 10.01 that requires the affirmative vote of such Lender, in each case to the extent the Participant is directly and adversely affected thereby. Subject to Section 10.07(g), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Sections 3.06 and 3.07) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.07 with respect to any Participant. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.13 as though it were a Lender. Each Participant and each SPC will provide any applicable tax forms required pursuant to Section 3.01(d) solely to the participating Lender or Granting Lender. Each Lender that sells a participation or grants a Loan to an SPC shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s and each SPC’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or Letters of Credit or its other obligations under any Loan Document) except to the extent that (w) such disclosure is necessary in connection with an audit or other proceeding to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, upon request of the Borrower, to confirm no Participant or SPC of Term Loans is a Disqualified Lender, a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person. The entries in the Participant Register shall be conclusive and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(g)    A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent the entitlement to a greater amount results from a change in Law after the sale of the participation to such Participant.
(h)    [Reserved].
(i)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Sections 3.06 and 3.07), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except, in the case of Sections 3.01 or 3.04, to the extent the entitlement to a greater amount results from a change in Law after the grant to the SPC, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any Rating Agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(j)    Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it (and in the case of any Fund, such security interest may be created in favor of the trustee for holders of obligations owed or securities issued, by such Fund as security for such obligations or securities), including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that unless and until such pledgee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such pledgee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such pledgee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(k)    Notwithstanding anything to the contrary contained herein, any L/C Issuer may, upon thirty (30) days’ notice to the Borrower and the Revolving Lenders (in the case of an L/C Issuer) resign as an L/C Issuer, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified a successor L/C Issuer reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer, as applicable, unless, at the option of the Borrower, the Borrower shall have appointed one or more L/C Issuers from among the Lenders willing to accept such appointment as a successor L/C Issuer hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).
Section 10.08.    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and not to disclose such information, except that Information may be disclosed (a) to its Affiliates and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates); provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (c) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities or market data collectors, similar services providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents; (d) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (e) to any other party to this Agreement; (f) subject to an agreement containing provisions at least as restrictive as those set forth in this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(j), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement (provided that the disclosure of any such Information to any Lenders or Eligible Assignees or Participants shall be made subject to the acknowledgement and acceptance by such Lender, Eligible Assignee or Participant that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 10.08 or as otherwise reasonably acceptable to the Borrower, including, without limitation, as agreed in the Borrower Materials) in accordance with the standard processes of the Administrative Agent or customary market standards for dissemination of such type of Information); (g) with the written consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or its Affiliates (so long as such source is not known to the Administrative Agent, such Lender, such L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (i) [reserved]; (j) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (k) in connection with establishing a “due diligence” defense or (l) to the extent such Information is independently developed by the Administrative Agent, such Lender, such L/C Issuer or any of their respective Affiliates; provided that no disclosure shall be made to any Disqualified Lender. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Borrower or any of their Subsidiaries or its business, other than any such information that is publicly available to any Agent, any L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that all information received after the Closing Date from Holdings, the Borrower or any of their Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules or regulations to a governmental, regulatory or self-regulatory authority without any notification to any person.
Section 10.09.    Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent, each Lender and their respective Affiliates is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Agent, Lender and Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have. No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.
Section 10.10.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.11.    Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by an original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.
Section 10.12.    Integration; Termination. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
Section 10.13.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
Section 10.14.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.15.    GOVERNING LAW.
(a)    THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT AS EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT

ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.
Section 10.16.    WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 10.17.    Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties, the Administrative Agent, the Collateral Agent and the L/C Issuers and the Administrative Agent shall have been notified by each Lender, and the L/C Issuers that each Lender, and the L/C Issuers have executed it and thereafter this Agreement shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
Section 10.18.    USA PATRIOT Act. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.
Section 10.19.    No Advisory or Fiduciary Responsibility.
(a)    In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agents or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.
(b)    Each Loan Party acknowledges and agrees that each Lender and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, Holdings, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender or Affiliate thereof were not a Lender and without any duty to account therefor to any other Lender, Holdings, the Borrower or any Affiliate of the foregoing. Each Lender and any Affiliate thereof may accept fees and other consideration from Holdings, the Borrower or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender, Holdings, the Borrower or any Affiliate of the foregoing. Some or all of the Lenders may have directly or indirectly acquired certain equity interests (including warrants) in Holdings, the Borrower or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to Holdings, the Borrower or an Affiliate thereof. Each party hereto, on its behalf and on behalf of its Affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as arranger or agent thereunder and such Lender or any Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by Holdings, the Borrower or an Affiliate thereof.
Section 10.20.    Electronic Execution. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, each L/C Issuer, and each Lender (collectively, each, a “Lender Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor any L/C Issuer, is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent and/or any L/C Issuer has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
Neither the Administrative Agent nor any L/C Issuer shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, each L/C Issuer shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document and (ii) waives any claim against the Administrative Agent and each Lender Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 10.21.    [Reserved].
Section 10.22.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures any Lender could purchase the specified currency with such other currency at such Lender’s New York office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in such other currency such Lender may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to such Lender in the specified currency, such Lender agrees to remit such excess to the Borrower.
Section 10.23.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto to any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.24.    Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Facilities or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars,” “in immediately available funds,” “in cash” or any other similar requirement.
Section 10.25.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 10.26, the following terms have the following meanings:
(i)    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)    “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
ARTICLE 11
Guaranty
Section 11.01.    The Guaranty. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not merely as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Obligations (other than with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by the Borrower or any other Loan Party under any Loan Document or (i) by Existing Credit Agreement Borrower or any of its Subsidiaries under any Secured Hedge Agreement or any Treasury Services Obligations or any Secured Bilateral Letter of Credit Facility, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) or the Existing Credit Agreement Borrower or its Subsidiaries, as applicable, shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
Section 11.02.    Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Secured Hedge Agreements, Treasury Services Obligations, the Secured Bilateral Letter of Credit Facilities, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(i)    at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)    any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iii)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.10 any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(iv)    any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
(v)    the release of any other Guarantor pursuant to Section 11.10.
The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement, the Secured Hedge Agreements, Treasury Services Obligations, the Secured Bilateral Letter of Credit Facilities or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
Section 11.03.    Reinstatement. The obligations of the Guarantors under this Article 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise. This Section 11.03 shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 11.04.    Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than (x) obligations under Secured Hedge Agreements, Treasury Services Obligations and Secured Bilateral Letter of Credit Facilities not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of the Commitments of the Lenders under this Agreement, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Sections 7.03(b)(ii) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Global Newco

Intercompany Subordination Agreement; provided, that, for the avoidance of doubt, nothing in this Agreement or any other Loan Document shall subordinate any Intercompany Credit Agreement Documents, any obligations thereunder or any Intercompany Credit Agreement Collateral.
Section 11.05.    Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.
Section 11.06.    Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article 11 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
Section 11.07.    Continuing Guaranty. The guarantee in this Article 11 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
Section 11.08.    General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 11.09.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that none of any Agent, any L/C Issuer or any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.
Section 11.10.    Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, a Subsidiary Guarantor is released in accordance with Section 9.11, such Subsidiary Guarantor shall, upon the consummation of the transaction related to such release, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document shall be automatically released, and, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent and the Collateral Agent shall, at such Subsidiary Guarantor’s expense and reasonable request, take such actions as are necessary to effect each release described in this Section 11.10 in accordance with the relevant provisions of the Collateral Documents; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Specified Indebtedness.
When all Commitments hereunder have terminated, and all Loans or other Obligations (other than (i) obligations under Treasury Services Agreements, Secured Hedge Agreements or Secured Bilateral Letter of Credit Facilities and (ii) contingent indemnification and expense reimbursement obligations not yet accrued and payable) hereunder which are accrued and payable have been paid or satisfied, and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related thereto has been Cash

Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place), this Agreement, the other Loan Documents and the guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement or the other Loan Documents. The Collateral Agent shall, at each Guarantor’s expense and reasonable request, take such actions as are necessary to release any Collateral owned by such Guarantor in accordance with the relevant provisions of the Collateral Documents.
Section 11.11.    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.11 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuers, and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuers, and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
Section 11.12.    Cross-Guaranty. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.12 for up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 11.12 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 11.12 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full and all Commitments have been terminated. Each Qualified ECP Guarantor intends that this Section 11.12 constitute, and this Section 11.12 shall be deemed to constitute, an agreement for the benefit of each Specified Guarantor for all purposes of the Commodity Exchange Act.
Section 11.13.    Cashless Roll. It is hereby acknowledged and agreed that each of the Second Out Revolving Credit Lenders on the Closing Date (the “Rolling Lenders”) is a lender pursuant to the Existing Credit Agreement immediately prior to giving effect to the Existing Credit Agreement Amendment No. 5. Notwithstanding anything else set forth herein, each Rolling Lender shall be deemed to have funded all of its Revolving Credit Facility Loans on the Closing Date (the “Rolled Amount”) hereunder pursuant to a cashless settlement of an equal amount of such Rolling Lender’s outstanding Loans under the Existing Credit Agreement immediately prior to giving effect to the Existing Credit Agreement Amendment No. 5 (the “Cashless Roll”), and the Cashless Roll shall be deemed to comply with any requirement hereunder or any other Loan Document that the Rolling Lenders provide funds up to the Rolled Amount on the Closing Date “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
CONDUENT GOVERNMENT HOLDINGS I, LLC, as Holdings
By:    /s/ Giles Goodburn
Name:    Giles Goodburn
Title:    Treasurer
CONDUENT GOVERNMENT HOLDINGS II, LLC, as the Borrower
By:    /s/ Giles Goodburn
Name:    Giles Goodburn
Title:    Treasurer
CONDUENT EDI SOLUTIONS, INC.
CONDUENT PUBLIC HEALTH SOLUTIONS, INC.
CONDUENT CARE AND QUALITY SOLUTIONS, INC.
CONDUENT HERITAGE, LLC
CONDUENT STATE HEALTHCARE, LLC
By:    /s/ Giles Goodburn
Name:    Giles Goodburn
Title:    Chief Financial Officer
CONDUENT FEDERAL SOLUTIONS, LLC
By:    /s/ Giles Goodburn
Name:    Giles Goodburn
Title:    Executive Vice President
[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent
By:    /s/ Andrew J. Maidman
Name:    Andrew J. Maidman
Title:    Senior Vice President
[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Revolving Credit Lender and an L/C Issuer
By:    /s/ Andrew J. Maidman
Name:    Andrew J. Maidman
Title:    Senior Vice President
[Signature Page to Credit Agreement]

CITICORP NORTH AMERICA, INC., as a Revolving Credit Lender
By:    /s/ Yannis Theoharis
Name:    Yannis Theoharis
Title:    Vice President
[Signature Page to Credit Agreement]

CITIBANK, N.A., as a Revolving Credit Lender and an L/C Issuer
By:    /s/ Yannis Theoharis
Name:    Yannis Theoharis
Title:    Vice President
[Signature Page to Credit Agreement]

HSBC BANK USA, N.A., as a Revolving Credit Lender
By:    /s/ Mark Zeis
Name:    Mark Zeis
Title:    SVP
[Signature Page to Credit Agreement]

WELL FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Credit Lender and an L/C Issuer
By:    /s/ Daven Ashok Patel
Name:    Daven Ashok Patel
Title:    Executive Director

[Signature Page to Credit Agreement]

SANTANDER BANK, N.A., as a Revolving Credit Lender and an L/C Issuer
By:    /s/ Jeffrey G. Millman
Name:    Jeffrey G. Millman
Title:    Vice President

[Signature Page to Credit Agreement]

TRUIST BANK, as a Revolving Credit Lender and an L/C Issuer
By:    /s/ John L. Saylor
Name:    John L. Saylor
Title:    Senior Vice President
[Signature Page to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Revolving Credit Lender and an L/C Issuer
By:    /s/ Peter Szafran
Name:    Peter Szafran
Title:    Senior Vice President
[Signature Page to Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Revolving Credit Lender and an L/C Issuer
By:    /s/ Jeffrey Claerr
Name:    Jeffrey Claerr
Title:    Senior Vice President

[Signature Page to Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Second Out Lender

By: /s/ S. Bradley McDougall
Name: S. Bradley McDougall
Title: Vice President

[Signature Page to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Non-Extending Revolving Credit Lender

By: /s/ Ivan Medarov
Name: Ivan Medarov
Title: Duly Authorized Signatory

[Signature Page to Credit Agreement]

CITIZENS BANK N.A., as a Second Out Lender

By: /s/ Luke Kleppan
Name: Luke Kleppan
Title: Vice President

[Signature Page to Credit Agreement]

MIZUHO BANK, LTD, as a Second Out Lender

By: /s/ Jonathan Lasner
Name: Jonathan Lasner
Title: Managing Director
[Signature Page to Credit Agreement]

MUFG BANK, LTD., as a Second Out Lender

By: /s/ Li Han
Name: Li Han
Title: Director

MUFG BANK, LTD., as a Second Out Lender

By: /s/ Li Han
Name: Li Han
Title: Director
[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Second Out Lender

By: /s/ Glenn E. Debs
Name: Glenn E. Debs
Title: Vice President

[Signature Page to Credit Agreement]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Second Out Lender
By:    /s/ Hittie Lee
Name:    Hittie Lee
Title:    SVP

[Signature Page to Credit Agreement]

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Second Out Lender

By: /s/ Dónal Walsh
Name: Dónal Walsh
Title: Authorised Signatory

By: /s/ David Byrne
Name: David Byrne
Title: Authorised Signatory

[Signature Page to Credit Agreement]